Exhibit 10.1

EXECUTION VERSION

DDTL CUSIP: 12508LAB1

DRCF CUSIP: 12508LAC9

MCRCF CUSIP: 12508LAD7

UKRCF CUSIP: 12508LAE5

CREDIT AGREEMENT

dated as of October 31, 2017,

among

CBRE SERVICES, INC.,

CBRE GROUP, INC.,

CERTAIN SUBSIDIARIES OF

CBRE SERVICES, INC.,

THE LENDERS NAMED HEREIN

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

JPMORGAN CHASE BANK, N.A.,

THE BANK OF NOVA SCOTIA,

HSBC BANK USA, N.A.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

THE ROYAL BANK OF SCOTLAND PLC,

as Joint Lead Arrangers and Joint Bookrunners

WELLS FARGO SECURITIES, LLC,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents

THE BANK OF NOVA SCOTIA,

HSBC BANK USA, N.A.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

THE ROYAL BANK OF SCOTLAND PLC,

as Co-Documentation Agents

i

Exhibits

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Borrower Repurchase Assignment and Acceptance
Exhibit D	Auction Procedures
Exhibit E	Form of Borrowing Request
Exhibit F-1	Form of Borrowing Subsidiary Agreement
Exhibit F-2	Form of Borrowing Subsidiary Termination

Exhibit G	Form of Guarantee Agreement
Exhibit H-1	[Reserved]
Exhibit H-2	[Reserved]
Exhibit I-1	Form of U.S. Tax Compliance Certificate
Exhibit I-2	Form of U.S. Tax Compliance Certificate
Exhibit I-3	Form of U.S. Tax Compliance Certificate
Exhibit I-4	Form of U.S. Tax Compliance Certificate
Exhibit J-1	Form of Competitive Bid Request
Exhibit J-2	Form of Notice of Competitive Bid Request
Exhibit J-3	Form of Competitive Bid
Exhibit J-4	Form of Competitive Bid Accept/Reject Letter

Schedules

Schedule 1.01(a)	Subsidiary Guarantors
Schedule 1.01(c)	Approved Take Out Parties
Schedule 1.01(d)	Existing Letters of Credit
Schedule 2.01	Lenders
Schedule 2.01(a)	Issuing Bank Commitments
Schedule 4.02(a)	Foreign Counsel
Schedule 6.01(a)	Indebtedness
Schedule 6.02(a)	Liens

CREDIT AGREEMENT dated as of October 31, 2017 (this “Agreement”), among CBRE SERVICES, INC., a Delaware corporation (the “U.S. Borrower”), CBRE LIMITED, a limited company organized under the laws of England and Wales (with company no: 3536032) (the “U.K. Borrower”), CBRE LIMITED, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CBRE PTY LIMITED, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CBRE LIMITED, a company organized under the laws of New Zealand (the “New Zealand Borrower”), CBRE GROUP, INC., a Delaware corporation (“Holdings”), the Lenders (as defined in Article I), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, together with its successor in such capacity, the “Administrative Agent”) for the Lenders.

The Borrowers have requested the Lenders to extend credit in the form of (a) Tranche A Loans (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given it in Article I) to the U.S. Borrower on up to two occasions on and after the Closing Date and on or prior the Delayed Draw Termination Date in an aggregate principal amount of up to $750,000,000 and (b) Revolving Loans in the form of (i) Domestic Revolving Loans to the U.S. Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $2,300,000,000, (ii) Multicurrency Revolving Loans to the U.S. Borrower, the Canadian Borrower, the Australian Borrower and the New Zealand Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $200,000,000 and (iii) U.K. Revolving Loans to the U.S. Borrower and the U.K. Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $300,000,000. The Borrowers may request any N.Z. Swingline Lender to extend credit in the form of N.Z. Swingline Loans to the New Zealand Borrower, in an aggregate principal amount at any time outstanding not in excess of $50,000,000 under the Multicurrency Revolving Credit Commitments. The Borrowers have requested the Issuing Banks to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $200,000,000 under the Revolving Credit Commitments, to support payment obligations of the Borrowers and their Subsidiaries. The proceeds of the Tranche A Loans will be used by the U.S. Borrower to finance a portion of the Existing Tranche A Loan Refinancing, the Existing Tranche B Loan Prepayment, to pay fees and expenses in connection therewith and for other general corporate purposes of the U.S. Borrower and its Subsidiaries. The proceeds of the Revolving Loans and N.Z. Swingline Loans, and the Letters of Credit, are to be used from time to time for working capital and other general corporate purposes of the Borrowers and their Subsidiaries.

The Lenders are willing to extend such credit to the Borrowers, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers, in each case on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptance Fee” shall mean a fee payable in Canadian Dollars by the Canadian Borrower to the Administrative Agent for the account of a Canadian Lender with respect to the acceptance of a B/A or the making of a B/A Equivalent Loan on the date of such acceptance or loan, calculated on the face amount of the B/A or the B/A Equivalent Loan at the rate per annum applicable on such date as set forth in the row labeled “Fixed Rate Spread” in the definition of the term “Applicable Percentage” on the basis of the number of days in the applicable Contract Period (including the date of acceptance and excluding the date of maturity) and a year of 365 days (it being agreed that the rate per annum applicable to any B/A Equivalent Loan is equivalent to the rate per annum otherwise applicable to the Bankers’ Acceptance which has been replaced by the making of such B/A Equivalent Loan pursuant to Section 2.24).

“Accepting Lenders” shall have the meaning assigned to such term in Section 9.20(a).

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to Holdings and its consolidated subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Acquisition” shall mean the acquisition by the U.S. Borrower or any Subsidiary of all or any substantial part of the assets of a person or a line of business of a person or at least a majority of the Equity Interests of a person.

“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Advance Agent” shall mean Credit Suisse AG, acting through such Affiliates or branches as it may designate, as competitive advance facility agent.

“Affected Class” shall have the meaning assigned to such term in Section 9.20(a).

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

“Aggregate Competitive Loan Exposure” shall mean the aggregate amount of the Lenders’ Competitive Loan Exposures.

“Aggregate Domestic Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Domestic Revolving Credit Exposures.

“Aggregate Multicurrency Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Multicurrency Revolving Credit Exposures.

“Aggregate U.K. Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ U.K. Revolving Credit Exposures.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.17(b).

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day (or, in the case of a Dollar Loan to the Canadian Borrower, the U.S. Base Rate), (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the sum of (i) the Adjusted LIBO Rate in effect on such day for a one-month Interest Period (or if such day is not a Business Day, the immediately preceding Business Day) and (ii) 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) as an authorized information vendor for the purpose of displaying such rates) for a period equal to one month. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the U.S. Base Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the U.S. Base Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternative Currency” shall mean (a) with respect to U.K. Revolving Loans and U.K. Letters of Credit, Pounds and Euro, (b) with respect to Multicurrency Loans and Multicurrency Letters of Credit, Australian Dollars, Canadian Dollars and New Zealand Dollars and (c) with respect to Incremental Revolving Loans and Incremental Term Loans, Pounds, Euro or any other currency reasonably acceptable to the Administrative Agent and the Incremental Revolving Credit Lenders or Incremental Term Lenders.

“Alternative Currency Equivalent” shall mean, on any date of determination, with respect to any amount denominated in dollars in relation to any specified Alternative Currency, the equivalent in such specified Alternative Currency of such amount in dollars, determined by the Administrative Agent pursuant to Section 1.04 using the applicable Exchange Rate then in effect.

“ANZ Sublimit” shall mean $100,000,000.

“Applicable Percentage” shall mean, for any day, subject to Section 2.07,

(a) with respect to the Revolving Credit Commitments, Revolving Loans and the Tranche A Loans, at any time,

(i) the applicable percentage set forth in the grid below under the caption “Facility Fee Revolving Credit Commitments”, “Ticking Fee”, “Fixed Rate Spread Tranche A Loans”, “Daily Rate Spread Tranche A Loans”, “Fixed Rate Spread Revolving Loans” or “Daily Rate Spread Revolving Loans”, as the case may be, based upon the Credit Rating as of the relevant date of determination.

For purposes of the foregoing, (x) if the Credit Ratings established or deemed to have been established by Moody’s, Fitch and S&P shall fall within different Categories, the Applicable Percentage shall be based on the Category in which the highest rating falls unless the two highest ratings differ by two or more Categories, in which case the Applicable Percentage shall be based on the Category one level below the Category in which the highest rating falls and (y) if the Credit Ratings established or deemed to have been established by S&P, Fitch or Moody’s shall be changed (other than as a result of a change in the rating system of S&P, Fitch or Moody’s), such change shall be effective on the earlier of the date on which such change is publicly announced and the date on which Holdings or any of its Subsidiaries receives written notice of such change. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

If the rating system of S&P, Fitch or Moody’s shall change, or if any rating agency shall cease to be in the business of providing issuer or long-term debt ratings, as the case may be, the U.S. Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the rating of the other rating agencies (or, if the circumstances referred to in this sentence shall affect two or more such rating agencies, the ratings most recently in effect prior to such changes or cessations).

Category	Credit Rating			Ticking Fee	Fixed Rate Spread Tranche A Loans	Daily Rate Spread Tranche A Loans	Fixed Rate Spread Revolving Loans	Daily Rate Spread Revolving Loans	Facility Fee Revolving Credit Commitments
	S&P	Fitch	Moody’s
Category 1	≥ A-	≥ A-	≥ A3	0.100%	0.875%	0.0%	0.775%	0.0%	0.100%
Category 2	BBB+	BBB+	Baa1	0.125%	1.000%	0.0%	0.875%	0.0%	0.125%
Category 3	BBB	BBB	Baa2	0.150%	1.150%	0.150%	1.000%	0.0%	0.150%
Category 4	≤ BBB-	≤ BBB-	≤ Baa3	0.175%	1.250%	0.250%	1.075%	0.075%	0.175%

(b) with respect to any Incremental Term Loan or Incremental Revolving Loan, the “Applicable Percentage” set forth in the Incremental Assumption Agreement relating thereto, and

(c) with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Percentage” set forth in the Loan Modification Agreement relating thereto.

“Approved Credit Support” shall mean a reimbursement, indemnity or similar obligation issued by a person (the “Support Provider”) pursuant to which the Support Provider agrees to reimburse, indemnify or hold harmless the U.S. Borrower or any Subsidiary for any Indebtedness, liability, or other obligation of the U.S. Borrower or such Subsidiary, but only to the extent (a) the Support Provider satisfies the criteria set forth in clause (a), (b), (c) or (d) of the definition of the term “Approved Take Out Party” or (b) the obligations of the Support Provider are secured by an irrevocable third-party letter of credit from a financial institution with a senior unsecured non-credit-enhanced long-term debt rating of A- or higher from S&P and A3 or higher from Moody’s.

“Approved Take Out Commitment” shall mean a Take Out Commitment (a) no less than 90% of which is issued by an Approved Take Out Party (with any remaining percentage being provided by TCC or any of its Affiliates, in an aggregate amount for all such Take Out Commitments provided by TCC and its Affiliates not to exceed $10,000,000) and (b) in which the funding obligation of the issuer of such Take Out Commitment is not subject to any material condition other than (i) completion of construction in accordance with all requirements of applicable law and agreed plans and specifications and by a date certain, (ii) issuance of a certificate of occupancy and (iii) in the event the underlying transaction involves a Qualifying Lease, the commencement of payment of rent thereunder by the tenant thereunder. Any Approved Take Out Commitment shall cease to be an Approved Take Out Commitment (x) if the issuer of such Take Out Commitment (other than TCC or any of its Affiliates) at any time no longer meets the definition of “Approved Take Out Party” (provided that the failure of one (but not more than one) such provider of a Take Out Commitment to satisfy the definition of “Approved Take Out Party” shall not result in the disqualification of such Take Out Commitment pursuant to this clause (x) so long as, at the time such Take Out Commitment was initially issued, such provider satisfied the definition of Approved Take Out Party and only failed to meet such definition due to its inability to meet the requirements outlined in (a) or (b) in the definition of “Approved Take Out Party” after the issuance of such Take Out Commitment), (y) to the extent the issuer of such Approved Take Out Commitment fails or refuses to fund under such Approved Take Out Commitment or notifies Holdings or any Subsidiary of its intention to not fund under such Approved Take Out Commitment or (z) at such time as Holdings or any Borrower acquires actual knowledge that the Approved Take Out Commitment will not fund.

“Approved Take Out Party” shall mean a person that issues a Take Out Commitment and that satisfies any of the following criteria: (a) the senior unsecured non-credit-enhanced long-term debt of such person is rated BBB or higher by S&P or Baa2 or higher by Moody’s, (b) such person is an endowment or pension fund (or such Take Out Commitment is guaranteed by an endowment or pension fund) in compliance with ERISA and having net liquid assets and a consolidated net worth (including equity commitments) determined in accordance with GAAP (as reflected in its most recent annual audited financial statements issued within 12 months of the date of determination) of not less than $500,000,000, (c) such person is set forth on Schedule 1.01(c) or (d) such person is otherwise approved by the Administrative Agent after receipt of all information necessary to make such determination.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Auction” shall mean an auction pursuant to which a Borrower offers to purchase Term Loans pursuant to the Auction Procedures.

“Auction Procedures” shall mean the procedures set forth in Exhibit D.

“Australian Dollars” or “A$” shall mean the lawful currency of Australia.

“Available Cash” shall mean, on any date, the amount of cash and cash equivalents held by Holdings and the Subsidiaries on such date as determined in accordance with GAAP, less the amount thereof that is reflected as “Cash Surrender Value for Insurance Policy for Deferred Compensation Plan”, “Prepaid Pension Costs” or “restricted” on the most recent balance sheet of Holdings delivered pursuant to this Agreement.

“B/A Borrowing” shall mean a Borrowing comprised of one or more Bankers’ Acceptances or, as applicable, B/A Equivalent Loans. For greater certainty, all provisions of this Agreement that are applicable to Bankers’ Acceptances are also applicable, mutatis mutandis, to B/A Equivalent Loans.

“B/A Equivalent Loan” shall have the meaning assigned to such term in Section 2.24(h).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Bill Rate” shall mean, in relation to an Interest Period for any Loan denominated in Australian Dollars or New Zealand Dollars, the rate determined by the Administrative Agent (or, in the case of any N.Z. Swingline Loan, the N.Z. Swingline Lender) to be the average bid rate displayed at or about 10:30 a.m. (Local Time) on the first day of such Interest Period on the Reuters screen BBSY page (for Australian Dollars) or BKBM page (for New Zealand Dollars), for a term equivalent to such Interest Period. If (a) for any reason there is no rate displayed for a period equivalent to such Interest Period or (b) the basis on which such rate is displayed is changed and in the reasonable opinion of the Administrative Agent (or, in the case of any N.Z. Swingline Loan, the N.Z. Swingline Lender) such rate ceases to reflect the cost to a majority in interest of the Multicurrency Revolving Credit Lenders of funding to the same, then the Bank Bill Rate shall be the rate determined by the Administrative Agent (or, in the case of any N.Z. Swingline Loan, the N.Z. Swingline Lender) to be the average of the buying rates quoted to the Administrative Agent (or, in the case of any N.Z. Swingline Loan, the N.Z. Swingline Lender) by three reference banks selected by it at or about that time on that date for bills of exchange that are accepted by an Australian bank or a New Zealand bank, as the case may be, and that have a term equivalent to the Interest Period. If there are no such buying rates the rate shall be the rate reasonably determined by the Administrative Agent (or, in the case of any N.Z. Swingline Loan, the N.Z. Swingline Lender) to be its cost of funds. Rates will be expressed as a yield percent per annum to maturity and rounded up or down, if necessary, to the nearest two decimal places. When used in reference to any Loan or Borrowing, the term “Bank Bill Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Bank Bill Rate.

“Bankers’ Acceptance” and “B/A” shall mean a non-interest bearing instrument denominated in Canadian dollars, drawn by the Canadian Borrower, and accepted by a Multicurrency Lender in accordance with this Agreement, and shall include a depository note within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrower Repurchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and a Borrower, and accepted by the Administrative Agent, substantially in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Borrowers” shall mean, collectively, the U.S. Borrower, the Australian Borrower, the Canadian Borrower, the New Zealand Borrower and the U.K. Borrower and any other wholly owned Subsidiary of the U.S. Borrower that becomes a party hereto as a Borrower pursuant to Section 9.18.

“Borrowing” shall mean (a) Loans of the same Class and Type and in the same currency made, converted or continued on the same date and, in the case of a Fixed Rate Loan, as to which a single Interest Period or Contract Period, as the case may be, is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a N.Z. Swingline Loan.

“Borrowing Minimum” shall mean $5,000,000, £2,000,000, €2,000,000, A$1,000,000, NZ$1,000,000 or C$1,000,000, as the case may be.

“Borrowing Multiple” shall mean $1,000,000, £500,000, €500,000, A$250,000, NZ$250,000 or C$250,000, as the case may be.

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit E or such other form as shall be approved by the Administrative Agent.

“Borrowing Subsidiary Agreement” shall mean a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” shall mean a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude (a) any day on which banks are not open for dealings in dollar deposits in the London interbank market (if such Eurocurrency Loan is denominated in dollars) and (b) any day that is not a TARGET Day (if such Eurocurrency Loan is denominated in Euro), and, when used in connection with any Calculation Date or determining any date on which any amount is to be paid or made available in an Alternative Currency other than Euro, the term “Business Day” shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of such Alternative Currency.

“Calculation Date” shall mean (a) the date on which any Multicurrency Loan or U.K. Loan is made, (b) the date of issuance, extension or renewal of any Multicurrency Letter of Credit or U.K. Letter of Credit, (c) the date of conversion or continuation of any Multicurrency Borrowing or U.K. Borrowing pursuant to Section 2.10 or (d) such additional dates as the Administrative Agent shall specify.

“Canadian Dollars” or “C$” shall mean the lawful currency of Canada.

“Canadian Prime Rate” shall mean, on any day, the annual rate of interest equal to the greater of: (a) the annual rate of interest determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in Toronto, Ontario on such day for interest rates on Canadian Dollar-Denominated commercial loans made in Canada; and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate in effect on such day and (ii) 1%. When used in reference to any Loan or Borrowing, “Canadian Prime Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Sublimit” shall mean $75,000,000.

“Capital Lease Obligations” of any person shall mean, as applied to such person, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“CBRE Clarion” shall mean CBRE Clarion Securities LLC, a Delaware limited liability company and an indirect majority owned subsidiary of CBRE Clarion CRA Holdings, Inc.

“CBRE Clarion Units” shall mean the Class A Units and Class B Units of CBRE Clarion.

“CBRE CM” shall mean, collectively, (a) CBRE Capital Markets, Inc., a Texas corporation and (b) CBRE Capital Markets of Texas, L.P., a limited partnership under the laws of the State of Texas.

“CBRE CM Lending Program Securities” shall mean mortgage-backed securities or bonds issued by CBRE CM or any other Mortgage Banking Subsidiary supported by FHA Loans and Guaranteed by the Government National Mortgage Association or any other quasi-federal governmental agency or enterprise or government-sponsored entity, the proceeds of which securities or bonds are applied by CBRE CM or any other Mortgage Banking Subsidiary to refinance Indebtedness under a CBRE CM Mortgage Warehousing Facility.

“CBRE CM Loan Arbitrage Facility” shall mean a credit facility provided to CBRE CM by any depository bank in which a CBRE CM entity makes deposits, so long as (a) such CBRE CM entity applies all proceeds of loans made under such credit facility to purchase certain highly-rated debt instruments considered to be permitted short-term investments under such credit facility and (b) all such permitted short-term investments purchased by such CBRE CM entity with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

“CBRE CM Loan Securitization Funds” shall mean one or more special purpose investment funds formed by CBRE CM solely for the purpose of originating, securitizing and selling investment tranches of commercial real estate loans.

“CBRE CM Mortgage Warehousing Facility” shall mean (a) a credit facility (whether in the form of a loan agreement or a repurchase agreement) provided by any bank or other financial institution extended to CBRE CM or any other Mortgage Banking Subsidiary in connection with any Mortgage Banking Activities, pursuant to which such lender makes loans to CBRE CM or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by CBRE CM (or any other Mortgage Banking Subsidiary) to fund commercial mortgage loans originated and owned by CBRE CM (or any other Mortgage Banking Subsidiary) subject to a commitment (subject to customary exceptions) to purchase such mortgage loans or mortgage-backed securities in respect thereof by (i) the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or any other quasi-federal governmental agency or enterprise or government-sponsored entity or its seller servicer or (ii) any other commercial conduit lender, in each case so long as (x) loans made by such lender to CBRE CM (or any other Mortgage Banking Subsidiary) thereunder are secured by a pledge of commercial mortgage loans made by CBRE CM (or any other Mortgage Banking Subsidiary) with the proceeds of such loans, and such lender has a perfected first priority security interest therein, to secure loans made under such credit facility and (y) in the case of loans to be sold to a commercial conduit lender, the related Indebtedness of the Mortgage Banking Subsidiary does not exceed a term of 180 days or a loan to value of 90% and (b) any other credit facility provided by any bank or other financial institution extended to CBRE CM or any other Mortgage Banking Subsidiary pursuant to which such lender makes loans to CBRE CM or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by CBRE CM (or any other Mortgage Banking Subsidiary) to fund FHA Loans, so long as such loans to CBRE CM (or any other Mortgage Banking Subsidiary) are repaid by CBRE CM (or any other Mortgage Banking Subsidiary) to such lender with the proceeds of the sale or issuance of CBRE CM Lending Program Securities.

“CBRE CM Permitted Indebtedness” shall mean Indebtedness of CBRE CM under the CBRE CM Loan Arbitrage Facility, a CBRE CM Mortgage Warehousing Facility, the CBRE CM Working Capital Facility, the CBRE CM Repo Arrangement and CBRE CM Lending Program Securities, and Indebtedness of any Mortgage Banking Subsidiary under a CBRE CM Mortgage Warehousing Facility that is, in all cases, non-recourse to the U.S. Borrower or any of the other Subsidiaries.

“CBRE CM Repo Arrangement” shall mean an arrangement whereby mortgage loans originated by CBRE CM are funded by a third party lender or financial institution (a “CBRE CM Repo Party”) pursuant to an agreement whereby the CBRE CM Repo Party funds and purchases from CBRE CM such mortgage loans upon origination and sells such loans to CBRE CM prior to CBRE CM’s sale of such loans to the Federal Home Loan Mortgage Corporation or another counterparty.

“CBRE CM Working Capital Facility” shall mean a credit facility provided by a financial institution to CBRE CM, so long as (a) the proceeds of loans thereunder are applied only to provide working capital to CBRE CM, (b) loans under such credit facility are unsecured and (c) the aggregate principal amount of loans outstanding under such credit facility at no time exceeds $1,000,000.

“CBRE Loan Arbitrage Facility” shall mean a credit facility provided to the U.S. Borrower or CBRE, Inc. by any depository bank in which the U.S. Borrower or CBRE, Inc., as the case may be, makes deposits, so long as (a) the U.S. Borrower or CBRE, Inc., as the case may be, applies all proceeds of loans made under such credit facility to purchase certain highly-rated debt instruments considered to be permitted short-term investments under such credit facility and (b) all such permitted short-term investments purchased by the U.S. Borrower or CBRE, Inc., as the case may be, with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

“CDOR Rate” shall mean, for each day in any period, the annual rate of interest that is the rate based on an average rate applicable to Canadian Dollar bankers’ acceptances for a term equal to the term of the relevant Contract Period (or for a term of 30 days for purposes of determining the Canadian Prime Rate) appearing on the Reuters Screen CDOR Page at approximately 10:00 a.m. (Toronto time), on such date, or if such date is not a Business Day, on the immediately preceding Business Day; provided that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be the rate that would be applicable to Canadian Dollar bankers’ acceptances quoted by the Administrative Agent as of 10:00 a.m. (Toronto time) on such date or, if such date is not a Business Day, on the immediately preceding Business Day.

“Change in Control” shall mean any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof) other than the Permitted Investors becomes, directly or indirectly, the beneficial owner of Equity Interests in Holdings representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) Holdings shall cease to directly or indirectly own 100% of the issued and outstanding Equity Interests of the U.S. Borrower or (c) the occurrence of a “Change of Control” (however designated) under and as defined in the definitive documentation governing any Material Indebtedness.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, Multicurrency Revolving Loans, U.K. Revolving Loans, Competitive Loans, N.Z. Swingline Loans, Other Revolving Loans, Tranche A Loans, Specified Incremental Term Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment, U.K. Revolving Credit Commitment, N.Z. Swingline Commitment, Specified Incremental Term Loan Commitment or Other Revolving Credit Commitment.

“Closing Date” shall mean October 31, 2017.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Co-investment Vehicle” shall mean an entity (other than a Subsidiary) formed for the purpose of investing principally in real estate related assets.

“Commitment” shall mean, with respect to any Lender, such Lender’s Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment, U.K. Revolving Credit Commitment, N.Z. Swingline Commitment, Incremental Revolving Credit Commitment, Incremental Term Loan Commitment, Other Revolving Credit Commitment or Other Term Loan Commitment.

“Common Stock” shall mean the Class A Common Stock of Holdings.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Competitive Bid” shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.27 in the form of Exhibit J-3, or another form approved by the Advance Agent.

“Competitive Bid Accept/Reject Letter” shall mean a notification made by the U.S. Borrower pursuant to Section 2.27(d) in the form of Exhibit J-4, or another form approved by the Advance Agent.

“Competitive Bid Rate” shall mean, as to any Competitive Bid, the Competitive Loan Margin or the fixed rate of interest per annum, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” shall mean a request made pursuant to Section 2.27 in the form of Exhibit J-1, or another form approved by the Advance Agent.

“Competitive Borrowing” shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.27.

“Competitive Loan” shall mean a Loan made pursuant to Section 2.27. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Flat Rate Competitive Loan.

“Competitive Loan Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount of the outstanding Competitive Loans of such Lender.

“Competitive Loan Margin” shall mean, with respect to any Competitive Loan bearing interest at a rate based on the Adjusted LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the Adjusted LIBO Rate in order to determine the interest rate applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Consolidated EBITDA” shall mean,

for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted (or not included) in determining such Consolidated Net Income, the sum of

(i) consolidated interest expense (including deferred financing costs, letter of credit fees, and unrealized net losses on Hedging Obligations), (ii) consolidated income and other similar tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-recurring fees, expenses or charges in connection with the consummation and implementation of the Transactions, any Auction or any Loan Modification Offer, (v) any non-recurring fees, expenses or charges related to any equity issuance, any acquisition or any other investment or incurrence of Indebtedness, (vi) any expenses, accruals or reserves, and related costs and charges, that are directly attributable to identified restructurings, cost savings or technology initiatives, acquisitions and other investments and that, in any such case, are factually supportable and certified by a Financial Officer of the U.S. Borrower, (vii) all other non-cash losses, expenses and charges of Holdings and its consolidated subsidiaries (excluding (x) the write-down of current assets and (y) any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), (viii) all compensation expense to the extent the proceeds of which are substantially concurrently used by the employees receiving such compensation to purchase Common Stock from Holdings pursuant to an employee stock purchase plan of Holdings and its Subsidiaries, (ix) upfront fees or charges or loss arising from any Receivables Securitization for such period, (x) the aggregate amount of Consolidated Net Income for such period attributable to non-controlling interests of third parties in any non wholly-owned Subsidiary, excluding cash distributions in respect thereof to the extent already included in Consolidated Net Income, (xi) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Financial Accounting Standards Board’s Accounting Standards Codification No. 715, any non-cash deemed finance charges in respect of any pension liabilities, the curtailment or modification of pension and post-retirement employee benefit plans (including settlement of pension liabilities), (xii) pro forma adjustments related to any Specified Restructuring, including pro forma “run rate” cost savings, operating expense reductions and other synergies, in each case projected by the Borrower in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of a Financial Officer of the U.S. Borrower), in any such case, within any applicable Post-Transaction Period; provided that the aggregate amount of any such pro forma increase added to Consolidated EBITDA pursuant to this clause (xii) for any Test Period and that would not be required or permitted to be included in a pro forma income statement in accordance with Regulation S-X of the Securities Act of 1933, as amended, shall not exceed $100,000,000 for such Test Period, (xiii) pro forma adjustments related to any Specified Transaction, including pro forma “run rate” cost savings, operating expense reductions and other synergies, in each case projected by the Borrower in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of a Financial Officer of the U.S. Borrower), in any such case, within any applicable Post-Transaction Period; provided that the aggregate amount of any such pro forma increase added to Consolidated EBITDA pursuant to this clause (xiii) for any Test Period and that would not be required or permitted to be included in a pro forma income statement in accordance with Regulation S-X of the Securities Act of 1933, as amended, shall not exceed an amount equal to 20.0% of Consolidated EBITDA for such Test Period (calculated without giving effect to such add-backs); provided further that, for the purpose of clauses (xii) and (xiii), (I) any such adjustments shall be included in Consolidated EBITDA for each Test Period ending on or prior to the last day of the first Test Period ending after the expiration of the applicable Post-Transaction Period and shall be calculated on a pro forma basis as though such adjustments had been realized on the first day of the relevant Test Period and shall be calculated net of the amount of actual benefits realized from such actions and (II) no such adjustments shall be added pursuant to clauses (xii) and (xiii) to the extent duplicative of any items otherwise added to or included in calculating Consolidated EBITDA (whether items included in the definition of Consolidated Net Income or otherwise) (it being understood that for purposes of the foregoing, “run rate” shall mean the full recurring benefit that is associated with any such action), and (xiv) all non-cash charges of Holdings and its consolidated subsidiaries resulting from the amortization of the value or any mark-to-market valuation of the CBRE Clarion Units, and all cash payments made in connection with the purchase or other acquisition of CBRE Clarion Units, required or permitted by, and on the terms and conditions of, the Management Subscription Agreements, and any other amounts for such period comparable to or in the nature of interest under any Receivables Securitization, and losses on dispositions of Receivables and related assets in connection with any Receivables Securitization for such period;

and minus (b) without duplication and to the extent added (or included) in determining such Consolidated Net Income,

(i) all cash payments made during such period on account of reserves and other noncash charges added to Consolidated Net Income pursuant to clause (a)(vii) above in a previous period, (ii) all non-cash gains of Holdings and its consolidated subsidiaries resulting from any mark-to-market valuation of the CBRE Clarion Units, (iii) unrealized net gains on Hedging Obligations and (iv) to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, in each case as determined on a consolidated basis for Holdings and its Subsidiaries in accordance with GAAP; provided that

(I) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Subsidiary during such period to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”) based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and

(II) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Holdings or any Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”) based on the Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis.

“Consolidated Interest Expense” shall mean, for any period, (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Holdings and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of Holdings or any of its consolidated subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, minus (b) to the extent otherwise included in Consolidated Interest Expense, (i) deferred financing costs, (ii) interest expense associated with any Non-Recourse Indebtedness, (iii) interest capitalized in accordance with GAAP in connection with the construction of real estate investments so long as the applicable consolidated subsidiary has obtained construction loan financing pursuant to which construction loan advances are made in the amount of such interest expense, (iv) interest expense associated with Exempt Construction Loans to the extent such interest expense is either fully supported by net operating income from the underlying real estate investment or is covered by advances under such Exempt Construction Loans, (v) interest expense associated with CBRE CM Permitted Indebtedness or Indebtedness under the CBRE Loan Arbitrage Facility, (vi) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, (vii) any expensing of bridge, arrangement, structuring, commitment or other financing fees or closing payments, (viii) any lease, rental or other expense in connection with lease obligations other than Capital Lease Obligations, (ix) Receivables fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Securitization, (x) any accretion or accrual of, or accrued interest on discounted liabilities not constituting Indebtedness during such period and any prepayment, redemption, repurchase, defeasance, acquisition or similar premium, penalty or inducement or other loss in connection with the early refinancing or modification of Indebtedness paid or payable during such period, (xi) any one-time cash costs associated with breakage in respect of Hedging Agreements for interest rates and any payments with respect to make-whole and/or redemption premiums or other breakage costs in respect of any Indebtedness and (xii) any other non-cash interest expense, including capitalized interest, whether paid or accrued. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings or any of its consolidated subsidiaries with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings and its consolidated subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) any reduction for charges made in accordance with Financial Accounting Standard No. 142—Goodwill and Other Intangible Assets, (b) any income or gains associated with or resulting from the purchase of Purchased Loans and (c) any gains or losses attributable to sales of assets out of the ordinary course of business; provided further, that Consolidated Net Income for any period shall be increased (i) by cash received during such period by Holdings or any of its consolidated subsidiaries in respect of commissions receivable (net of related commissions payable to brokers) on transactions that were completed by any acquired business prior to the acquisition of such business and which purchase accounting rules under GAAP would require to be recognized as an intangible asset purchased, (ii) increased, to the extent otherwise deducted in determining Consolidated Net Income for such period, by the amortization of intangibles relating to purchase accounting in connection with any Acquisition and (iii) increased (or decreased, as the case may be), in connection with the sale of real estate during such period, to eliminate the effect of purchase price allocations to such real estate resulting from the consummation of any Acquisition.

“Contract Period” shall mean the term of a B/A Loan selected by the Canadian Borrower in accordance with Section 2.24, commencing on the date of such B/A Loan and expiring on a Business Day which shall be either 30 days, 60 days, 90 days or 180 days thereafter, provided that (a) subject to clause (b) below, each such period shall be subject to such extensions or reductions as may be reasonably determined by the Administrative Agent to ensure that each Contract Period shall expire on a Business Day and (b) no Contract Period shall extend beyond the Revolving Credit Maturity Date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, swingline, letter of credit and term loan facilities provided for by this Agreement.

“Credit Rating” shall mean the issuer ratings assigned to the U.S. Borrower by S&P or Fitch or the long-term debt ratings assigned to the U.S. Borrower’s long-term senior, unsecured debt by Moody’s (or if an issuer rating by Moody’s is available, such issuer rating), as the case may be.

“D&I Business” shall mean the real estate development and investment activities conducted by TCC and its subsidiaries.

“D&I Subsidiary” shall mean any subsidiary of TCC engaged principally in the D&I Business.

“Daily Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate, the Canadian Prime Rate or the Foreign Base Rate.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Revolving Credit Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolving Loans or participations in N.Z. Swingline Loans or Letters of Credit within two Business Days of the date required to be funded by it hereunder (unless (i) such Revolving Credit Lender and at least one other unaffiliated Revolving Credit Lender shall have notified the Administrative Agent and the U.S. Borrower in writing of their good faith determination that a condition to their obligation to fund Revolving Loans or participations in N.Z. Swingline Loans or Letters of Credit shall not have been satisfied and (ii) Revolving Credit Lenders representing a majority in interest of the Commitments of the applicable Class shall not have advised the Administrative Agent in writing of their determination that such condition has been satisfied), (b) notified Holdings, any Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within two Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding N.Z. Swingline Loans or Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute; (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender as described in clause (e) above, the Administrative Agent may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder, (ii) the Administrative Agent may, by notice to Holdings and the Lenders, declare that a Defaulting Lender is no longer a “Defaulting Lender” if the Administrative Agent determines, in its discretion, that the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply and (iii) a Revolving Credit Lender shall not be a “Defaulting Lender” solely by virtue of the ownership or acquisition of any equity interest in such Revolving Credit Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in enforcement of judgments or writs of attachment on its assets or permit such Revolving Credit Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Revolving Credit Lender.

“Deferred Compensation Plan” shall mean the Deferred Compensation Plan for employees of the U.S. Borrower and the Subsidiaries and any successor plan thereto, the 401(k) Restoration Plan of Insignia and any successor plan thereto and the Trammell Crow Company Deferred Compensation Plan and any successor thereto.

“Delayed Draw Termination Date” shall mean July 31, 2018.

“Discount Proceeds” shall mean for any B/A (or, as applicable, any B/A Equivalent Loan), an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the applicable Borrowing date by multiplying:

(a)	the face amount of the B/A (or, as applicable, any B/A Equivalent Loan); by

(b)	the quotient of one divided by the sum of one plus the product of:

(i)	the Discount Rate (expressed as a decimal) applicable to such B/A (or, as applicable, any B/A Equivalent Loan), and

(ii)	a fraction, the numerator of which is the number of days in the Contract Period of the B/A (or, as applicable, any B/A Equivalent Loan) and the denominator of which is 365,

with such quotient being rounded up or down to the fifth decimal place and .000005 being rounded up.

“Discount Rate” shall mean: (a) with respect to any Lender that is a Schedule I Bank, as applicable to a B/A being purchased by such Lender on any day, the CDOR Rate; and (b) with respect to any Lender that is not a Schedule I Bank, as applicable to a B/A being purchased by such Lender on any day, the greater of (i) the CDOR Rate plus 10 basis points (0.10%) and (ii) the percentage discount rate (expressed to two decimal places and rounded upward, if not in an increment of 1/100th of 1%, to the nearest 0.01%) quoted by the Administrative Agent as the percentage discount rate at which the Administrative Agent would, in accordance with its normal market practice, at or about 10:00 a.m. (Toronto time) on such date, be prepared to purchase bankers’ acceptances accepted by the Administrative Agent having a face amount and term comparable to the face amount and term of such B/A.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Holdings and its consolidated subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is redeemable (other than solely for Qualified Stock), pursuant to a sinking fund obligation or otherwise, other than solely as a result of a change of control, asset sale event or casualty, eminent domain or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale event or casualty, eminent domain or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than contingent indemnification obligations and other contingent obligations not then due and payable) or (b) requires the payment of any cash dividend, in each case, at any time on or prior to the 91st day following the latest final maturity date for any of the Loans; provided, however, that (i) Equity Interests that are issued pursuant to any plan for the benefit of officers, directors, employees or consultants of the issuer thereof or by any such plan to such officers, directors, employees or consultants, shall not constitute Disqualified Stock solely because they may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations or as a result of such officer’s, director’s, employee’s or consultant’s termination, death or disability and (ii) Equity Interests that were not Disqualified Stock when issued shall not become Disqualified Stock solely as a result of the subsequent extension of the final maturity date of any of the Loans pursuant to Section 9.20 or otherwise.

“Dollar Equivalent” shall mean, on any date of determination, with respect to any amount denominated in any currency other than dollars, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.04 using the applicable Exchange Rate with respect to such currency at the time in effect.

“Dollar Loan” shall mean a Loan denominated in dollars.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Domestic Letter of Credit.

“Domestic L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Domestic Letters of Credit at such time and (b) the aggregate principal amount of all Domestic L/C Disbursements that have not yet been reimbursed at such time. The Domestic L/C Exposure of any Domestic Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Domestic L/C Exposure at such time.

“Domestic Letter of Credit” shall mean any letter of credit issued (or deemed issued) pursuant to Section 2.23 and designated (or deemed designated) as such.

“Domestic Revolving Credit Borrowing” shall mean a Borrowing comprised of Domestic Revolving Loans.

“Domestic Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Domestic Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Domestic Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.25 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Domestic Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Domestic Revolving Loans of such Lender, plus the aggregate principal amount at such time of all Domestic L/C Exposure of such Lender.

“Domestic Revolving Credit Lender” shall mean a Lender with a Domestic Revolving Credit Commitment or outstanding Domestic Revolving Credit Exposure.

“Domestic Revolving Loans” shall mean the revolving loans made by the Domestic Revolving Credit Lenders to the U.S. Borrower pursuant to Section 2.01(a)(ii).

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements in each case, relating to protection of the environment, natural resources, human health and safety (to the extent relating to exposure to Hazardous Materials) or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the U.S. Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is or, is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (other than a standard termination pursuant to Section 4041(b) of ERISA) or the withdrawal or partial withdrawal of the U.S. Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the U.S. Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the U.S. Borrower or any of its ERISA Affiliates of any intent to withdraw from a Multiemployer Plan, or the receipt by any Multiemployer Plan from the U.S. Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or is in “endangered” or “critical” status within the meaning of Section 305 of ERISA; (h) the occurrence of a nonexempt “prohibited transaction” with respect to which the U.S. Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or a “party of interest” (within the meaning of Section 3(14) of ERISA) or with respect to which the U.S. Borrower or any such Subsidiary could otherwise be liable; (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the U.S. Borrower or any Subsidiary; or (j) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” or “€” shall mean the single currency of the European Union as constituted by the Treaty on European Union as adopted as lawful currency by certain member states under legislation of the European Union for European Monetary Union.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Rate” shall mean, on any day, with respect to any currency other than dollars (for purposes of determining the Dollar Equivalent) or dollars (for purposes of determining the Alternative Currency Equivalent), the rate at which such currency may be exchanged into dollars or the applicable Alternative Currency, as the case may be, as set forth at approximately 11:00 a.m., Local Time, on such date on the applicable Bloomberg Key Cross Currency Rates Page. In the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and Holdings for such purpose, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of dollars or the applicable Alternative Currency, as the case may be, for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Subordinated Indebtedness” shall mean Subordinated Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any time not to exceed $350,000,000.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income (i) by any Governmental Authority of the United States of America (or any political subdivision or taxing authority thereof or therein), or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes; (b) any branch profits Taxes imposed by any Governmental Authority of the United States of America (or any political subdivision or taxing authority thereof or therein) or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.21(a)), any withholding Tax that is imposed on amounts payable to such Foreign Lender resulting from any requirement of law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding Tax pursuant to Section 2.20(a); (d) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.20(g) and (e) any U.S. Federal withholding Taxes imposed under FATCA; provided that, notwithstanding any of the other provisions of this definition, in the event that, following an Event of Default, the N.Z. Swingline Lender gives written notice requiring the Multicurrency Revolving Credit Lenders to acquire participations in all or a portion of the outstanding N.Z. Swingline Loans pursuant to Section 2.22(e), any withholding Tax that is imposed on amounts payable to the Multicurrency Revolving Credit Lenders in respect of such N.Z. Swingline Loans after the date of such notice shall not be an Excluded Tax; provided further that, notwithstanding any of the other provisions of this definition, in the event that the Multicurrency Revolving Credit Lenders acquire participations in a Letter of Credit pursuant to Section 2.23(d), any withholding Tax that is imposed on amounts payable by the N.Z. Borrower to the Multicurrency Revolving Credit Lenders in respect of such Letter of Credit after the time such participations are acquired shall not be an Excluded Tax.

“Exempt Construction Loan” shall mean any interim construction loan (or Guarantee thereof) (a) that is subject to or backed by an Approved Take Out Commitment or (b) in which the D&I Subsidiary that is the obligor of such construction loan has entered into a Qualifying Lease of the property securing such Exempt Construction Loan (or Guarantee thereof) and such lease supports a refinancing of the entire interim construction loan amount based upon prevailing permanent loan terms at the time the interim construction loan is closed. Notwithstanding the foregoing, construction loans (and Guarantees thereof) shall cease to be treated as Exempt Construction Loans in the event that any of the following occur: (i) the obligor of such Exempt Construction Loan is in default beyond any applicable notice and cure periods of any obligations under the credit agreement relating to such Exempt Construction Loan; or (ii) the underlying real property securing such Exempt Construction Loan has not been sold by a date which is no later than 15 months (unless subject to or backed by an Approved Take Out Commitment, in which case no deadline for the sale of such real property shall apply) after completion of construction.

“Existing Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of January 9, 2015 (as amended and supplemented pursuant to the First Amendment thereto, dated as of May 28, 2015, the Incremental Assumption Agreement, dated as of September 3, 2015, and the Second Amendment thereto, dated as of March 21, 2016), among the Borrowers, Holdings, the lenders party thereto and Credit Suisse AG, as administrative agent.

“Existing Letter of Credit” shall mean each Letter of Credit previously issued or deemed issued under the Existing Credit Agreement that (a) is outstanding on the date hereof and (b) is listed on Schedule 1.01(d).

“Existing Tranche A Loan Refinancing” shall mean the repayment in full, on the Closing Date, of the Tranche A Loans (as defined in the Existing Credit Agreement).

“Existing Tranche B Loan Prepayment” shall mean the repayment in full, on or prior to the Closing Date, of each of the Tranche B-1 and Tranche B-2 Loans (each as defined in the Existing Credit Agreement).

“Facility Fees” shall have the meaning assigned to such term in Section 2.05(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements in respect thereof (and any legislation, regulations or other official guidance pursuant to, or in respect of, such intergovernmental agreements).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three depository institutions of recognized standing selected by it; provided that the Federal Funds Effective Rate shall be deemed to be not less than zero.

“Fees” shall mean the Facility Fees, the Ticking Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“FHA Loans” shall mean commercial or multi-housing mortgage loans originated by CBRE CM (or any other Mortgage Banking Subsidiary) and insured by the Federal Housing Administration or any other governmental entity.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

“Fitch” shall mean Fitch Ratings or any successor to the ratings agency business thereof.

“Fixed Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate, the Discount Rate or the Bank Bill Rate.

“Flat Rate”, when used in reference to any Competitive Loan or Competitive Borrowing, refers to whether such Competitive Loan, or the Competitive Loans comprising such Competitive Borrowing, are bearing interest at a fixed rate of interest per annum, as specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Foreign Base Rate” shall mean, with respect to any Alternative Currency (other than Canadian Dollars) in any jurisdiction, the rate of interest per annum determined by the Administrative Agent to be the rate of interest (in the absence of a Fixed Rate) charged by it to borrowers of similar quality as the applicable Borrower for short-term loans in such Alternative Currency in such jurisdiction. Notwithstanding anything to the contrary contained herein, Loans may be made or maintained as Foreign Base Rate Loans only to the extent specified in Section 2.08 or 2.15.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan and (d) the incurrence of any liability in excess of $5,000,000 (or the equivalent thereof in another currency) by Holdings, the U.S. Borrower or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by Holdings, the U.S. Borrower or any of its Subsidiaries, or the imposition on Holdings, the U.S. Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $5,000,000 (or the equivalent thereof in another currency).

“Foreign Lender” shall mean, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” shall mean any plan that under applicable law of any jurisdiction other than the United States of America is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, including any supranational bodies (such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(j).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) customary environmental indemnities and non-recourse carve-out guarantees requested by lenders in financing transactions secured by real property, (iii) guarantees in respect of Exempt Construction Loans or (iv) completion and budget guarantees.

“Guarantee Agreement” shall mean the Guarantee Agreement dated as of the Closing Date, substantially in the form attached hereto as Exhibit G, among the Borrowers, Holdings, the Subsidiary Guarantors and the Administrative Agent for the benefit of the Lenders, together with each supplement thereto.

“Guarantee Release Date” shall have the meaning assigned to such term in Section 9.25(a).

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other petroleum hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.

“HMRC” shall mean HM Revenue & Customs.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement among, and in form and substance satisfactory to, the applicable Borrowers, the Administrative Agent and one or more Incremental Revolving Credit Lenders or Incremental Term Lenders, as the case may be.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.25, to make Incremental Revolving Loans to one or more Borrowers.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding Revolving Loan of any Class as a result of an Incremental Revolving Credit Commitment.

“Incremental Revolving Loans” shall mean Revolving Loans made by one or more Lenders to one or more Borrowers pursuant to Section 2.01(b). Incremental Revolving Loans may be made in the form of additional Revolving Loans or, to the extent permitted by Section 2.25 and provided for in the relevant Incremental Assumption Agreement, Specified Incremental Revolving Loans. Unless the context clearly indicates otherwise, the term “Incremental Revolving Loans” shall include Specified Incremental Revolving Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Term Loan of any Class as a result of an Incremental Term Loan Commitment.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.26, to make Incremental Term Loans to one or more Borrowers.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loan Repayment Date” shall mean each date on which the principal of any Incremental Term Loan is scheduled to be repaid, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to one or more Borrowers pursuant to Section 2.01(b). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.26 and provided for in the relevant Incremental Assumption Agreement, Specified Incremental Term Loans. Unless the context clearly indicates otherwise, the term “Incremental Term Loans” shall include Specified Incremental Term Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding (i) with respect to clause (e), trade accounts payable and accrued obligations incurred in the ordinary course of business and (ii) only with respect to clauses (a) through (e), accrued obligations in respect of the Deferred Compensation Plan), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others (other than Guarantees by an Investment Subsidiary of any Indebtedness of any Co-investment Vehicle; provided that neither such Guarantee nor the related Indebtedness is recourse to Holdings, the U.S. Borrower or any other Subsidiary (other than an Investment Subsidiary)), (h) all Capital Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit, (j) all obligations of such person in respect of bankers’ acceptances, (k) all obligations of such person pursuant to any Receivables Securitization to the extent such obligations are reflected as indebtedness on the balance sheet of Holdings and (l) the aggregate liquidation preference of all outstanding Disqualified Stock issued by such person. The Indebtedness of any person shall include all Indebtedness of any partnership, or other entity in which such person is a general partner, or other equity holder with unlimited liability other than (x) Indebtedness which by its terms is expressly non-recourse to such person (subject to customary environmental indemnities or completion or budget guarantees, and subject to customary exclusions from liability by lenders in non-recourse financing transactions secured by real property (including by means of separate indemnification agreements or carve-out guarantees)) and (y) if such person is an Investment Subsidiary, the Indebtedness of a related Co-investment Vehicle. Notwithstanding the foregoing, in connection with the purchase of any business, Indebtedness shall not include post-closing payment adjustments to which the seller may become entitled so long as (i) such payment is to be determined by a final closing balance sheet or depends on the performance of such business after the closing of the purchase, (ii) at the time of closing, the amount of any such payment is not determinable and (iii) to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

“Indebtedness for Borrowed Money” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money (whether or not evidenced by bonds, debentures, notes, or similar instruments) or for the deferred purchase price of property or services (other than accounts payable in the ordinary course of such Person’s business), (b) Capitalized Lease Obligations and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (a) or (b) above.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Insignia” shall mean Insignia Financial Group, Inc., a Delaware corporation.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA (less the amount, if any, thereof consisting of interest or investment income on the deployment of the proceeds of CBRE CM Permitted Indebtedness or loans under the CBRE Loan Arbitrage Facility) for the most recent Test Period ended on or prior to such date of determination to (b) Consolidated Interest Expense for such period.

“Interest Payment Date” shall mean (a) with respect to any Daily Rate Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurocurrency Loan or Flat Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration or a Flat Rate Loan with an Interest Period of more than 90 days duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ or 90 days’, as the case may be, duration been applicable to such Borrowing.

“Interest Period” shall mean, (a) with respect to any Eurocurrency Borrowing or Bank Bill Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or (x) with respect to any Eurocurrency Borrowing, 12 months thereafter and (y) with respect to any Bank Bill Rate Borrowing, 9 or 12 months thereafter, in each case if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the applicable Borrower may elect, and (b) with respect to any Flat Rate Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make Flat Rate Competitive Loans comprising such Borrowing were extended; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” shall mean, with respect to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the ICE Benchmark Administration’s Interest Settlement Rates for deposits in the currency of such Loan for the longest period (for which that rate is available) which is less than the Interest Period and (b) the ICE Benchmark Administration’s Interest Settlement Rates for deposits in such currency for the shortest period (for which that rate is available) which exceeds the Interest Period, in each case as of approximately 11:00 a.m. (London time) on the date that is two Business Days prior to or, with respect to Eurocurrency Borrowings denominated in Pounds, at approximately 11:00 a.m. (London time) on the same day as, the commencement of such Interest Period.

“Investment Subsidiary” shall mean (a) any Subsidiary engaged principally in the business of buying and holding real estate related assets in anticipation of selling such assets or transferring such assets, which assets may include securities of companies engaged principally in such business, (b) any Subsidiary engaged principally in the business of investing in and/or managing Co-investment Vehicles and (c) any D&I Subsidiary.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean, as the context may require, (a) Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A. and Bank of America, N.A., each in its capacity as an issuer of Letters of Credit hereunder, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit and (c) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or (k), with respect to Letters of Credit issued by such Lender. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(d).

“L/C Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.23 up to an aggregate amount with respect to each Issuing Bank set forth in Schedule 2.01(a).

“L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the Domestic L/C Exposure, (b) the Multicurrency L/C Exposure and (c) the U.K. L/C Exposure.

“L/C Participation Fees” shall mean the fees provided for in Section 2.05(c).

“Lead Arrangers” shall mean Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Credit Agreement), JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and The Royal Bank of Scotland PLC, and in their respective capacities as joint lead arrangers of the Credit Facilities.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance, an Incremental Assumption Agreement or a N.Z. Swingline Lender Designation Agreement. Unless the context clearly indicates otherwise, the term “Lenders” shall include the N.Z. Swingline Lender.

“Letter of Credit” shall mean (a) any letter of credit issued pursuant to Section 2.23 and (b) any Existing Letter of Credit. A Letter of Credit shall be a “Domestic Letter of Credit” if an Existing Letter of Credit and listed on Schedule 1.01(d) as a Domestic Letter of Credit or if issued or deemed issued under the Domestic Revolving Credit Commitments, a “Multicurrency Letter of Credit” if an Existing Letter of Credit and listed on Schedule 1.01(d) as a Multicurrency Letter of Credit or issued or deemed issued under the Multicurrency Revolving Credit Commitments or a “U.K. Letter of Credit” if issued or deemed issued under the U.K. Revolving Credit Commitments.

“Leverage Ratio” shall mean, on any date, the ratio of (a) Total Debt less Available Cash on such date to (b) Consolidated EBITDA for the most recent Test Period ended on or prior to such date of determination.

“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to or, with respect to Eurocurrency Borrowings denominated in Pounds, at approximately 11:00 a.m. (London time) on the same day as, the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in dollars, Pounds or Euro, as applicable (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) as an authorized information vendor for the purpose of displaying such rates) (or, if the ICE Benchmark Administration Interest Settlement Rates for deposits in the applicable currency do not exist at such time, a comparable successor rate that, at such time, is broadly accepted by the U.S. syndicated loan market for loans denominated in the applicable currency in lieu of such rate or, if no such broadly accepted comparable successor rate exists at such time, a successor index rate as may be agreed to by the Administrative Agent and the Borrower so long as the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such rate) and; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the Interpolated Rate.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. For the avoidance of doubt, the grant by any person of a license to use intellectual property owned by, licensed to or developed by such person and such licensing activity shall not constitute a grant by such person of a Lien on such intellectual property.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Guarantee Agreement, each Incremental Assumption Agreement and each Loan Modification Agreement.

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the U.S. Borrower, among the U.S. Borrower, the other Loan Parties and one or more Accepting Lenders.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 9.20(a).

“Loan Parties” shall mean the Borrowers and the Guarantors.

“Loans” shall mean the Revolving Loans, the Term Loans, the Competitive Loans and the N.Z. Swingline Loans. Unless the context clearly indicates otherwise, the term “Loans” shall include any Incremental Revolving Loans, Incremental Term Loans, Other Revolving Loans and Other Term Loans.

“Local Time” shall mean, in relation to any Borrowing by (a) the U.S. Borrower, New York time, (b) the Canadian Borrower, Toronto time, (c) the U.K. Borrower, London time, (d) the Australian Borrower, Melbourne time, and (e) the New Zealand Borrower, Auckland time.

“Management Subscription Agreements” shall mean (a) each Management Subscription Agreement among CBRE Clarion, the executives party thereto and the other parties thereto and (b) contracts, agreements or other consensual arrangements between Holdings, CBRE Clarion or any of their respective Affiliates and directors or employees of CBRE Clarion or its subsidiaries, pursuant to which the parties thereto may be permitted or required, on terms substantially similar to the terms of the agreements described in clause (a) above, to purchase or otherwise acquire CBRE Clarion Units.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a materially adverse effect on (a) the business, assets, operations or financial condition of the U.S. Borrower and the Subsidiaries, taken as a whole, (b) the ability of the U.S. Borrower and the Loan Parties (taken as a whole) to perform the payment obligations under the Loan Documents or (c) the rights of or remedies available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans, Letters of Credit and Non-Recourse Indebtedness), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the U.S. Borrower and the Subsidiaries in an aggregate principal amount exceeding $200,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the U.S. Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the U.S. Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor to the ratings agency business thereof.

“Mortgage Banking Activities” shall mean (a) the origination of mortgage loans in respect of commercial and multi-family residential real property, and the sale or assignment of such mortgage loans and the related mortgages to another person (other than the U.S. Borrower or any Subsidiary) within 120 days after the origination thereof (or thereafter, so long as the purchaser thereof is a quasi-federal governmental agency or enterprise or government-sponsored entity that shall have confirmed in writing its obligation to purchase such loans prior to such 120th day), provided, however, that in each case prior to origination of any mortgage loan, the U.S. Borrower or a Mortgage Banking Subsidiary, as the case may be, shall have entered into a legally binding and enforceable agreement with respect to such mortgage loan with a person that purchases such loans in the ordinary course of business, (b) the origination of FHA Loans and (c) servicing activities related to the activities described in clauses (a) and (b) above.

“Mortgage Banking Subsidiary” shall mean CBRE CM and its subsidiaries that are engaged in Mortgage Banking Activities.

“Multicurrency L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Multicurrency Letter of Credit.

“Multicurrency L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Multicurrency Letters of Credit at such time denominated in Dollars, plus the Dollar Equivalent of the aggregate undrawn and unexpired amount of all outstanding Multicurrency Letters of Credit at such time denominated in Alternative Currencies and (b) the aggregate principal amount of all Multicurrency L/C

Disbursements denominated in dollars that have not yet been reimbursed at such time, plus the Dollar Equivalent of the aggregate principal amount of all Multicurrency L/C Disbursements denominated in Alternative Currencies that have not been reimbursed at such time. The Multicurrency L/C Exposure of any Multicurrency Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Multicurrency L/C Exposure at such time.

“Multicurrency Letter of Credit” shall mean any letter of credit issued (or deemed issued) pursuant to Section 2.23 and designated (or deemed designated) as such.

“Multicurrency Revolving Credit Borrowing” shall mean a Borrowing comprised of Multicurrency Revolving Loans.

“Multicurrency Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Multicurrency Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Multicurrency Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.25 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Multicurrency Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Multicurrency Revolving Loans of such Lender denominated in dollars, plus the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Multicurrency Revolving Loans of such Lender denominated in Alternative Currencies, plus the aggregate amount at such time of such Lender’s Multicurrency L/C Exposure, plus the aggregate amount at such time of such Lender’s N.Z. Swingline Exposure.

“Multicurrency Revolving Credit Lender” shall mean a Lender with a Multicurrency Revolving Credit Commitment or outstanding Multicurrency Revolving Credit Exposure.

“Multicurrency Revolving Loans” shall mean the revolving loans made by the Multicurrency Revolving Credit Lenders to the Borrowers pursuant to Section 2.01(a)(iii).

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Zealand Dollars” or “NZ$” shall mean lawful currency of New Zealand.

“Non-Guarantor Subsidiary” shall mean any subsidiary of Holdings that is not a Loan Party.

“Non-Recourse Indebtedness” shall mean Indebtedness of, or Guarantees by, an Investment Subsidiary; provided that (a) such Indebtedness is incurred solely in relation to the permitted investment or real estate development activities of such Investment Subsidiary and (b) such Indebtedness is not Guaranteed by, or otherwise recourse to, Holdings, the U.S. Borrower or any Subsidiary other than an Investment Subsidiary (subject to customary environmental indemnities or completion or budget guarantees, and subject to customary exclusions from liability by lenders in non-recourse financing transactions secured by real property (including by means of separate indemnification agreements or carve-out guarantees)); provided further that, if any such Indebtedness is partially Guaranteed by or otherwise recourse to Holdings, the U.S. Borrower or any Subsidiary other than an Investment Subsidiary, the portion of such Indebtedness not so Guaranteed or recourse shall be “Non-Recourse Indebtedness” hereunder.

“Notice of Competitive Bid Request” shall mean a notification made pursuant to Section 2.27 in the form of Exhibit J-2, or another form approved by the Advance Agent.

“N.Z. Swingline Commitment” shall mean the commitment of the N.Z. Swingline Lender to make N.Z. Swingline Loans to the New Zealand Borrower pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

“N.Z. Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding N.Z. Swingline Loans. The N.Z. Swingline Exposure of any Multicurrency Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate N.Z. Swingline Exposure at such time.

“N.Z. Swingline Lender” shall mean any Lender or any of its Affiliates that may become a N.Z. Swingline Lender pursuant to Section 2.22(f).

“N.Z. Swingline Lender Designation Agreement” shall mean (a) the N.Z. Swingline Lender Designation Agreement dated as of October 31, 2017, among the U.S. Borrower, the New Zealand Borrower, the Administrative Agent and The Hongkong and Shanghai Banking Corporation Limited, New Zealand Branch, as N.Z. Swingline Lender and (b) any N.Z. Swingline Lender Designation Agreement among, and in a form and substance satisfactory to, the New Zealand Borrower, the U.S. Borrower and the Administrative Agent.

“N.Z. Swingline Loan” shall mean any loan made by the N.Z. Swingline Lender to the New Zealand Borrower pursuant to Section 2.22.

“Net Income” shall mean, with respect to any Person, the net income (loss) attributable to such Person, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of dividends on preferred Equity Interests (other than dividends on Disqualified Stock).

“Obligations” shall have the meaning assigned to such term in the Guarantee Agreement.

“Other Connection Taxes” shall mean Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction of the Governmental Authority imposing such Tax (or any political subdivision or taxing authority thereof or therein) other than a connection arising solely as a result of entering into any Loan Document.

“Other Revolving Credit Commitments” shall mean one or more Classes of revolving credit commitments that result from a modification of the Revolving Credit Commitments pursuant to a Loan Modification Offer.

“Other Revolving Loans” shall mean the revolving loans made pursuant to an Other Revolving Credit Commitment.

“Other Taxes” shall mean any and all present or future stamp, court or documentary intangible, recording, filing or similar Taxes or any other similar excise or property Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, any Loan Document except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(a)).

“Other Term Loan Maturity Date” shall mean the final maturity date of any Other Term Loan, as set forth in the applicable Loan Modification Agreement.

“Other Term Loan Repayment Date” shall mean each date on which the principal of any Other Term Loan is scheduled to be repaid, as set forth in the applicable Loan Modification Agreement.

“Other Term Loans” shall mean one or more Classes of term loans that result from a Permitted Amendment effected pursuant to a Loan Modification Offer.

“Participant Register” shall have the meaning assigned to such term in Section 9.04(g).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Bond” shall mean any letter of credit, bond, or similar security device securing (a) the obligation of the U.S. Borrower or any Subsidiary to complete construction of improvements to real property or (b) the obligations of the U.S. Borrower or any Subsidiary under the terms of a client contract.

“Permitted Amendments” shall have the meaning assigned to such term in Section 9.20(c).

“Permitted Investors” shall mean any member of senior management of the U.S. Borrower on the date hereof.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the U.S. Borrower or any ERISA Affiliate.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Post-Transaction Period” means, (a) with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated and (b) with respect to any Specified Restructuring, the period beginning on the date such Specified Restructuring is initiated and ending on the last day of the second full consecutive fiscal quarter immediately following the date on which such Specified Restructuring is initiated.

“Pounds” or “£” shall mean lawful currency for the time being of the United Kingdom.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse AG as its prime rate in effect at its principal office in New York City and notified to the U.S. Borrower.

“Pro Forma Entity” shall mean any Acquired Entity or Business or any Sold Entity or Business.

“Pro Rata Percentage” of any Domestic Revolving Credit Lender, Multicurrency Revolving Credit Lender or U.K. Revolving Credit Lender at any time shall mean the percentage of the Total Domestic Revolving Credit Commitment, Total Multicurrency Revolving Credit Commitments or Total U.K. Revolving Credit Commitment, respectively, represented by such Lender’s Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment or U.K. Revolving Credit Commitment, respectively; provided that in the case of Section 2.17(a)(i) only, when a Defaulting Lender under a Class of Revolving Credit Commitments shall exist, the “Pro Rata Percentage” of any Revolving Credit Lender under such Class shall mean the percentage of the Total Domestic Revolving Credit Commitment, Total Multicurrency Revolving Credit Commitment or Total U.K. Revolving Credit Commitment, as the case may be (in each case disregarding any Defaulting Lender’s Revolving Credit Commitment of such Class) represented by such Lender’s Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment or U.K. Revolving Credit Commitment, as the case may be. In the event that the Domestic Revolving Credit Commitments, Multicurrency Revolving Credit Commitments or U.K. Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Domestic Revolving Credit Commitments, Multicurrency Revolving Credit Commitments or U.K. Revolving Credit Commitments, as the case may be, most recently in effect.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Purchase” shall mean the purchase of a Purchased Loan by a Borrower (a) pursuant to an Auction or (b) in the open market; provided that no Default or Event of Default shall have occurred and be continuing.

“Purchased Loan” shall mean each Term Loan purchased by a Borrower pursuant to an Auction or in the open market, which Purchased Loan shall automatically be retired and not outstanding for any purposes of this Agreement or the other Loan Documents.

“Qualified Acquisition” shall mean any Significant Acquisition designated as such by Holdings to the Lenders at the time of the consummation thereof; provided that immediately after giving effect to such Significant Acquisition, no Default or Event of Default shall have occurred or be continuing or result therefrom.

“Qualified Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

“Qualifying Lease” shall mean a lease agreement entered into by a D&I Subsidiary, as lessor, to lease the real property owned by such D&I Subsidiary upon completion of construction thereof to the extent that (a) the senior unsecured non-credit-enhanced long-term debt of the tenant or the guarantor of the tenant’s obligations under such lease is rated BBB- or higher by S&P or Baa3 or higher by Moody’s, (b) the obligation of such tenant to accept possession of such real property and begin paying rent under such lease is not subject to any material condition other than (i) completion of construction in accordance with all requirements of applicable law and approved plans and specifications and on or before a date certain and (ii) issuance of a certificate of occupancy, (c) such lease has a non-cancelable primary term of 10 years or more and (d) such tenant has not failed or refused to perform under such lease agreement or notified TCC or the applicable D&I Subsidiary of its intention to not perform under such lease agreement (provided that the failure of one (but not more than one) tenant under a Qualifying Lease to meet the ratings criteria set forth in clause (a) above shall not result in the disqualification of such lease as a Qualifying Lease so long as, at the time such lease was entered into, such ratings criteria were satisfied, and such tenant only fails to satisfy such ratings criteria due to subsequent rating downgrades).

“Receivables” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a person pursuant to an arrangement with another person by which such other person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, and all proceeds thereof and rights (contractual or other) and collateral related thereto, and shall include, in any event, any items of property that would be classified as accounts receivable on the balance sheet of Holdings or any of the Subsidiaries prepared in accordance with GAAP or an “account”, “chattel paper”, an “instrument”, a “general intangible” or a “payment intangible” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” (as so defined) of any such items.

“Receivables Securitization” shall mean, with respect to the U.S. Borrower and/or any of the Subsidiaries, any transaction or series of transactions of securitizations involving Receivables pursuant to which the U.S. Borrower or any Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary (or, in the case of a Foreign Subsidiary, may factor), and may grant a corresponding security interest in, any Receivables (whether now existing or arising in the future) of the U.S. Borrower or any Subsidiary, and any assets related thereto including collateral securing such Receivables, contracts and all Guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitizations involving Receivables.

“Receivables Securitization Amount” shall mean, with respect to any Receivables Securitization, the amount of obligations outstanding under the legal documents entered into as part of such Receivables Securitization on any date of determination that would be characterized as principal if such Receivables Securitization were structured as a secured lending transaction rather than as a purchase.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender, any other person that (a) invests in bank loans and (b) is advised or managed by the same investment advisor as such Lender, by an Affiliate of such investment advisor or by such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment or within or upon any building or fixture.

“Repayment Date” shall mean a Tranche A Repayment Date, an Incremental Term Loan Repayment Date or an Other Term Loan Repayment Date.

“Required Lenders” shall mean, at any time, Lenders having Loans (excluding N.Z. Swingline Loans and Competitive Bid Loans), L/C Exposure, N.Z. Swingline Exposure, unused Revolving Credit Commitments and Term Loan Commitments (if any) representing at least a majority of the sum of all Loans outstanding (excluding N.Z. Swingline Loans and Competitive Bid Loans), L/C Exposure, N.Z. Swingline Exposure, unused Revolving Credit Commitments and Term Loan Commitments (if any) at such time; provided that the Loans, L/C Exposure, N.Z. Swingline Exposure, unused Revolving Credit Commitments and Term Loan Commitments (if any) of any Defaulting Lender shall be disregarded (in both the numerator and the denominator) in the determination of the Required Lenders at any time; provided further that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the loans become due and payable pursuant to Article VII or the Domestic Revolving Credit Commitments shall have expired or terminated, the Competitive Loans of the Lenders shall be included in their respective Loans in determining the Required Lenders.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Revolving Credit Borrowing” shall mean a Domestic Revolving Credit Borrowing, a Multicurrency Revolving Credit Borrowing or a U.K. Revolving Credit Borrowing.

“Revolving Credit Commitment” shall mean a Domestic Revolving Credit Commitment, a Multicurrency Revolving Credit Commitment or a U.K. Revolving Credit Commitment.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of such Lender’s Domestic Revolving Credit Exposure, Multicurrency Revolving Credit Exposure and U.K. Revolving Credit Exposure.

“Revolving Credit Lender” shall mean a Domestic Revolving Credit Lender, a Multicurrency Revolving Credit Lender or a U.K. Revolving Credit Lender.

“Revolving Credit Maturity Date” shall mean October 31, 2022.

“Revolving Loans” shall mean the Domestic Revolving Loans, the Multicurrency Revolving Loans and the U.K. Revolving Loans. Unless the context clearly indicates otherwise, the term “Revolving Loans” shall include any Incremental Revolving Loans and Other Revolving Loans.

“S&P” shall mean S&P Global Ratings or any successor to the ratings agency business thereof.

“Schedule I Bank” shall mean a bank that is a Canadian chartered bank listed on Schedule I under the Bank Act (Canada).

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Debt” shall mean, at any time, the Total Debt that is secured by a Lien.

“Securitization Subsidiary” shall mean any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Securitizations.

“Significant Acquisition” shall mean an Acquisition for aggregate consideration in excess of $300,000,000.

“Significant Subsidiary” shall mean, at any date of determination, any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such regulation is in effect on the Closing Date; provided that, solely for purposes of Section 7(g) and (h), “Significant Subsidiary” shall also include two or more Subsidiaries that, when considered in the aggregate as a single Subsidiary, would constitute a Significant Subsidiary.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“SPC” shall have the meaning assigned to such term in Section 9.04(j).

“Specified Incremental Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.25(a).

“Specified Incremental Revolving Loans” shall have the meaning assigned to such term in Section 2.25(a).

“Specified Incremental Term Loan Commitments” shall have the meaning assigned to such term in Section 2.26(a).

“Specified Incremental Term Loans” shall have the meaning assigned to such term in Section 2.26(a).

“Specified Restructuring” means any restructuring initiative, cost saving initiative or other similar strategic initiative of Holdings or any of its Subsidiaries after the Closing Date described in reasonable detail in a certificate of a Responsible Officer delivered by the U.S. Borrower to the Administrative Agent.

“Specified Transaction” shall mean, with respect to any period, any investment (including any Acquisition), sale, transfer or other disposition of assets or property outside the ordinary course of business.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” shall mean unsecured Indebtedness of Holdings or the U.S. Borrower, which may be Guaranteed on a subordinated basis by Holdings, the U.S. Borrower or one or more Subsidiary Guarantors, that (a) is expressly subordinated to the prior payment in full in cash of the Obligations, on terms and conditions reasonably satisfactory to the Administrative Agent, (b) contains no financial “maintenance” covenants, (c) matures on or after the 180th day following the latest final maturity date for any of the Loans and has no scheduled amortization, payments of principal, sinking fund payments or similar scheduled payments (other than regularly scheduled payments of interest) prior to the 180th day following the latest final maturity date for any of the Loans; provided, however, that Indebtedness that was Subordinated Indebtedness when issued shall not cease to be Subordinated Indebtedness solely as a result of the subsequent extension of the final maturity date of any of the Loans pursuant to Section 9.20, and (d) in the case of any such Subordinated Indebtedness incurred after the Closing Date, provides that any such Guarantee by a Subsidiary shall be released automatically upon the Guarantee Release Date with respect to such Subsidiary.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests (other than the general partnership interests or similar interests owned, Controlled or held by the U.S. Borrower or any Subsidiary in any Co-investment Vehicle) are, at the time any determination is being made, owned, Controlled or held.

“Subsidiary” shall mean any subsidiary of Holdings; provided, however, that no CBRE CM Loan Securitization Fund shall be deemed to be a Subsidiary for purposes of this Agreement or the other Loan Documents.

“Subsidiary Guarantor” shall mean each Domestic Subsidiary listed on Schedule 1.01(a) and each other Subsidiary that is or becomes a party to the Guarantee Agreement, in each case for so long as such Subsidiary Guarantees the Obligations.

“Take Out Commitment” shall mean a written obligation of a person either (a) to purchase real property and the improvements thereon for an amount sufficient to repay the interim construction loan used to acquire and construct such real property and improvements or (b) to provide debt and/or equity financing the proceeds of which are to be used to repay the interim construction loan used to acquire and construct real property and improvements thereon.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCC” shall mean Trammell Crow Company.

“Term Borrowing” shall mean a Borrowing comprised of Tranche A Loans, Incremental Term Loans or Other Term Loans.

“Term Lender” shall mean a Lender with an outstanding Term Loan.

“Term Loan Commitments” shall mean the Tranche A Commitments. Unless the context clearly indicates otherwise, the term “Term Loan Commitments” shall include any Incremental Term Loan Commitments.

“Term Loans” shall mean the Tranche A Loans. Unless the context clearly indicates otherwise, the term “Term Loans” shall include any Incremental Term Loans and Other Term Loans.

“Test Period” shall mean, for any determination under this Agreement, the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such date of determination (taken as one accounting period) in respect of which financials shall have been delivered to the Administrative Agent pursuant to Section 5.04(a) or (b), as applicable, for each fiscal quarter or fiscal year in such period; provided that, prior to the first date that such financials have been delivered pursuant to Section 5.04(a) or (b), as applicable, the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended June 30, 2017. A Test Period may be designated by reference to the last day thereof (i.e. the June 30, 2017 Test Period refers to the period of four consecutive fiscal quarters of the Borrower ended June 30, 2017), and a Test Period shall be deemed to end on the last day thereof.

“Ticking Fee” shall have the meaning assigned to such term in Section 2.05(e).

“Total Assets” shall mean, at any date of determination, the total consolidated assets of Holdings and its consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP, calculated on a pro forma basis to give effect to the inclusion or exclusion of the assets of any Pro Forma Entity acquired or sold on such date, but excluding the consolidated assets of any Subsidiary with Non-Recourse Indebtedness.

“Total Debt” shall mean, at any time, the total Indebtedness for Borrowed Money of Holdings and its consolidated subsidiaries at such time, determined on a consolidated basis in accordance with GAAP, excluding (a) CBRE CM Permitted Indebtedness, (b) Non-Recourse Indebtedness, (c) Indebtedness of the type described in clause (i) of the definition of such term (and any Guarantee of such Indebtedness) and Indebtedness under Performance Bonds, in each case, except to the extent of any unreimbursed drawings thereunder, (d) Exempt Construction Loans of any D&I Subsidiary, (e) the amount of any Indebtedness supported by Approved Credit Support, (f) Indebtedness under the CBRE Loan Arbitrage Facility, and (g) any Receivables Securitization; provided that, at the election of the Borrower, Excluded Subordinated Indebtedness may also be excluded so long as the proceeds of such Excluded Subordinated Indebtedness are used to prepay any Secured Debt.

“Total Domestic Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Domestic Revolving Credit Commitments, as in effect at such time. The Total Domestic Revolving Credit Commitment in effect on the Closing Date is $2,300,000,000.

“Total Multicurrency Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Multicurrency Revolving Credit Commitments, as in effect at such time. The Total Multicurrency Revolving Credit Commitment in effect on the Closing Date is $200,000,000.

“Total U.K. Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the U.K. Revolving Credit Commitments, as in effect at such time. The Total U.K. Revolving Credit Commitment in effect on the Closing Date is $300,000,000.

“Tranche A Borrowing” shall mean a Borrowing comprised of Tranche A Loans.

“Tranche A Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche A Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.26 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Tranche A Lender” shall mean a Lender with a Tranche A Commitment or an outstanding Tranche A Loan.

“Tranche A Loans” shall mean the term loans made by the Lenders to the U.S. Borrower pursuant to Section 2.01(a)(i) of this Agreement. Unless the context clearly indicates otherwise, the term “Tranche A Loans” shall include any Incremental Term Loans that are designated as such in the applicable Incremental Assumption Agreement and that are made on terms identical to the Tranche A Loans.

“Tranche A Maturity Date” shall mean October 31, 2022.

“Tranche A Repayment Date” shall have the meaning assigned to such term in Section 2.11(a)(i).

“Transactions” shall mean, collectively, (a) the execution, delivery and performance of this Agreement and each other Loan Document and the making of the Borrowings hereunder, (b) the execution and delivery of the Guarantee Agreement, (c) the Existing Tranche A Loan Refinancing, (d) the Existing Tranche B Loan Repayment and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate, the Alternate Base Rate, the Bank Bill Rate, the Canadian Prime Rate, the U.S. Base Rate, the Foreign Base Rate, each Flat Rate and the Discount Rate applicable to Bankers’ Acceptances and B/A Equivalent Loans.

“U.K. Borrowing Entity” shall mean the U.K. Borrower or any Borrower that is incorporated or otherwise organized under the laws of the United Kingdom or any political subdivision thereof.

“U.K. L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a U.K. Letter of Credit.

“U.K. L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding U.K. Letters of Credit at such time denominated in dollars, plus the Dollar Equivalent of the aggregate undrawn and unexpired amount of all outstanding U.K. Letters of Credit at such time denominated in Alternative Currencies and (b) the aggregate principal amount of all U.K. L/C Disbursements denominated in dollars that have not yet been reimbursed at such time, plus the Dollar Equivalent of the aggregate principal amount of all U.K. L/C Disbursements denominated in Alternative Currencies that have not been reimbursed at such time. The U.K. L/C Exposure of any U.K. Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate U.K. L/C Exposure at such time.

“U.K. Letter of Credit” shall mean any letter of credit issued (or deemed issued) pursuant to Section 2.23 and designated (or deemed designated) as such.

“U.K. Revolving Credit Borrowing” shall mean a Borrowing comprised of U.K. Revolving Loans.

“U.K. Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make U.K. Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its U.K. Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.25 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“U.K. Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding U.K. Revolving Loans of such Lender denominated in dollars, plus the Dollar Equivalent of the aggregate principal amount at such time of all outstanding U.K. Revolving Loans of such Lender denominated in Alternative Currencies, plus the aggregate amount at such time of such Lender’s U.K. L/C Exposure.

“U.K. Revolving Credit Lender” shall mean a Lender with a U.K. Revolving Credit Commitment or outstanding U.K. Revolving Credit Exposure.

“U.K. Revolving Loans” shall mean the revolving loans made by the Lenders to the U.S. Borrower or the U.K. Borrower pursuant to Section 2.01(a)(iv).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law on October 26, 2001)).

“U.S. Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the rate of interest per annum determined from time to time by the Administrative Agent as its base rate in effect at its principal office in Toronto, Ontario for determining interest rates on U.S. dollar-denominated commercial loans made in Canada and (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1%.

“U.S. Person” shall mean any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.20(g)(ii)(B)(iii).

“wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person; provided that, if required by applicable law, ownership of up to 2% of the shares of a Foreign Subsidiary by a third party will not cause such subsidiary to cease to be a “wholly owned Subsidiary”.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context clearly indicates otherwise. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Domestic Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Domestic Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Domestic Revolving Credit Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Domestic Eurocurrency Revolving Credit Borrowing”).

SECTION 1.04. Exchange Rate Calculations. On each Calculation Date, the Administrative Agent shall (a) determine the Exchange Rate as of such Calculation Date and (b) give notice thereof to the Borrowers and to any Lender that shall have requested a copy of such notice (it being understood that a Lender shall not have the right to independently request a determination of the Exchange Rate). The Exchange Rate so determined shall become effective on such Calculation Date and shall remain effective until the next succeeding Calculation Date, and shall for all purposes of this Agreement (other than any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between dollars and Alternative Currencies; provided that for purposes of any determination under any provisions of this Agreement that require the use of a current exchange rate all amounts incurred or proposed to be incurred in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination.

SECTION 1.05. Accounting Terms. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that (i) if the U.S. Borrower notifies the Administrative Agent that the U.S. Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose to the extent that, without undue burden or expense, the U.S. Borrower, its auditors and/or its financial systems are capable of interpreting such provisions as if such change in GAAP had not occurred), then the U.S. Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the U.S. Borrower and the Required Lenders and (ii) whenever in this Agreement it is necessary to determine whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on the date hereof.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) On the terms and subject to the conditions set forth herein and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, each Lender agrees severally and not jointly to make (i) Tranche A Loans to the U.S. Borrower, in dollars, on the Closing Date and on one other date on or prior to the Delayed Draw Termination Date, in an aggregate principal amount for all such Tranche A Loans not to exceed its Tranche A Commitment, (ii) Domestic Revolving Loans to the U.S. Borrower, in dollars, at any time and from time to time on or after the Closing Date and prior to the earlier of the Revolving Credit Maturity Date and the termination of the Domestic Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Domestic Revolving Credit Exposure (plus its Pro Rata Percentage of the Aggregate Competitive Loan Exposures) exceeding such Lender’s Domestic Revolving Credit Commitment, (iii) Multicurrency Revolving Loans to the U.S. Borrower in dollars, Canadian Dollars or Australian Dollars, the Canadian Borrower in dollars or Canadian Dollars, or the Australian Borrower in Australian Dollars, at any time and from time to time on or after the Closing Date and prior to the earlier of the Revolving Credit Maturity Date and the termination of the Multicurrency Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (x) such Lender’s Multicurrency Revolving Credit Exposure exceeding such Lender’s Multicurrency Revolving Credit Commitment or (y) the Aggregate Multicurrency Revolving Credit Exposure attributable to Loans to, and Letters of Credit issued for the account of, (A) the U.S. Borrower in Australian Dollars, the Australian Borrower and the New Zealand Borrower exceeding the ANZ Sublimit or (B) the U.S. Borrower in Canadian Dollars and the Canadian Borrower exceeding the Canadian Sublimit and (iv) U.K. Revolving Loans to the U.S. Borrower in dollars, Pounds or Euros or the U.K. Borrower in Pounds or Euro, at any time and from time to time on or after the Closing Date and prior to the earlier of the Revolving Credit Maturity Date and the termination of the U.K. Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s U.K. Revolving Credit Exposure exceeding such Lender’s U.K. Revolving Credit Commitment. Within the limits set forth in the first sentence of this Section 2.01 and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(b) Each Lender having an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, on the terms and subject to the conditions set forth herein and in the applicable Incremental Assumption Agreement and in reliance on the representations and warranties set forth herein and in the other Loan Documents, to make Incremental Revolving Loans or Incremental Term Loans, as applicable, to the Borrowers, in an aggregate principal amount not to exceed its Incremental Revolving Credit Commitment or Incremental Term Loan Commitment, as applicable. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

SECTION 2.02. Loans. (a) Each Loan (other than N.Z. Swingline Loans and Competitive Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and Competitive Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (except with respect to any Borrowing of Incremental Revolving Loans, Incremental Term Loans, Other Revolving Loans or Other Term Loans, to the extent otherwise provided in the related Incremental Assumption Agreement or Loan Modification Agreement, as applicable), or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.08 and 2.15, each Borrowing (other than a Competitive Borrowing) shall be comprised entirely of Daily Rate Loans or Fixed Rate Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in (i) more than (x) ten Fixed Rate Borrowings of Domestic Revolving Loans or (y) ten Fixed Rate Borrowings of Tranche A Loans being outstanding hereunder at any time or (ii) more than five Fixed Rate Borrowings of any other Class being outstanding hereunder at any time (which number of Fixed Rate Borrowings may be increased or adjusted by agreement between Holdings and the Administrative Agent in connection with any Incremental Term Loans, Incremental Revolving Loans, Other Term Loans or Other Revolving Loans). For purposes of the foregoing, Borrowings having different Interest Periods or Contract Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans deemed made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 4:00 p.m., Local Time, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the applicable Borrower, designated by such Borrower in the applicable Borrowing Request, or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender for the first three days, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds for the applicable currency and for each day thereafter, the higher of such rate and the applicable Daily Rate (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Revolving Credit Borrowing if the Interest Period or Contract Period, as the case may be, requested with respect thereto would end after the Revolving Credit Maturity Date.

(f) If any Issuing Bank shall not have received from the applicable Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each applicable Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Domestic Revolving Credit Lender (in respect of a Domestic L/C Disbursement), Multicurrency Revolving Credit Lender (in respect of a Multicurrency L/C Disbursement) and U.K. Revolving Credit Lender (in respect of a U.K. L/C Disbursement) shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., Local Time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), Local Time, on any day, not later than 10:00 a.m., Local Time, on the immediately following Business Day), an amount equal to such Revolving Credit Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan (if denominated in dollars), a Canadian Prime Rate Revolving Loan (if denominated in Canadian Dollars) or a Fixed Rate Loan with a one-month Interest Period or Contract Period, as the case may be (if denominated in any other Alternative Currency), of such Revolving Credit Lender and such payment shall be deemed to have reduced the applicable L/C Exposure), and the Administrative Agent will promptly pay to such Issuing Bank the amounts so received by it from such Revolving Credit Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amount received by it from a Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its applicable Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Revolving Credit Lender and the applicable Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a) and (ii) in the case of such Revolving Credit Lender, for the first such day, a rate determined by such Issuing Bank to represent its cost of overnight or short-term funds for the applicable currency, and for each day thereafter, the higher of such rate and the applicable Daily Rate.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a N.Z. Swingline Loan, a Competitive Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the applicable Borrower shall deliver in writing to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Fixed Rate Borrowing, not later than 1:00 p.m., Local Time, three Business Days before a proposed Borrowing (b) in the case of a Daily Rate Tranche A Borrowing, not later than 12:00 noon, Local Time, one Business Day before a proposed Borrowing and (c) in the case of any other Class of Daily Rate Borrowings, not later than 12:00 noon, Local Time, on the Business Day of a proposed Borrowing, provided that any Borrowing Request on the Business Day of a proposed ABR Borrowing shall be irrevocable. Each Borrowing Request shall be signed by or on behalf of the applicable Borrower and shall specify the following information: (i) the currency and Class of such Borrowing and whether such Borrowing is to be a Fixed Rate Borrowing or a Daily Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Fixed Rate Borrowing, the Interest Period or Contract Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, (x) each requested Borrowing shall comply with the requirements set forth in Section 2.02 and (y) except as expressly provided in Section 2.08 or 2.15, no Borrower may request a Daily Rate Borrowing that is a Foreign Base Rate Borrowing. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Daily Rate Borrowing if denominated in dollars or Canadian Dollars, and a Fixed Rate Borrowing with a one-month Interest Period or Contract Period otherwise. If no election as to the Class of any Revolving Credit Borrowing by the U.S. Borrower is received, then, to the extent of the available Domestic Revolving Credit Commitments, such Borrowing shall be a Domestic Revolving Credit Borrowing. If no Interest Period or Contract Period with respect to any Fixed Rate Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing. Subject to Section 2.16, a Borrowing Request may be revoked by the applicable Borrower at any time prior to 4:00 p.m., Local Time, on the Business Day prior to the proposed date of Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender on the Revolving Credit Maturity Date the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower. The New Zealand Borrower hereby promises to pay to the N.Z. Swingline Lender the then unpaid principal amount of each N.Z. Swingline Loan on the Revolving Credit Maturity Date. The U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the applicable Lender the principal amount of each Competitive Loan made by such Lender on the last day of the Interest Period applicable to such Loan.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period or Contract Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, each applicable Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and such Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. (a) The U.S. Borrower agrees to pay to each Domestic Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which the Domestic Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a facility fee equal to the Applicable Percentage per annum in effect from time to time on the daily amount (whether used or unused) of the Domestic Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing on the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Domestic Revolving Credit Commitment of such Lender shall expire or be terminated). The U.S. Borrower and the U.K.

Borrower jointly and severally agree to pay to each U.K. Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which the U.K. Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a facility fee equal to the Applicable Percentage per annum in effect from time to time on the daily amount (whether used or unused) of the U.K. Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing on the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the U.K. Revolving Credit Commitment of such Lender shall expire or be terminated). The U.S. Borrower, the Canadian Borrower, the Australian Borrower and the New Zealand Borrower jointly and severally agree to pay to each Multicurrency Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which the Multicurrency Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a facility fee (together with the facility fees provided for in the preceding two sentences, the “Facility Fees”) equal to the Applicable Percentage per annum in effect from time to time on the daily amount (whether used or unused) of the Multicurrency Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing on the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Multicurrency Revolving Credit Commitment of such Lender shall expire or be terminated). Notwithstanding the foregoing, if any Revolving Credit Exposure remains outstanding following any expiration or termination of the Revolving Credit Commitments as contemplated by the three preceding sentences, the Facility Fees shall continue to accrue on such Revolving Credit Exposure for so long as such Revolving Credit Exposure remains outstanding and shall be payable on demand. In addition, the Facility Fees otherwise payable to any Defaulting Lender in respect of the unused portion of such Defaulting Lender’s Revolving Credit Commitments shall not be payable for so long as, and with respect to the period during which, such Lender is a Defaulting Lender. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on and including the Closing Date and shall cease to accrue on the date on which the applicable Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein and there is not any remaining Revolving Credit Exposure of such Lender.

(b) The Borrowers agree to pay to the Administrative Agent, for its own account, the administrative fees at the times and in the amounts agreed to by the U.S. Borrower and the Administrative Agent from time to time (the “Administrative Agent Fees”).

(c) Each Borrower agrees to pay to each Domestic Revolving Credit Lender (in the case of Domestic L/C Exposure), each U.K. Revolving Credit Lender (in the case of U.K. L/C Exposure) and each Multicurrency Revolving Credit Lender (in the case of Multicurrency L/C Exposure) (in each case, other than a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the applicable Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a fee calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure in respect of such Borrower (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing on the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit of the applicable Class have been canceled or have expired and the applicable Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings of the applicable Class comprised of Fixed Rate Loans pursuant to

Section 2.06 (the “L/C Participation Fees”). If the L/C Exposure of a Defaulting Lender is reallocated pursuant to Section 2.17(a)(i), then the L/C Participation Fee payable to the Lenders pursuant to this Section 2.05(c) shall be adjusted in accordance with such allocation. If the applicable Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to Section 2.17(a)(ii), such Borrower shall not be required to pay any L/C Participation Fees with respect to that portion of such Defaulting Lender’s L/C Exposure during the period in which such L/C Exposure is cash collateralized. If all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to Section 2.17(a)(i) or (ii), then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all L/C Participation Fees with respect to such L/C Exposure shall be payable to the applicable Issuing Banks until and to the extent that such L/C Exposure is reallocated and/or cash collateralized.

(d) Each Borrower agrees to pay to each Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank the standard fronting, issuance and drawing fees as agreed by each Issuing Bank and such Borrower (the “Issuing Bank Fees”).

(e) The U.S. Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Lender, on the last Business Day of March 2018 and June 2018 and on each date on which the Tranche A Commitment of such Lender shall expire or be terminated as provided herein, a ticking fee (the “Ticking Fee”) equal to the Applicable Percentage per annum in effect from time to time on the daily unused amount of the Tranche A Commitment (if any) of such Lender (commencing on January 30, 2018 and ending with the Delayed Draw Termination Date or the date on which the Tranche A Commitment of such Lender shall expire or be terminated.)

(f) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. All Ticking Fees, L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of a Eurocurrency Loan denominated in Pounds, 365 days) at a rate per annum equal to (i) in the case of a Eurocurrency Competitive Borrowing, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus or minus (as the case may be) the Competitive Loan Margin offered by the Lender making such Loan and accepted by the U.S. Borrower in the Competitive Bid Accept/Reject Letter, and (ii) in the case of all other Eurocurrency Borrowings, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

(c) Subject to the provisions of Section 2.07, the Loans comprising each Canadian Prime Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Canadian Prime Rate plus the Applicable Percentage in effect from time to time.

(d) Subject to the provisions of Section 2.07, the Loans comprising each B/A Borrowing shall be subject to an Acceptance Fee, payable by the Canadian Borrower on the date of acceptance of the relevant B/A and calculated as set forth in the definition of the term “Acceptance Fee” in Section 1.01.

(e) Subject to the provisions of Section 2.07, the Loans comprising each Bank Bill Rate Borrowing, including each N.Z. Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be), at a rate per annum equal to the Bank Bill Rate plus the Applicable Percentage in effect from time to time.

(f) Subject to the provisions of Section 2.07, the Loans comprising each Foreign Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the sum of the Foreign Base Rate and the Applicable Percentage in effect from time to time.

(g) Subject to the provisions of Section 2.07, each Flat Rate Competitive Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or such other computational basis as may be set forth in the applicable Competitive Bid) at the rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the U.S. Borrower in the Competitive Bid Accept/Reject Letter.

(h) Interest on each Loan (other than pursuant to B/A Borrowings) shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBO Rate, Discount Rate or Bank Bill Rate, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Notwithstanding anything to the contrary in this Agreement, if any Daily Rate or any Fixed Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(i) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principal of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

SECTION 2.07. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, when determined by reference to the Prime Rate, (ii) 365 days, in the case of a Eurocurrency Loan denominated in Pounds and (iii) 360 days at all other times) equal to the rate that would be applicable to a Daily Rate Revolving Loan in the applicable currency plus 2.00%.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Administrative Agent shall have determined that deposits in the applicable currency in the principal amounts of the Loans comprising such Borrowing are not generally available in the applicable interbank market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to a majority in interest of the applicable Lenders of making or maintaining their Eurocurrency Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the applicable Borrowers and the applicable Lenders. In the event of any such determination, until the Administrative Agent shall have advised the applicable Borrowers and the applicable Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurocurrency Borrowing in the affected currency pursuant to Section 2.03 or 2.10 shall be deemed to be a request for a Daily Rate Borrowing in such currency. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments. (a) The Tranche A Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Assumption Agreement) shall be reduced dollar-for-dollar by the aggregate principal amount of the Tranche A Loans made and, if not earlier terminated or reduced to zero, shall automatically terminate on the Delayed Draw Termination Date. The Revolving Credit Commitments (other than any Incremental Revolving Credit Commitments, which shall terminate as provided in the related Incremental Assumption Agreement) and the N.Z. Swingline Commitments shall automatically terminate on the Revolving Credit Maturity Date. The L/C Commitments shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date that is five (5) days prior to the Revolving Credit Maturity Date.

(b) Upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by a written notice) to the Administrative Agent, a Borrower may, without premium or penalty, at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments of any Class; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments of any Class shall be in an integral multiple of the Borrowing Multiple and in a minimum amount equal to the Borrowing Minimum, (ii) the Total Domestic Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of the Aggregate Domestic Revolving Credit Exposure and the Aggregate Competitive Loan Exposure at the time, (iii) the Total U.K. Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate U.K. Revolving Credit Exposure at the time and (iv) the Total Multicurrency Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Multicurrency Revolving Credit Exposure at the time.

(c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments of any Class hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The applicable Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

(d) Reductions and terminations of any Other Revolving Credit Commitments shall be as provided for in the applicable Loan Modification Agreement.

SECTION 2.10. Conversion and Continuation of Borrowings. Each Borrower shall have the right at any time upon prior notice to the Administrative Agent (a) not later than 1:00 p.m., Local Time, two Business Days prior to conversion, to convert any Eurocurrency Borrowing denominated in dollars into an ABR Borrowing or to convert any B/A Borrowing into a Canadian Prime Rate Borrowing, (b) not later than 1:00 p.m., Local Time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurocurrency Borrowing denominated in dollars, to convert any Canadian Prime Rate Borrowing into a B/A Borrowing or to continue any Eurocurrency Borrowing as a Eurocurrency Borrowing for an additional Interest Period and (c) not later than 1:00 p.m., Local Time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurocurrency Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurocurrency Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;

(iv) if any Eurocurrency Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Borrowing or a B/A Borrowing;

(vi) any portion of a Eurocurrency Borrowing or a B/A Borrowing that cannot be converted into or continued as a Eurocurrency Borrowing or a B/A Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing or a Canadian Prime Rate Borrowing, as the case may be;

(vii) no Interest Period may be selected for any Eurocurrency Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (x) the Eurocurrency Term Borrowings comprised of Tranche A Loans, Specified Incremental Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Repayment Date and (y) the ABR Term Borrowings comprised of Tranche A Loans, Specified Incremental Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date;

(viii) no B/A Borrowing may be converted or continued other than at the end of the Contract Period applicable thereto; and

(ix) upon notice to the applicable Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurocurrency Loan or a B/A Loan and any outstanding Eurocurrency Borrowing or B/A Borrowing shall, at the end of the Interest Period or Contract Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted to an ABR Borrowing or a Canadian Prime Rate Borrowing, as the case may be.

Each notice pursuant to this Section 2.10 shall refer to this Agreement and specify (a) the identity, amount and Class of the Borrowing that the applicable Borrower requests be converted or continued, (b) whether such Borrowing is to be converted to or continued as a Eurocurrency Borrowing, an ABR Borrowing, a B/A Borrowing or a Canadian Prime Rate Borrowing, (c) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (d) if such Borrowing is to be converted to or continued as a Eurocurrency Borrowing or a B/A Borrowing, the Interest Period or Contract Period with respect thereto. If no Interest Period or Contract Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Borrowing or a B/A Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period of one month’s duration. The Administrative Agent shall advise the applicable Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period or Contract Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period or Contract Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as a Eurocurrency Borrowing or a B/A Borrowing with an Interest Period or Contract Period of one month or 30 days, respectively. The U.S. Borrower shall not have the right to convert or continue the Interest Period with respect to any Competitive Loan pursuant to this Section 2.10.

SECTION 2.11. Repayment of Term Borrowings. (a) (i) The U.S. Borrower shall pay to the Administrative Agent, for the account of the Tranche A Lenders, on March 5, May 15, August 15, and November 15 of each year (each, a “Tranche A Repayment Date”), commencing on the first Tranche A Repayment Date to occur after the Delayed Draw Termination Date, an aggregate amount equal to 0.25% of the principal amount of the Tranche A Loans (as adjusted from time to time pursuant to Sections 2.11(d), 2.12 and 2.26(d)) outstanding on the Delayed Draw Termination Date, with the balance payable on the Tranche A Maturity Date. Notwithstanding the foregoing, if the Leverage Ratio on the last day of the Test Period immediately prior to any Tranche A Repayment Date (other than the Tranche A Maturity Date) was less than or equal to 2.50 to 1.00, no scheduled amortization payment shall be required on such Tranche A Repayment Date.

(ii) The applicable Borrowers shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Incremental Term Loans equal to the amount set forth for such date in the applicable Incremental Assumption Agreement (as adjusted from time to time to give effect to prepayments as provided for in the applicable Incremental Assumption Agreement), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(iii) The applicable Borrowers shall pay to the Administrative Agent, for the account of the applicable Accepting Lenders, on each Other Term Loan Repayment Date, a principal amount of the Other Term Loans equal to the amount set forth for such date in the applicable Loan Modification Agreement (as adjusted from time to time to give effect to prepayments as provided for in the applicable Loan Modification Agreement), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) To the extent not previously paid, all Tranche A Loans, Specified Incremental Term Loans and Other Term Loans shall be due and payable on the Tranche A Maturity Date, the applicable Incremental Term Loan Maturity Date and the applicable Other Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

(d) Following any conversion or exchange of any Affected Class of Term Loans pursuant to Section 9.20, the amortization schedule set forth above for such Affected Class will be deemed modified by eliminating pro rata from each of the remaining scheduled amortization payments for such Class an aggregate amount equal to the principal amount of Term Loans of Accepting Lenders of such Affected Class that accepted the related Loan Modification Offer.

SECTION 2.12. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than (x) Bankers’ Acceptances or B/A Equivalent Loans, which may, however, be defeased as provided below and (y) Competitive Borrowings, which may be prepaid only with the consent of the applicable Lender), in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Fixed Rate Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the Business Day of prepayment in the case of Daily Rate Loans, to the Administrative Agent before 1:00 p.m., Local Time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; and provided further that the Canadian Borrower may defease any B/A or B/A Equivalent Loan by depositing with the Administrative Agent an amount that, together with Acceptance Fees accruing on such amount to the end of the Contract Period for such B/A or B/A Equivalent Loan at such rate as the Administrative Agent shall specify upon receipt of such amount, is sufficient to pay such maturing B/A or B/A Equivalent Loan when due.

(b) Optional prepayments shall be applied to Classes of Loans as directed by the U.S. Borrower in the applicable notice of prepayment. Within each Class of Term Loans, optional prepayments shall be applied against the remaining scheduled amortization payments thereof as directed by the U.S. Borrower.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of optional prepayment delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments of a Class, the applicable Borrowers shall, on the date of such termination, repay or prepay all their respective outstanding Revolving Credit Borrowings (and N.Z. Swingline Borrowings (in the case of a termination of the Multicurrency Revolving Credit Commitments) of such Class, and replace all outstanding Letters of Credit of the applicable Class and/or deposit an amount equal to the L/C Exposure of the applicable Class in cash in a cash collateral account established with the Administrative Agent for the benefit of the applicable Lenders. If as a result of any partial reduction of the Revolving Credit Commitments of a Class, the Aggregate Domestic Revolving Credit Exposure (plus the Aggregate Competitive Loan Exposure), Aggregate Multicurrency Revolving Credit Exposure or Aggregate U.K. Revolving Credit Exposure would exceed the Total Domestic Revolving Credit Commitment, Total Multicurrency Revolving Credit Commitment or Total U.K. Revolving Credit Commitment, respectively, after giving effect thereto, then the applicable Borrowers shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings (and/or N.Z. Swingline Loans (in the case of the Multicurrency Revolving Credit Commitments) and/or, subject to Section 2.12, Competitive Loans (in the case of Domestic Revolving Credit Commitments)) and/or cash collateralize Letters of Credit of the applicable Class in an amount sufficient to eliminate such excess.

(b) If as a result of fluctuations in exchange rates, on any Calculation Date, (i) the Aggregate Multicurrency Revolving Credit Exposure would exceed 105% of the Total Multicurrency Revolving Credit Commitment, (ii) the Aggregate U.K. Revolving Credit Exposure would exceed 105% of the Total U.K. Revolving Credit Commitment, (iii) the portion of the Multicurrency Revolving Credit Exposure represented by Loans to or Letters of Credit issued for the account of the Canadian Borrower would exceed 105% of the Canadian Sublimit or (iv) the portion of the Multicurrency Revolving Credit Exposure represented by Loans to or Letters of Credit issued for the account of the Australian Borrower and the New Zealand Borrower would exceed 105% of the ANZ Sublimit, then, in each case, the applicable Borrowers shall, within three Business Days of such Calculation Date, prepay Revolving Loans (or N.Z. Swingline Loans, in the case of the Multicurrency Revolving Credit Commitments) and/or cash collateralize Letters of Credit such that the applicable exposure does not exceed the applicable commitment or sublimit set forth above without giving effect to the words “105% of”.

SECTION 2.14. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender or any Issuing Bank, except any such reserve requirement that is reflected in the Adjusted LIBOR Rate, the Discount Rate or the Bank Bill Rate;

(ii) subject any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) shall impose on such Lender of the Issuing Bank or any applicable interbank market any other condition affecting this Agreement or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein (other than any change to the basis or rate of taxation applicable to any Lender), and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Fixed Rate Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material (after taking into account the last sentence of the definition of the term “Adjusted LIBO Rate”, if applicable), then the applicable Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts (without duplication of amounts paid by the Borrowers pursuant to Section 2.20) as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that such amounts shall be proportionate and non-discriminatory relative to the amounts that such Lender or Issuing Bank charges borrowers or account parties for such additional amounts incurred in connection with substantially similar facilities as determined by such Lender or Issuing Bank acting in good faith exercising reasonable credit judgment.

(b) If any Lender or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender or such Issuing Bank to be material (after taking into account the last sentence of the definition of the term “Adjusted LIBO Rate”, if applicable), then from time to time the applicable Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided that such amounts shall be proportionate and non-discriminatory relative to the amounts that such Lender or Issuing Bank charges borrowers or account parties for such additional amounts incurred in connection with substantially similar facilities as determined by such Lender or Issuing Bank acting in good faith exercising reasonable credit judgment.

(c) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above, and setting forth in reasonable detail the basis on which such amount or amounts were calculated shall be delivered to the U.S. Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate delivered by it within 20 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or such Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender or such Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or such Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and each Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

(e) For the avoidance of doubt, this Section 2.14 shall apply to all requests, rules, guidelines or directives concerning capital adequacy or liquidity requirements issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy or liquidity requirements promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or United States financial regulatory authorities, regardless of the date adopted, issued, promulgated or implemented but solely to the extent any Lender requesting any such compensation described in this Section 2.14 is generally imposing such charges on similarly situated borrowers where the terms of other syndicated credit facilities permit it to impose such charges.

SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the applicable Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurocurrency Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and Daily Rate Loans will not thereafter (for such duration) be converted into Eurocurrency Loans), whereupon any request for a Eurocurrency Borrowing (or to convert an ABR Borrowing to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Daily Rate Loan (or a request to continue a Daily Rate Loan as such or to convert a Eurocurrency Loan into a Daily Rate Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurocurrency Loans made by it be converted to Daily Rate Loans, in which event all such Eurocurrency Loans shall be automatically converted to Daily Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the Daily Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

(b) For purposes of this Section 2.15, a notice to the applicable Borrower by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the applicable Borrower.

(c) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

SECTION 2.16. Indemnity. The Borrowers shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Fixed Rate Loan prior to the end of the Interest Period or Contract Period in effect therefor, (ii) the conversion of any Fixed Rate Loan to a Daily Rate Loan, or the conversion of the Interest Period or Contract Period with respect to any Fixed Rate Loan, in each case other than on the last day of the Interest Period or Contract Period in effect therefor or (iii) any Fixed Rate Loan to be made by such Lender (including any Fixed Rate Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrowers hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Fixed Rate Loan to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Fixed Rate Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16, and setting forth in reasonable detail the basis on which such amount or amounts were calculated, shall be delivered to the applicable Borrowers and shall be conclusive absent manifest error and the applicable Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 20 days after its receipt of the same.

SECTION 2.17. Pro Rata Treatment. Except as otherwise specified in this Agreement, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Loans or Commitments of a given Class. For purposes of determining the available Domestic Revolving Credit Commitments or Multicurrency Revolving Credit Commitments of the Lenders at any time, each outstanding Competitive Loan or N.Z. Swingline Loan shall be deemed to have utilized the Domestic Revolving Credit Commitments (in the case of a Competitive Loan) or Multicurrency Revolving Credit Commitments (in the case of a N.Z. Swingline Loan) of the Lenders (including those Lenders which shall not have made Competitive Loans or N.Z. Swingline Loans, as the case may be) pro rata in accordance with such respective Domestic Revolving Credit Commitments or Multicurrency Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. Notwithstanding the foregoing, (a) if Letters of Credit are requested to be issued or N.Z. Swingline Loans are requested to be made under the Revolving Credit Commitments of a Class at any time that there exists a Defaulting Lender under the Revolving Credit Commitments of such Class then, (i) all or any part of such Defaulting Lender’s aggregate L/C Exposure or N.Z. Swingline Exposure under such Class shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Percentages, but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposure under such Class plus such Defaulting Lender’s aggregate principal amount of all L/C Exposure and N.Z. Swingline Exposure, as the case may be under such Class, does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments of such Class, and (ii) if the reallocation described in clause (i) cannot, or can only partially, be effected, the applicable Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such remaining N.Z. Swingline Exposure under such Class and (y) second, cash collateralize for the benefit of each applicable Issuing Bank only such Borrower’s obligations corresponding to such Defaulting Lender’s aggregate L/C Exposure under such Class (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.23(j) for so long as such L/C Exposure is outstanding, and (b) a Borrower may elect that prepayments of Loans made pursuant to Section 2.12(a) not be applied to the Revolving Loans of a Defaulting Lender. For the avoidance of doubt, neither this Section 2.17 nor Section 2.18 shall limit the ability of any Borrower to (i) make a Purchase of and retire Purchased Loans or (ii) pay fees and interest with respect to Other Revolving Loans or Other Term Loans following the effectiveness of any Loan Modification Offer on a basis different from the Loans of such Class that will continue to be held by Lenders that were not Accepting Lenders.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against a Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means other than as a result of non-pro rata payments expressly permitted hereunder (including under Sections 2.15 and 2.17), obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender of a Class, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys due and owing by any Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to a Borrower in the amount of such participation. For the avoidance of doubt, this Section 2.18 shall not apply to any assignment of any Purchased Loan by any Lender to a Borrower or as otherwise specified in this Agreement.

SECTION 2.19. Payments. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., Local Time, on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank, and (ii) principal of and interest on Competitive Loans and N.Z. Swingline Loans, which shall be paid directly to the applicable Domestic Revolving Credit Lender or N.Z. Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010 to such account or accounts as may be specified by the Administrative Agent. The Administrative Agent will promptly distribute to each Lender its pro rata share (or other applicable share as provided herein) of such payment.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower does not in fact make such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, as the case may be, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error) in the applicable currency.

SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if any Borrower or any Loan Party shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) only in the case of Indemnified Taxes and Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to Indemnified Taxes and Other Taxes payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower or such Loan Party shall make such deductions or withholdings and (iii) such Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Borrower shall indemnify the Administrative Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender (whether directly or pursuant to Section 2.20(d)), as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 15 days after written demand therefor, for the full amount of (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(d).

(e) If a Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Lender (or participant), or the Administrative Agent, as applicable, shall cooperate with such Borrower in challenging such Tax at such Borrower’s expense if requested by such Borrower. If a Lender (or participant) or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.20, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this

Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or participant) or the Administrative Agent (together with any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of such Lender (or participant) or the Administrative Agent, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender (or participant) or the Administrative Agent in the event such Lender (or participant) or the Administrative Agent is required to repay such refund to such Governmental Authority.

(f) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower or any other Loan Party to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower is located, or pursuant to any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate and shall deliver to such Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Borrower. Each Lender that shall become a participant or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.20(g) provided that in the case of a participant such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

Notwithstanding the foregoing, after a request by the Borrower or Administrative Agent pursuant to (g)(i), in the case of an applicable Borrower that is not a U.S. Person, such Borrower will use reasonable efforts, if requested by the applicable Lender, to provide to such Lender all applicable documentation (together, if requested, with any English translations thereof, to the extent available) required to be completed by such Lender in order to receive any exemption or reduction of withholding Tax under the laws of the jurisdiction in which such Borrower is located, and such Lender shall not be required to complete, execute or submit any such documentation if such Lender is not reasonably satisfied that it is legally able to do so.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form); or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(i) (i) Subject to paragraphs (ii) and (iii) below, each U.K. Borrowing Entity shall, at the request of any Lender or the Administrative Agent, assist such Lender in timely completing any procedural formalities incumbent upon such U.K. Borrowing Entity (as may be applicable in the United Kingdom at the applicable time) necessary for such Lender to receive payments under this Agreement or under any other Loan Document without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(ii) Each Lender that is entitled to an exemption from or reduction of withholding Tax on interest under any applicable double taxation treaty to which the United Kingdom is a party, and that holds a passport number under the HMRC Double Taxation Treaty Passport Scheme and wishes that scheme to apply to this Agreement and the other Loan Documents, shall include an indication of such choice by providing to the Administrative Agent and each applicable U.K. Borrowing Entity such Lender’s scheme reference number as soon as reasonably practicable and in any event within 10 Business Days of making or acquiring a Loan with the applicable U.K. Borrowing Entity.

(iii) Without limiting paragraph (i) above, when a Lender provides the applicable scheme reference number to the Administrative Agent and each U.K. Borrowing Entity in accordance with paragraph (ii) above, each U.K. Borrowing Entity shall file with HMRC a duly completed HMRC Form DTTP-2 with respect to such Lender within 30 “working” days (as such term is used in the terms and conditions of the

HMRC Double Taxation Treaty Passport Scheme) of the date such Lender makes or acquires a Loan owing by such U.K. Borrowing Entity, and in each case each U.K. Borrowing Entity shall promptly provide such Lender and the Administrative Agent with a proof of, and a copy of, such filing. Unless impracticable, such filing shall be made by electronic online submission.

(j) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) any Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to a proposed amendment, waiver, consent or other modification of this Agreement or any other Loan Document which has been approved by the Required Lenders and which additionally requires the consent of such Lender for approval pursuant to Section 9.08(b), (v) any Revolving Credit Lender refuses to consent to a proposed Loan Modification Offer with respect to its Revolving Credit Commitments, (vi) any Term Lender refuses to consent to a proposed Loan Modification Offer with respect to its Term Loans or (vii) any Lender becomes a Defaulting Lender, the U.S. Borrower may, at its sole expense and effort, upon notice to such Lender or such Issuing Bank and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv), (v) or (vi) above, all its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification or that has ongoing funding requirements) to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) to the extent such approval would be required pursuant to Section 9.04 if an assignment of the applicable Loans or Commitments were being made to such assignee, the U.S. Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of each Issuing Bank and the N.Z. Swingline Lender (in the case of a Multicurrency Revolving Credit Commitment)), which consent shall not unreasonably be withheld, and (z) the applicable Borrower or such assignee shall have paid to the affected Lender or affected Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or such Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or such Issuing Bank hereunder (including any amounts under Section 2.14, Section 2.16 and Section 2.20), in each case with respect to the Loans or Commitments subject to such assignment; provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or such Issuing Bank’s claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or such Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or such Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

(b) If (i) any Lender or any Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) any Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by a Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22. N.Z. Swingline Loans. (a) N.Z. Swingline Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the N.Z. Swingline Lender agrees to make N.Z. Swingline Loans to the New Zealand Borrower, in New Zealand Dollars, at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Multicurrency Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of all N.Z. Swingline Loans exceeding $20,000,000 in the aggregate (such amount to be increased and/or decreased from time to time as mutually agreed between the New Zealand Borrower and the N.Z. Swingline Lender (but not to exceed $50,000,000 in any event) in a supplement to the applicable N.Z. Swingline Lender Designation Agreement that is delivered to the Administrative Agent), (y) the Aggregate Multicurrency Revolving Credit Exposure attributable to Loans to, and Letters of Credit issued for the account of, the Australian Borrower, the New Zealand Borrower and the U.S. Borrower in Australian Dollars exceeding the ANZ Sublimit or (z) the Aggregate Multicurrency Revolving Credit Exposure, after giving effect to any N.Z. Swingline Loan, exceeding the Total Multicurrency Revolving Credit Commitment. Each N.Z. Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the New Zealand Borrower may borrow, pay or prepay and reborrow N.Z. Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein. Notwithstanding anything to the contrary herein, the N.Z. Swingline Lender shall not be required to make N.Z. Swingline Loans at any time that there exists a Defaulting Lender under the Multicurrency Revolving Credit Commitments.

(b) N.Z. Swingline Loans. The New Zealand Borrower shall notify the N.Z. Swingline Lender and the Administrative Agent by fax, or by telephone (confirmed by fax), not later than 12:00 noon, Auckland time, three Business Days prior to the day of a proposed N.Z. Swingline Loan. Such notice shall be delivered on a Business Day, shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and the amount of such N.Z. Swingline Loan. The N.Z. Swingline Lender shall make each N.Z. Swingline Loan available to the New Zealand Borrower by means of a credit to an account in the name of the New Zealand Borrower as designated by the New Zealand Borrower in such notice. Notwithstanding anything to the contrary set forth in Section 9.08(b), the borrowing mechanics in respect of the N.Z. Swingline Loans may be modified from time to time by the agreement of the Administrative Agent, the U.S. Borrower and the N.Z. Swingline Lender.

(c) Prepayment. The New Zealand Borrower shall have the right at any time and from time to time to prepay any N.Z. Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the N.Z. Swingline Lender and to the Administrative Agent before 12:00 noon, Auckland time, three Business Days prior to the date of prepayment at the N.Z. Swingline Lender’s address for notices specified in Section 9.01 or in the applicable N.Z. Swingline Lender Designation Agreement. All principal payments of N.Z. Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment and shall be subject to Section 2.16.

(d) Interest. Each N.Z. Swingline Loan shall be a Bank Bill Rate Loan (except to the extent required to be a Foreign Base Rate Loan as provided for herein) and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(e).

(e) Participations. If an Event of Default shall have occurred and be continuing, the N.Z. Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Auckland time, on any Business Day require the Multicurrency Revolving Credit Lenders to acquire participations on the next Business Day in all or a portion of the outstanding N.Z. Swingline Loans. Each notice shall specify the aggregate amount of N.Z. Swingline Loans in which such Revolving Credit Lenders will participate. The principal amount of any N.Z. Swingline Loans subject to any such notice, together with all accrued and unpaid interest thereon, shall immediately upon delivery of such notice be converted to Dollar Loans and obligations to pay interest in dollars, respectively, at the Exchange Rate prevailing on the date of such notice. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Multicurrency Revolving Credit Lender specifying in such notice such Revolving Credit Lender’s Pro Rata Percentage in dollars of such N.Z. Swingline Loan or Loans. In furtherance of the foregoing, each Multicurrency Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the N.Z. Swingline Lender, such Lender’s Pro Rata Percentage in dollars of such N.Z. Swingline Loans. Each Multicurrency Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in N.Z. Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Multicurrency Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Revolving Credit Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and the Administrative Agent shall promptly pay to the N.Z. Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the New Zealand Borrower of any participations in any N.Z. Swingline Loan of such Borrower acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made in dollars and to the Administrative Agent and not to a N.Z. Swingline Lender. Any amount received by a Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan of such Swingline Lender after receipt by such N.Z. Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amount received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the applicable N.Z. Swingline Lender, as their interests may appear. The purchase of participations in a N.Z. Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower (or other party liable for obligations of such Borrower) of any default in the payment thereof.

(f) Designation of N.Z. Swingline Lender. The New Zealand Borrower may, at any time and from time to time, with the consent of such Lender or Lenders, designate one or more Lenders or their Affiliates to act as a N.Z. Swingline Lender under the terms of this Agreement; provided that the Administrative Agent shall be reasonably satisfied that such N.Z. Swingline Lender may make loans and other extensions of credit to the New Zealand Borrower in compliance with applicable laws and regulations and without being subject to any unreimbursed or unindemnified Tax or other expenses. Upon the receipt by the Administrative Agent of a N.Z. Swingline Lender Designation Agreement executed by a N.Z. Swingline Lender, the New Zealand Borrower, the U.S. Borrower and the Administrative Agent and setting forth the amount of the New Zealand Swingline Commitment of such N.Z. Swingline Lender, such N.Z. Swingline Lender shall be a “N.Z. Swingline Lender” and a party to this Agreement. At any time that there shall be more than one N.Z. Swingline Lender under this Agreement, borrowings and repayments of N.Z. Swingline Loans shall be made ratably in accordance with the N.Z. Swingline Commitments of the N.Z. Swingline Lenders.

SECTION 2.23. Letters of Credit. (a) General. Any Borrower may request from any Issuing Bank the issuance of a Letter of Credit for its own account or for the account of any of its Subsidiaries (in which case such Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time while the L/C Commitments to any Borrower remain in effect. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), a Borrower shall deliver in writing to the Administrative Agent and the applicable Issuing Bank (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is to be a Domestic Letter of Credit, a Multicurrency Letter of Credit or a U.K. Letter of Credit and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $200,000,000, and the L/C Exposure attributable to all Letters of Credit issued by any Issuing Bank at any time shall not exceed the L/C Commitment of such Issuing Bank at such time, (ii) the sum of the Aggregate Domestic Revolving Credit Exposure and the Aggregate Competitive Loan Exposure shall not exceed the Total Domestic Revolving Credit Commitment, (iii) the Aggregate Multicurrency Revolving Credit Exposure shall not exceed the Total Multicurrency Revolving Credit Commitment, and the Aggregate Multicurrency Revolving Credit Exposure attributable to Loans to, and Letters of Credit issued for the account of, (x) the U.S. Borrower in Australian Dollars, the Australian Borrower and the New Zealand Borrower shall not exceed the ANZ Sublimit and (y) the Canadian Borrower and the U.S. Borrower borrowing Multicurrency Revolving Loans in Canadian Dollars shall not exceed the Canadian Sublimit and (iv) the Aggregate U.K. Revolving Credit Exposure shall not exceed the Total U.K. Revolving Credit Commitment. In addition, no Issuing Bank shall be required to issue any Letter of Credit if, immediately after giving effect thereto, the Domestic Revolving Credit Exposure, Multicurrency Revolving Credit Exposure or U.K. Revolving Credit Exposure of such Issuing Bank would exceed the Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment or U.K. Revolving Credit Commitment, as the case may be, of such Issuing Bank (with, for purposes of this sentence only, the Domestic L/C Exposure, Multicurrency L/C Exposure or U.K. L/C Exposure of any Issuing Bank being deemed to be the aggregate face amount of each Domestic Letter of Credit, Multicurrency Letter of Credit or U.K. Letter of Credit issued by such Issuing Bank and outstanding at such time); provided that the limitation in this sentence shall not apply to amendments, extensions or renewals of any Letter of Credit to the extent that the face amount of such Letter of Credit is not increased thereby. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date that is one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of a Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Domestic Letter of Credit and without any further action on the part of any Issuing Bank or the Lenders, the Issuing Bank with respect to such Letter of Credit hereby grants to each Domestic Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit (or, in the case of the Existing Letters of Credit, upon the Closing Date). By the issuance of a Multicurrency Letter of Credit and without any further action on the part of any Issuing Bank or the Lenders, the Issuing Bank with respect to such Letter of Credit hereby grants to each Multicurrency Revolving Credit

Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. By the issuance of a U.K. Letter of Credit and without any further action on the part of any Issuing Bank or the Lenders, the Issuing Bank with respect to such Letter of Credit hereby grants to each U.K. Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Domestic Revolving Credit Lender, each Multicurrency Revolving Credit Lender and each U.K. Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Pro Rata Percentage of each Domestic L/C Disbursement, Multicurrency L/C Disbursement or U.K. L/C Disbursement, respectively, made by such Issuing Bank and not reimbursed by the applicable Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(e). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall pay to such Issuing Bank an amount equal to such L/C Disbursement not later than 12:00 noon New York time (i) on or prior to the Business Day following the day on which such Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, if the applicable Borrower receives such notice from such Issuing Bank on or before 12:00 noon New York time on the day such L/C Disbursement is made and (ii) on or prior to the second Business Day following the day on which such Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, if the applicable Borrower receives such notice from such Issuing Bank after 12:00 noon New York time on the day such L/C Disbursement is made; provided that to satisfy its reimbursement obligation under this paragraph (e), a Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.22 an ABR Revolving Loan (in the case of a Domestic Letter of Credit), a Canadian Prime Rate Loan (in the case of a Multicurrency Letter of Credit denominated in Canadian Dollars), a N.Z. Swingline Loan (in the case of a Multicurrency Letter of Credit denominated in New Zealand Dollars) or a Fixed Rate Loan (in the case of a U.K. Letter of Credit or a Multicurrency Letter of Credit denominated in a currency other than Canadian Dollars or New Zealand Dollars) to be made by the applicable Revolving Credit Lenders or the applicable N.Z. Swingline Lender, as the case may be, in the aggregate amount of any such L/C Disbursement.

(f) Obligations Absolute. Each Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii) the existence of any claim, setoff, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of a Borrower’s obligations hereunder.

It is understood that any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit such Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction in a final, nonappealable judgment) or the Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (as determined by a court of competent jurisdiction in a final, non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in carrying out its obligations required hereunder. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof;

(g) Disbursement Procedures. Any Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the applicable Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank or the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each applicable Revolving Credit Lender notice thereof.

(h) Interim Interest. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by such Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were a Daily Rate Revolving Loan.

(i) Resignation or Removal of the Issuing Bank. Any Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the U.S. Borrower, and may be removed at any time by the U.S. Borrower by notice to any Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(d). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the U.S. Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrowers shall, on the Business Day they receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in cash equivalents, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse any Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

(k) Additional Issuing Banks. The U.S. Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require. Each Lender acting as an Issuing Bank hereunder shall promptly provide to the Administrative Agent such information with respect to the Letters of Credit issued by such Lender as the Administrative Agent may reasonably request to allow the Administrative Agent to calculate the L/C Exposure of any Class, the L/C Participation Fees and the other Obligations with respect to outstanding Letters of Credit.

SECTION 2.24. Bankers’ Acceptances. (a) Subject to the terms and conditions of this Agreement, the Canadian Borrower may request a Multicurrency Revolving Credit Borrowing denominated in Canadian Dollars by presenting drafts for acceptance and purchase as B/As by the Multicurrency Revolving Credit Lenders.

(b) No Contract Period with respect to a B/A to be accepted and, if applicable, purchased as a Multicurrency Revolving Loan shall extend beyond the Revolving Credit Maturity Date. All B/As and B/A Loans shall be denominated in Canadian Dollars.

(c) To facilitate availment of B/A Loans, the Canadian Borrower hereby appoints each Multicurrency Revolving Credit Lender as its attorney to sign and endorse on its behalf (in accordance with a Borrowing Request relating to a B/A Loan pursuant to Section 2.03 or 2.10), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Multicurrency Revolving Credit Lender, blank forms of B/As in the form requested by such Multicurrency Revolving Credit Lender. The Canadian Borrower recognizes and agrees that all B/As signed and/or endorsed by a Multicurrency Revolving Credit Lender on behalf of the Canadian Borrower shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Multicurrency Revolving Credit Lender is hereby authorized (in accordance with a Borrowing Request relating to a B/A Loan) to issue such B/As endorsed in blank in such face amounts as may be determined by such Multicurrency Revolving Credit Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Multicurrency Revolving Credit Lender. No Multicurrency Revolving Credit Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except for the gross negligence or wilful misconduct of such Multicurrency

Revolving Credit Lender or its officers, employees, agents or representatives. Each Multicurrency Revolving Credit Lender shall maintain a record, which shall be made available to the Canadian Borrower upon its request, with respect to B/As (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. On request by or on behalf of the Canadian Borrower, a Multicurrency Revolving Credit Lender shall cancel all forms of B/As which have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and that are held by such Multicurrency Revolving Credit Lender and are not required to be issued in accordance with the Canadian Borrower’s notice. Alternatively, the Canadian Borrower agrees that, at the request of the Administrative Agent, the Canadian Borrower shall deliver to the Administrative Agent a “depository note” which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities.

(d) Drafts of the Canadian Borrower to be accepted as B/As hereunder shall be signed as set forth in this Section 2.24. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any Multicurrency Revolving Credit Lender or the Canadian Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Borrower.

(e) Promptly following the receipt of a Borrowing Request specifying a Multicurrency Revolving Credit Borrowing by way of B/A, the Administrative Agent shall so advise the Multicurrency Revolving Credit Lenders and shall advise each Multicurrency Revolving Credit Lender of the aggregate face amount of the B/A to be accepted by it and the applicable Contract Period (which shall be identical for all Multicurrency Revolving Credit Lenders). In the case of Multicurrency Revolving Loans comprised of B/A Loans, the aggregate face amount of the B/A to be accepted by a Multicurrency Revolving Credit Lender shall be in a minimum aggregate amount of C$100,000 and shall be a whole multiple of C$100,000, and such face amount shall be in the Multicurrency Revolving Credit Lenders’ pro rata portions of such Multicurrency Revolving Credit Borrowing, provided that the Administrative Agent may in its sole discretion increase or reduce any Multicurrency Revolving Credit Lender’s portion of such B/A Loan to the nearest C$100,000 without reducing the aggregate Multicurrency Revolving Credit Commitments.

(f) The Canadian Borrower may specify in a Borrowing Request pursuant to Section 2.03 or 2.10 that it desires that any B/A requested by such Borrowing Request be purchased by the Multicurrency Revolving Credit Lenders, in which case the Multicurrency Revolving Credit Lenders shall, upon acceptance of a B/A by a Multicurrency Revolving Credit Lender, purchase each B/A from the Canadian Borrower at the Discount Rate for such Multicurrency Revolving Credit Lender applicable to such B/A accepted by it and provide to the Administrative Agent the Discount Proceeds for the account of the Canadian Borrower. The Acceptance Fee payable by the Canadian Borrower to a Multicurrency Revolving Credit Lender under Section 2.06(d) in respect of each B/A accepted by such Multicurrency Revolving Credit Lender shall be set off against and deducted from the Discount Proceeds payable by such Multicurrency Revolving Credit Lender under this Section 2.24.

(g) Each Multicurrency Revolving Credit Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

(h) If a Multicurrency Revolving Credit Lender is not a chartered bank under the Bank Act (Canada) or if a Multicurrency Revolving Credit Lender notifies the Administrative Agent in writing that it is otherwise unable to accept Bankers’ Acceptances, such Multicurrency Revolving Credit Lender will, instead of accepting and purchasing Bankers’ Acceptances, make an advance (a “B/A Equivalent Loan”) to the Canadian Borrower in the amount and for the same term as the draft that such Multicurrency Revolving Credit Lender would otherwise have been required to accept and purchase hereunder. Each such Multicurrency Revolving Credit Lender will provide to the Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of the Canadian Borrower. Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Multicurrency Revolving Credit Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis at the Discount Rate) a Bankers’ Acceptance for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Multicurrency Revolving Credit Lenders and the Canadian Borrower as the Bankers’ Acceptance which such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same manner in which the deduction based on the Discount Rate and the applicable Acceptance Fee of a Bankers’ Acceptance would be deducted from the face amount of the Bankers’ Acceptance.

(i) The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Multicurrency Revolving Credit Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Multicurrency Revolving Credit Lender in its own right, and the Canadian Borrower agrees not to claim any days of grace if such Multicurrency Revolving Credit Lender, as holder, claims payment from or sues the Canadian Borrower on the B/A for payment of the amount payable by the Canadian Borrower thereunder. On the last day of the Contract Period of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Canadian Borrower shall pay the Multicurrency Revolving Credit Lender that has accepted and purchased a B/A or advanced a B/A Equivalent Loan the full face amount of such B/A or B/A Equivalent Loan, as the case may be, and, after such payment, the Canadian Borrower shall have no further liability in respect of such B/A and such Multicurrency Revolving Credit Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

(j) Except as required by any Multicurrency Revolving Credit Lender upon the occurrence of an Event of Default, no B/A Loan may be repaid by the Canadian Borrower prior to the expiry date of the Contract Period applicable to such B/A Loan; provided, however, that any B/A Loan may be defeased as provided in Section 2.12(a).

SECTION 2.25. Incremental Revolving Credit Commitments. (a) One or more Borrowers may, by written notice to the Administrative Agent from time to time, request Incremental Revolving Credit Commitments from one or more Incremental Revolving Credit Lenders, which may include any existing Lender (each of which shall be entitled to agree or decline to participate in its sole discretion); provided that each Incremental Revolving Credit Lender, if not already a Lender hereunder, to the extent such approval would be required pursuant to Section 9.04 if an assignment of the applicable Incremental Revolving Credit Commitments were being made to such Incremental Revolving Credit Lender, shall be subject to the approval of the Administrative Agent, each Issuing Bank and, in the case of Incremental Multicurrency Revolving Credit Commitments, the applicable N.Z. Swingline Lender (which approvals shall not be unreasonably withheld). Such written notice shall set forth (i) the identity of the Borrower or Borrowers to which the Incremental Revolving Credit Commitments shall be extended, (ii) the amount of the Incremental Revolving Credit Commitments being requested, (iii) the date on which such Incremental Revolving Credit Commitments are requested to become effective (which shall not be less than five (5) Business Days nor more than 60 days after the date of such notice, unless otherwise agreed to by the Administrative Agent) and (iv) whether such Incremental Revolving Credit Commitments are to be Domestic Revolving Credit Commitments, Multicurrency Revolving Credit Commitments, U.K. Revolving Credit Commitments or commitments to make revolving loans on terms different from the then existing Revolving Loans (such loans, “Specified Incremental Revolving Loans” and, such commitments, “Specified Incremental Revolving Credit Commitments”).

(b) The applicable Borrower or Borrowers and each Incremental Revolving Credit Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Revolving Credit Commitment of such Incremental Revolving Credit Lender. Each Incremental Assumption Agreement shall specify the terms of the Incremental Revolving Credit Commitment and the Incremental Revolving Loans to be made thereunder; provided that (i) without the prior written consent of the Required Lenders, the final maturity date of any Specified Incremental Revolving Credit Commitments shall be no earlier than the Revolving Credit Maturity Date under this Agreement; provided that, at the election of the applicable Borrower or Borrowers, Specified Incremental Revolving Loans in an aggregate principal amount not to exceed $500,000,000 shall not be subject to this clause (i) and (ii) terms of any Specified Incremental Revolving Credit Commitments and the Specified Incremental Revolving Loans to be made thereunder, to the extent not consistent with the Revolving Credit Commitments and the Revolving Loans extended under this Agreement, shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Credit Commitment and the Incremental Revolving Loans evidenced thereby, and the Administrative Agent and the Borrowers may revise this Agreement to evidence such amendments.

(c) Notwithstanding the foregoing, no Incremental Revolving Credit Commitment shall become effective under this Section 2.25 unless, (i) on the date of such effectiveness, the conditions set forth in Section 4.01(b) and (c) shall be satisfied (it being understood that in the case of any Incremental Revolving Commitments being incurred for the purpose of financing an acquisition the condition set forth in Section 4.01(c) may, at the option of Holdings, be tested on the date the definitive agreements for such acquisition are entered into and the Administrative Agent shall have received a certificate to that effect dated such date) and executed by a Responsible Officer of the U.S. Borrower, (ii) at the time of, and after giving effect to, the incurrence of the Incremental Revolving Loans to be made under such Incremental Revolving Credit Commitment (assuming the full amount thereof was drawn at such time), Holdings would be in pro forma compliance with Sections 6.05 and 6.06 and (iii) if reasonably requested the Administrative Agent shall have received legal opinions, board resolutions and an officer’s certificate consistent with those delivered on the Closing Date pursuant to Section 4.02 and such other documents as the Administrative Agent may reasonably request.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Revolving Loans (other than Specified Incremental Revolving Loans), when originally made, are included in each Borrowing of outstanding Revolving Loans of the applicable Class on a pro rata basis. This may be accomplished (i) by requiring the outstanding Revolving Loans of the affected Class to be prepaid with the proceeds of a new Revolving Credit Borrowing of such Class, (ii) by causing Lenders of the affected Class to assign portions of their outstanding Revolving Loans of such Class to Incremental Revolving Credit Lenders or (iii) by any combination of the foregoing. Any conversion of Fixed Rate Loans to Daily Rate Loans contemplated in the preceding sentence shall be subject to Section 2.16. If any Incremental Revolving Loan is to be allocated to an existing Interest Period for a Eurocurrency Revolving Credit Borrowing of a Class then, subject to Section 2.07, the interest rate applicable to such Incremental Revolving Loan for the remainder of such Interest Period and the other economic consequences thereof shall be as set out in the applicable Incremental Assumption Agreement.

SECTION 2.26. Incremental Term Loan Commitments. (a) One or more Borrowers may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments from one or more Incremental Term Lenders, which may include any existing Lender (each of which shall be entitled to agree or decline to participate in its sole discretion); provided that each Incremental Term Lender, if not already a Lender hereunder, to the extent such approval would be required pursuant to Section 9.04 if an assignment of the applicable Incremental Term Commitments were being made to such Incremental Term Lender, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the identity of the Borrower or Borrowers to which the Incremental Term Loan Commitments shall be provided, (ii) the amount of the Incremental Term Loan Commitments being requested, (iii) if the Incremental Term Loan Commitments are requested in an Alternative Currency, the applicable currency, (iv) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than five (5) Business Days nor more than 60 days after the date of such notice, unless otherwise agreed to by the Administrative Agent) and (v) whether such Incremental Term Loan Commitments are commitments to make additional Tranche A Loans of the same Class or commitments to make term loans of a different Class with terms different from the Tranche A Loans (such loans, “Specified Incremental Term Loans” and, such commitments, “Specified Incremental Term Loan Commitments”).

(b) The applicable Borrower or Borrowers and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Assumption Agreement shall specify the terms of the Incremental Term Loan, to be made thereunder, provided that (i) without the prior written consent of the Required Lenders, the final maturity date of any Specified Incremental Term Loans shall be no earlier than the Tranche A Maturity Date under this Agreement and the weighted average life to maturity of such Specified Incremental Term Loans shall be no shorter than the weighted average life to maturity of the Tranche A Loans; provided that, at the election of the applicable Borrower or Borrowers, Specified Incremental Term Loans in an aggregate principal amount not to exceed $500,000,000 shall not be subject to this clause (i), (ii) in connection with any incurrence of additional Tranche A Loans, the amounts payable on each Tranche A Repayment Date may be adjusted to reflect the incurrence of such additional Tranche A Loans; provided that such adjustment shall not decrease the amounts payable to the Tranche A Lenders in any period after the incurrence of such additional Tranche A Loans and (iii) the other terms of any Specified Incremental Term Loans, to the extent not consistent with the Term Loans extended under this Agreement, shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby, and the Administrative Agent and the Borrowers may revise this Agreement to evidence such amendments.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.26 unless, (i) on the date of such effectiveness, the conditions set forth in Section 4.01(b) and (c) shall be satisfied (it being understood that in the case of any Incremental Term Loan Commitments being incurred for the purpose of financing an acquisition the condition set forth in Section 4.01(c) may, at the option of Holdings, be tested on the date the definitive agreements for such acquisition are entered into) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the U.S. Borrower, (ii) at the time of, and after giving effect to, the incurrence of the Incremental Term Loans under such Incremental Term Loan Commitments, Holdings would be in pro forma compliance with Sections 6.05 and 6.06 and (iii) if reasonably requested, the Administrative Agent shall have received legal opinions, board resolutions and an officer’s certificate consistent with those delivered on the Closing Date pursuant to Section 4.02 and such other documents as the Administrative Agent may reasonably request.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Specified Incremental Term Loans), when originally made, are included in each Borrowing of outstanding Tranche A Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by requiring each Borrowing of outstanding Fixed Rate Term Loans to be converted into a Borrowing of Daily Rate Term Loans on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each Borrowing of outstanding Fixed Rate Term Loans on a pro rata basis, even though as a result thereof such Incremental Term Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period). Any conversion of Fixed Rate Term Loans to Daily Rate Term Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Fixed Rate Term Borrowing then, subject to Section 2.07, the interest rate applicable to such Incremental Term Loan for the remainder of such Interest Period and the other economic consequences thereof shall be as set out in the applicable Incremental Assumption Agreement. In addition, to the extent that any Incremental Term Loans are Tranche A Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

SECTION 2.27. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time from and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Domestic Revolving Credit Commitments in accordance with the terms hereof, the U.S. Borrower may request Competitive Bids and the U.S. Borrower may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that (i) the Aggregate Competitive Loan Exposures shall not exceed 50% of the Total Domestic Revolving Credit Commitment and (ii) the sum of the Aggregate Domestic Revolving Credit Exposures plus the Aggregate Competitive Loan Exposures shall not exceed the Total Domestic Revolving Credit Commitment. To request Competitive Bids, the U.S. Borrower shall deliver in writing to the Advance Agent a duly completed Competitive Bid Request, to be received by the Advance Agent, not later than 10:00 a.m., New York City time, five Business Days before the date of the proposed Competitive Borrowing. A Competitive Bid Request that does not conform substantially to Exhibit J-1 may be rejected in the Advance Agent’s sole discretion. Each Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(1) the aggregate amount of the requested Competitive Borrowing;

(2) the date of such Competitive Borrowing, which shall be a Business Day;

(3) whether such Competitive Borrowing is to be a Eurocurrency Competitive Borrowing or a Flat Rate Competitive Borrowing;

(4) the Interest Period to be applicable to such Competitive Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(5) the location and number of the account of the U.S. Borrower to which funds are to be disbursed.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Advance Agent shall deliver to the Domestic Revolving Credit Lenders a Notice of Competitive Bid Request, inviting the Domestic Revolving Credit Lenders to submit Competitive Bids.

(b) Each Domestic Revolving Credit Lender may (but shall not have any obligation to) make one or more Competitive Bids to the U.S. Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Domestic Revolving Credit Lender must be received in writing by the Advance Agent, not later than 9:30 a.m., New York City time, four Business Days before the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit J-3 may be rejected by the Advance Agent, and the Advance Agent shall notify the applicable Domestic Revolving Credit Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount of the Competitive Loan or Loans that the Domestic Revolving Credit Lender is willing to make (which shall be a minimum of the Borrowing Minimum and an integral multiple of the Borrowing Multiple, and which may equal the entire principal amount of the Competitive Bid Request by the U.S. Borrower), (ii) the Competitive Bid Rate or Rates at which the Domestic Revolving Credit Lender is prepared to make such Competitive Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Competitive Loan and the last day thereof (which shall be a period contemplated by the definition of the term “Interest Period”).

(c) The Advance Agent shall promptly notify the U.S. Borrower by fax of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Domestic Revolving Credit Lender that shall have made such Competitive Bid.

(d) Subject only to the provisions of this paragraph, the U.S. Borrower may accept or reject any Competitive Bid. The U.S. Borrower shall notify the Advance Agent by telephone, confirmed by fax in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject each Competitive Bid, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing; provided that (i) the failure of the U.S. Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the U.S. Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the U.S. Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request and (iv) the U.S. Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, provided that no Competitive Loan may be in an amount less than the Borrowing Minimum and amounts subject to pro rata allocation shall be rounded to integral multiples of the Borrowing Multiple in a manner which shall be in the discretion of the U.S. Borrower. A notice given by the U.S. Borrower pursuant to this paragraph (d) shall be irrevocable.

(e) The Advance Agent shall promptly notify each bidding Domestic Revolving Credit Lender by fax whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) If the Advance Agent shall elect to submit a Competitive Bid in its capacity as a Domestic Revolving Credit Lender, it shall submit such Competitive Bid directly to the U.S. Borrower at least one quarter of an hour earlier than the time by which the other Domestic Revolving Credit Lenders are required to submit their Competitive Bids to the Advance Agent pursuant to Section 2.27(b).

ARTICLE III

Representations and Warranties

Each of Holdings and each Borrower represents and warrants to the Administrative Agent, each Issuing Bank and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, each Borrower and each Significant Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization to the extent such concept is applicable, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by the Loan Parties of the Loan Documents to which each is or will be a party and the consummation by the Loan Parties of the Transactions (including the borrowings by the Borrowers hereunder) (a) have been duly authorized by all requisite corporate, partnership and, if required, stockholder and partner action and (b) will not (i) violate (x) any provision of law, statute, rule or regulation in any material respect, or of the certificate or articles of incorporation, partnership agreements or other constitutive documents or by-laws of Holdings, any Borrower or any Subsidiary, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which Holdings or any Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound in any material respect, (ii) or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, any Borrower or any Subsidiary.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except (a) for such as have been made or obtained and are in full force and effect or (b) where the failure to obtain such consent or approval to make such registration or filing or other action, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Financial Statements. Holdings has heretofore furnished to the Lenders (a) its consolidated balance sheets and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2016, audited by and accompanied by the opinion of KPMG LLP, independent public accountants and (b) its unaudited consolidated balance sheets and statements of income, stockholders’ equity and cash flows as of and for the fiscal quarters ended March 31, 2017 and June 30, 2017. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b) above.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had a material adverse effect on the business, assets, operations or financial condition, of Holdings, the U.S. Borrower and the Subsidiaries, taken as a whole, since December 31, 2016.

SECTION 3.07. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or any Borrower, threatened against or affecting Holdings or any Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of Holdings, the U.S. Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Federal Reserve Regulations. (a) None of Holdings, the U.S. Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation T, U or X.

SECTION 3.09. Investment Company Act. None of Holdings, the U.S. Borrower or any Subsidiary (other than any Investment Subsidiary) is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.10. Patriot Act; FCPA; OFAC. (a) Holdings, the U.S. Borrower and the Subsidiaries are, and except as otherwise disclosed in Holdings’ Form 10-K for the fiscal year ended December 31, 2016, in compliance, in all material respects, with (i) (x) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and those administered by the U.S. Department of State and any other enabling legislation or executive order relating thereto and (y) the economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act. No part of the proceeds of the Loans will be used by Holdings, the U.S. Borrower or any of the Subsidiaries for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Canadian Corruption of Foreign Public Officials Act, and, to the extent applicable to any Borrower, the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and the United Nations Convention Against Corruption (collectively, the “Anti-Corruption Laws”).

(b) None of Holdings, the U.S. Borrower or any Subsidiary or, to the knowledge of Holdings or the U.S. Borrower, any director, officer, agent, employee or Affiliate of Holdings, the Borrower or any Subsidiary as of the Closing Date, (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list of designated persons maintained by the United States Treasury Department or the U.S. Department of State or by the United Nations Security Council, the European Union or any member state of the European Union, or Her Majesty’s Treasury of the United Kingdom (ii) is operating, organized or resident in a country or territory which is itself the target of Sanctions, (iii) is any person 50% or more owned or otherwise controlled by any such person or persons or (iv) is the subject of any Sanctions; and none of Holdings, the U.S. Borrower or any Subsidiary will use the proceeds of the Loans for the purpose of financing the activities of any person, or in any country or territory, at the time of such financing, that is the subject of any Sanctions.

SECTION 3.11. Use of Proceeds. The Borrowers will use the proceeds of the Loans (other than Incremental Revolving Loans, Other Revolving Loans and Incremental Term Loans) and will request the issuance of Letters of Credit only for the purposes specified in the preliminary statement to this Agreement.

SECTION 3.12. Tax Returns. Each of Holdings, the U.S. Borrower and the Subsidiaries has filed or caused to be filed all Federal and all material state, local and foreign Tax returns or materials required to have been filed by it and has paid or caused to be paid all material Taxes due and payable by it and all material assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the U.S. Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.13. No Material Misstatements. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Holdings or any Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (other than projections and forward-looking information, pro forma financial information or information of a general economic or industry specific nature), when taken as a whole together with any reports, proxy statements and other materials filed by Holdings, the U.S. Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be, do not contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading as of the time when made or delivered; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and each Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

ARTICLE IV

Conditions of Lending

SECTION 4.01. All Credit Events. The obligations of the Lenders (including the N.Z. Swingline Lenders) to make Loans (other than Incremental Term Loans and Incremental Revolving Credit Commitments which will be subject to such terms and conditions specified in the relevant Incremental Assumption Agreement) and of the Issuing Banks to issue, amend, extend or renew any Letter of Credit (each such event being called a “Credit Event”) are subject to the satisfaction of the following conditions on the date of each Credit Event:

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a N.Z. Swingline Loan, the applicable N.Z. Swingline Lender shall have received a notice requesting such N.Z. Swingline Loan as required by Section 2.22(b).

(b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall have been true and correct in all materials respect as of such earlier date.

(c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by each Borrower and Holdings on the date of such Credit Event as to the matters specified in Section 4.01(b) and (c).

SECTION 4.02. Closing Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a favorable written opinion of (i) the General Counsel or Deputy General Counsel of the U.S. Borrower, in form and substance reasonably satisfactory to the Administrative Agent, (ii) Simpson Thacher & Bartlett LLP, counsel for Holdings and the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent and (iii) each foreign counsel listed on Schedule 4.02(a), in form and substance reasonably satisfactory to the Administrative Agent, in each case (x) dated on the Closing Date, (y) addressed to the Issuing Banks, the Administrative Agent and the Lenders and (z) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrowers hereby request such counsel to deliver such opinions.

(b) The Administrative Agent shall have received (i) a copy of the certificate, articles of incorporation or partnership agreement (or comparable organizational document), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or comparable entity) of the jurisdiction of its organization, and a certificate as to the good standing (where such concept is applicable) of each Loan Party as of a recent date, from such Secretary of State (or comparable entity); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated on the Closing Date and certifying (w) that attached thereto is a true and complete copy of the by-laws (or comparable organizational document) of such Loan Party as in effect on the Closing Date and at all times since the date of the resolutions described in clause (x) below, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or partners (or comparable governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate, articles of incorporation or partnership agreement (or comparable organizational document) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (z) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent may reasonably request.

(c) The Administrative Agent shall have received a certificate, dated on or shortly prior to the Closing Date and signed by a Responsible Officer of the U.S. Borrower, confirming compliance with the conditions precedent set forth in Section 4.02(f).

(d) The Administrative Agent shall have received a certificate of a Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent (which certificate shall be substantially similar to the corresponding certificate delivered in connection with the closing of the Existing Credit Agreement).

(e) The Administrative Agent shall have received all Fees, and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced two days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

(f) (i) The representations and warranties set forth in Article III shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall have been true and correct in all materials respect as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing.

(g) The Existing Tranche A Loan Refinancing and the Existing Tranche B Loan Prepayment shall have occurred (or shall occur substantially concurrently with the Closing Date).

(h) The Administrative Agent shall have received, at least two (2) Business Days prior to the Closing Date, all documentation and other information reasonably requested by it (on behalf of itself or any Lender) at least 10 Business Days prior to the Closing Date that is required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(i) The Guarantee Agreement and all other documents required by Section 5.09, shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date.

(j) The Administrative Agent shall have received counterparts of this Agreement that, when taken together, bear the signatures of Holdings, the Borrowers, each Revolving Credit Lender set forth on Schedule 2.01, each Term Lender set forth on Schedule 2.01 and each Issuing Bank set forth on Schedule 2.01(a).

ARTICLE V

Affirmative Covenants

Each of Holdings and each Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and each Borrower will, and will cause each of the Significant Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties; Compliance with Laws. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) as otherwise permitted under Section 6.04 or (ii) in the case of any Significant Subsidiaries, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) except as permitted under Section 6.04, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary to the conduct of its business and (ii) comply and cause all Subsidiaries to comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, including Environmental Laws, whether now in effect or hereafter enacted.

SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

SECTION 5.03. Obligations and Taxes. Pay its Material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful material claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the U.S. Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien.

SECTION 5.04. Financial Statements, Reports, etc. In the case of Holdings, furnish to the Administrative Agent (which shall furnish such statements, certificates or other documents received pursuant to this Section 5.04 to each Lender and Issuing Bank):

(a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such consolidated subsidiaries for such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified as to the scope of such audit or as to “going concern”) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such consolidated subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.05 and 6.06;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default with respect to the covenants contained in Sections 6.05 and 6.06 has occurred (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) [Reserved];

(f) promptly after the same become publicly available, copies of all material reports filed by Holdings and the U.S. Borrower with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g) [Reserved]; and

(h) subject to applicable law and third party confidentiality agreements entered into by Holdings or the U.S. Borrower in the ordinary course of business, promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the U.S. Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request (including on behalf of any Lender).

The U.S. Borrower and Holdings hereby acknowledge and agree that all financial statements and certificates furnished pursuant to paragraphs (a), (b), (c) and (d) above (i) are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.01 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such section and (ii) shall be deemed to have been delivered on the date on which the U.S. Borrower or Holdings posts such documents, or provides a link thereto on the U.S. Borrower’s website on the Internet at http://cbre.com or such other website with respect to which the U.S. Borrower may from time to time notify the Administrative Agent and to which the Lenders have access or (y) files a Form 10-K or 10-Q for the relevant fiscal period, as applicable, with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be.

SECTION 5.05. Notices of Default. Furnish to the Administrative Agent (which shall furnish such notice to each Lender and Issuing Bank) prompt written notice of any Event of Default or Default upon any Responsible Officer obtaining actual knowledge thereof, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto.

SECTION 5.06. [Reserved].

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and all material requirements of law are made of all dealings and transactions in relation to its business and activities. Subject to applicable law and third party confidentiality agreements entered into by the Loan Parties in the ordinary course of business, each Loan Party will, and will cause each of its Subsidiaries to, provided that, in the absence of an Event of Default, such visits and inspections shall be limited to once per fiscal year, permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of Holdings, the U.S. Borrower or any Subsidiary at reasonable times and as often as reasonably requested (but in all events upon reasonable prior notice) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of Holdings, the U.S. Borrower or any Subsidiary with the officers thereof.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes described in Section 3.11, in any Incremental Assumption Agreement (with respect to Incremental Revolving Loans and Incremental Term Loans) or in any Loan Modification Agreement (with respect to Other Revolving Loans), and in ease case for purposes that are not prohibited by Section 3.08(b) or Section 3.10.

SECTION 5.09. Additional Loan Parties. Holdings will cause any existing and any subsequently acquired or organized Domestic Subsidiary which provides a Guarantee in respect of any Material Indebtedness to become party to the Guarantee Agreement and each other applicable Loan Document; provided that (i) no such Domestic Subsidiary that is not “100%

owned” (as defined in Rule 3-10(h)(i) of Regulation S-X of Securities Act of 1933) shall be required at any time to Guarantee any of the Obligations to the extent that such a Guarantee would, directly or indirectly, result in Holdings or the U.S. Borrower being required to file separate financial statements of each of the Subsidiary Guarantors with the SEC and such separate financial statements are not otherwise being provided to the SEC at such time, (ii) the requirements described in this Section 5.09 shall not apply to any Domestic Subsidiary for which the provision of a Guarantee pursuant to the Guarantee Agreement would be prohibited by applicable law of any jurisdiction to which it is subject or would result in adverse tax consequences to Holdings or its Subsidiaries and (iii) the Guarantee of any Obligations by any such Domestic Subsidiary shall be automatically released if such release is necessary to comply with the immediately preceding proviso or the provisions of Section 9.25.

ARTICLE VI

Negative Covenants

Each of Holdings and each Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

SECTION 6.01. Indebtedness. Holdings and the Borrowers will not cause or permit any of the Non-Guarantor Subsidiaries to incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the date hereof and set forth in Schedule 6.01(a) and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased and neither the final maturity nor the weighted average life to maturity of such Indebtedness is shortened;

(b) intercompany Indebtedness of the Non-Guarantor Subsidiaries (including, for the avoidance of doubt, any such Indebtedness owing to Holdings, the Borrowers or any Guarantor);

(c) Indebtedness under Performance Bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(d) CBRE CM Permitted Indebtedness, Indebtedness under the CBRE Loan Arbitrage Facility, Exempt Construction Loans, Indebtedness in respect of any Receivables Securitization, to the extent the aggregate Receivables Securitization Amount attributable at any time in respect of all Receivables Securitizations does not exceed $250,000,000 and Non-Recourse Indebtedness;

(e) Indebtedness of any person existing at the time such person is acquired by the U.S. Borrower or a Subsidiary in connection with an acquisition and not incurred in anticipation or contemplation thereof and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased and neither the final maturity nor the weighted average life to maturity of such Indebtedness is shortened;

(f) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $600,000,000; and

(g) Non-Guarantor Subsidiaries may incur Indebtedness at any time if, after giving effect thereto, the aggregate principal amount of all Indebtedness incurred by Non-Guarantor Subsidiaries pursuant to this paragraph (g) and outstanding at such time does not exceed 15% of Total Assets at such time (after giving pro forma effect to any assets to be acquired in connection with the incurrence of such Indebtedness).

SECTION 6.02. Liens. Holdings and the Borrowers will not, nor will they cause or permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the U.S. Borrower and its Subsidiaries existing on the date hereof and (i) set forth in Schedule 6.02(a) or (ii) encumbering property or assets with a fair market value on the date hereof of less than $10,000,000; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the U.S. Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the U.S. Borrower or any Subsidiary;

(d) Liens for Taxes, fees, assessments or other governmental charges not yet due, or if material, which are being contested in compliance with Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable, or if material, which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the U.S. Borrower or any of its Subsidiaries;

(i) Liens arising out of judgments or awards in respect of which Holdings, the U.S. Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(j) Liens on investments made by CBRE CM in connection with the CBRE CM Loan Arbitrage Facility to secure Indebtedness under the CBRE CM Loan Arbitrage Facility, if such investments were acquired by CBRE CM with the proceeds of such Indebtedness;

(k) Liens on investments made by the U.S. Borrower or CBRE, Inc. in connection with the CBRE Loan Arbitrage Facility to secure Indebtedness under the CBRE Loan Arbitrage Facility, if such investments were acquired by the U.S. Borrower or CBRE, Inc., as the case may be, with the proceeds of such Indebtedness;

(l) Liens on mortgage loans originated and owned or held by CBRE CM or any Mortgage Banking Subsidiary pursuant to any CBRE CM Mortgage Warehousing Facility or the CBRE CM Repo Arrangement, and Liens in connection with CBRE CM Lending Program Securities;

(m) Liens on Receivables securing any Receivables Securitization permitted to be outstanding under Section 6.01;

(n) any Lien existing on any property or asset of any person that exists at the time such person becomes a Subsidiary; provided that (i) such Lien was not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any property or assets of the U.S. Borrower or any other Subsidiary;

(o) Liens arising solely by virtue of any statutory, common law or contractual provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or relating to Liens on brokerage accounts;

(p) Liens on the assets or Equity Interests of an Investment Subsidiary to secure Exempt Construction Loans, Non-Recourse Indebtedness and Guarantees thereof;

(q) [Reserved];

(r) any Lien in relation to personal property acquired by the New Zealand Borrower in the ordinary course of its normal business; provided that such Lien shall be permitted only if (i) it is given by the New Zealand Borrower (as buyer) in favor of a seller of the personal property, (ii) it secures (and only secures) all or part of the purchase price for the personal property and (iii) it is discharged within 60 days of its creation;

(s) any security in relation to personal property acquired by the New Zealand Borrower that is created or provided for by (i) a transfer of an account receivable or chattel paper, (ii) a lease for a term of more than 1 year, or (iii) a commercial consignment, that does not secure payment or performance of an obligation (all terms used in Section 6.02(r) and (s) and not defined in this Agreement have the meaning specified thereto in the New Zealand Personal Property Securities Act 1999); and

(t) other Liens not permitted by the foregoing; provided that, at the time of the incurrence thereof, neither the obligations secured thereby nor the aggregate fair market value of the assets subject thereto shall exceed 10% of Total Assets at the time.

SECTION 6.03. [Reserved].

SECTION 6.04. Mergers, Consolidations and Sales of Assets. (a) Holdings will not, and will not permit any Borrower to, merge into or consolidate with any other person unless (i) at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing and (ii) the person formed by such consolidation or into which Holdings or such Borrower is merged shall be a person organized and existing under the laws of (x) in the case of Holdings and the U.S. Borrower, the United States of America, any State thereof or the District of Columbia, and (y) in case of any other Borrower, the jurisdiction of such Borrower or, if the Administrative Agent and each applicable Lender to such Borrower are reasonably satisfied that such Lenders may make loans and other extensions of credit to such Borrower in the applicable currency or currencies in the proposed jurisdiction in compliance with applicable laws and regulations and without being subject to any unreimbursed or unindemnified Tax or other expense, any other jurisdiction, and, in each case, shall expressly assume pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, Holding’s or such Borrower’s, as the case may be, obligations for performance of every covenant of this Agreement on the part of such person to be performed (unless, in the case of a Borrower other than the U.S. Borrower, such Borrower will cease to be a Subsidiary upon the consummation of such transaction and the conditions for release of such Borrower pursuant to Section 9.25 are satisfied). For the avoidance of doubt, this Section 6.04 shall only apply to a merger or consolidation in which Holdings or the applicable Borrower is not the surviving person. Upon any consolidation by Holdings or a Borrower with or merger by Holdings or a Borrower into any other person, the successor person formed by such consolidation or into which Holdings or such Borrower is merged shall succeed to, and be substituted for, and may exercise every right and power of, Holdings or such Borrower under this Agreement with the same effect as if such successor person had been named as Holdings or such Borrower herein.

(b) Holdings will not, nor will it cause or permit any of the Significant Subsidiaries to, sell, transfer, lease or otherwise dispose of in one transaction or in a series of transactions, all or substantially all of the property of Holdings and its Subsidiaries taken as a whole.

SECTION 6.05. Interest Coverage Ratio. Holdings will not permit the Interest Coverage Ratio on the last day of any fiscal quarter to be less than 2.00 to 1.00.

SECTION 6.06. Maximum Leverage Ratio. Holdings will not permit the Leverage Ratio on the last day of any fiscal quarter to be greater than (i) 4.25 to 1.00 or (ii) for the first four full fiscal quarters following the consummation of a Qualified Acquisition, 4.75 to 1.00.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) failure to make any payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) failure to make any payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) failure by Holdings or any Borrower to observe or perform any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by Holdings, any Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof being delivered from the Administrative Agent or the Required Lenders to the U.S. Borrower;

(f) (i) Holdings, any Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness has expired, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due; provided that this clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (y) Indebtedness existing on the Closing Date which by its terms provides for an option by the payee thereof to require repayment prior to the scheduled maturity thereof;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, any Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of Holdings, any Borrower or a Significant Subsidiary, under Title 11 of the United

States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any Significant Subsidiary or for a substantial part of the property or assets of Holdings, any Borrower or any Significant Subsidiary or (iii) the winding-up or liquidation of Holdings or the U.S. Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Holdings, any Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any Significant Subsidiary or for a substantial part of the property or assets of Holdings, any Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $200,000,000 shall be rendered against Holdings, any Borrower, any Subsidiary or any combination thereof, which judgment is not fully covered by insurance of an independent, third-party insurance company that has been notified of such judgment and has not denied coverage, and the same shall remain undischarged, unvacated or unbonded pending appeal for a period of 60 consecutive days during which execution shall not be effectively stayed;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

(k) any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms or the terms of this Agreement), or any Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents); or

(l) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or the U.S. Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the U.S. Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto, including the determination of any successor LIBO Rate as contemplated by the definition of the term “LIBO Rate”.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, any Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

The Administrative Agent shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, any Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the U.S. Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the U.S. Borrower and, unless an Event of Default shall have occurred and be continuing, with the consent of the U.S. Borrower (which shall not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Administrative Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Administrative Agent, such Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent.

If any person serving as an Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, by notice in writing to the U.S. Borrower and such person remove such person as Administrative Agent and, in consultation with the U.S. Borrower and, unless an Event of Default shall have occurred and be continuing, with the consent of the U.S. Borrower (which shall not be unreasonably withheld), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent.

Any such resignation by or removal of such Administrative Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Bank, in which case such resigning Administrative Agent or such Administrative Agent subject to removal (a) shall not be required to issue any further Letters of Credit hereunder and (b) shall maintain all of its rights as Issuing Bank with respect to any Letters of Credit issued by it prior to the date of such resignation or removal. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the U.S. Borrower and such successor. After an Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

No Lender shall have any right individually to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms thereof. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

The Administrative Agent hereby acknowledges that any Guarantee by a Subsidiary shall be released automatically upon the occurrence of a Guarantee Release Date with respect to such Subsidiary.

None of the Lenders or other persons identified on the facing page of this Agreement as a “syndication agent” or “documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, none of the Lenders or other persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail or fax, as follows:

(a) if to a Borrower or Holdings, to it in care of the U.S. Borrower at CBRE Services, Inc., 400 South Hope Street, 25th Floor, Los Angeles, CA 90071, Attention of Deputy Chief Financial Officer (Fax No. (213) 613 3735) with a copy to be sent to 2929 Arch Street, Suite 1500, Philadelphia, PA 19104, Attention of Jim Groch, Chief Financial Officer (Fax No. (215) 921 7401); at CBRE Services, Inc., 400 South Hope Street, 25th Floor, Los Angeles, CA 90071, Attention of Deputy General Counsel (Fax No. (213) 613 3735); and at CBRE Services, Inc., 100 N. Sepulveda Blvd., Suite 1100, El Segundo, CA 90245, Attention of Treasurer (Fax No. (310) 606 5035);

(b) if to Credit Suisse AG, Cayman Islands Branch as Administrative Agent, to Credit Suisse AG, Cayman Islands Branch, Eleven Madison Avenue, 9th Floor, New York, NY 10010, Attention of Sean Portrait—Agency Manager (Fax No. (212) 322 2291), Email: agency.loanops@credit-suisse.com;

(c) if to Wells Fargo Bank, N.A. as Issuing Bank, to Wells Fargo Bank, N.A., Attention: Standby Letters of Credit Department, 794 Davis Street, 2nd Floor, San Leandro, CA 94577-6922, Fax No. (704) 715 0205, Email: standbyLC@wellsfargo.com;

(d) if to JPMorgan Chase Bank, N.A. as Issuing Bank, to JPMorgan Chase Bank, N.A., Attention: Standby LC Department, 10420 Highland Manor Drive, Floor 04, Tampa, FL 33610-9128, Fax No. (813) 432 5161, Email: GTS.IB.Standby@jpmchase.com;

(e) if to Bank of America, N.A. as Issuing Bank, to Bank of America, N.A., Global Trade Operations, One Fleet Way, 2nd Floor, Mail Code PA6-580-02-30, Scranton, PA 18507, Telephone 1 800 370 7519, General Fax No. 1 800 755 8743, Client Servicing E-mail Address: scranton_standby_lc@bankofamerica.com, SWIFT Address: BOFAUS;

(f) if to a Lender, to it at its address (or fax number or e-mail address) set forth in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

(g) if to The Hongkong and Shanghai Banking Corporation Limited, New Zealand Branch as N.Z. Swingline Lender, to The Hongkong and Shanghai Banking Corporation Limited, New Zealand Branch, HSBC House, Level 9, 1 Queen Street, Auckland (attention Relationship Manager), Fax No. +649 368 8799.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by e-mail or fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the U.S. Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered to Holdings or any Borrower at the e-mail address provided from time to time by such person to the Administrative Agent. Holdings and any Borrower may each change the address or e-mail address for service of notice and other communications by a notice in writing to the other parties hereto.

Holdings hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to Holdings, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a Competitive Bid Request, a notice pursuant to Section 2.10 or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Section 2.23, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, Holdings and the U.S. Borrower agree, and agree to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

Holdings and the U.S. Borrower hereby acknowledge that (i) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of Holdings and the U.S. Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). Holdings and the U.S. Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings and the U.S. Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or words of similar import); and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or words of similar import).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or any Issuing Bank.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of all the Lenders.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, Holdings, the Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment of Term Loans by a Lender to a Lender or an Affiliate or Related Fund of a Lender which does not result in any increased costs or other additional amounts being paid by a Borrower, (x) the U.S. Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, each Issuing Bank (and in the case of a Multicurrency Revolving Credit Commitment, the applicable N.Z. Swingline Lender)) must give their prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed), provided, however, that the consent of the U.S. Borrower shall not be required to any such assignment during the continuance of any Event of Default, and (y) (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans), provided that such minimum amount shall be aggregated for two or more simultaneous assignments to or by two or more Related Funds, (ii) the parties to each such assignment shall (x) electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (y) manually execute and deliver to the Administrative Agent an Assignment and Acceptance and, except in the case of an assignment by a Lender to an Affiliate or Related Fund of such Lender, pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced at the discretion of the Administrative Agent), provided that only one such fee shall be payable in the case of concurrent assignments to persons that, after giving effect thereto, will be Related Funds and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any applicable tax forms. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this

Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid). Each party hereto agrees that an assignment required pursuant to Section 2.21 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

(c) By executing and delivering an Assignment and Acceptance (including a Borrower Repurchase Assignment and Acceptance), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Domestic Revolving Credit Commitment, Multicurrency Revolving Credit Commitment and U.K. Revolving Credit Commitment, and the outstanding balances of its Term Loans, Domestic Revolving Loans, Multicurrency Revolving Loans and U.K. Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, any Borrower or any Subsidiary or the performance or observance by Holdings, any Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, and solely with respect to their own respective Loans, Letters of Credit and Commitments, as applicable, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire (including any tax documentation required therein) completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if any, and, if required, the written consent of the U.S. Borrower, the N.Z. Swingline Lenders, the Issuing Banks and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the U.S. Borrower, the Issuing Banks and the N.Z. Swingline Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e), and it shall be the sole responsibility of each assignee to confirm such recordation.

(f) Each Lender may without the consent of any Borrower, any N.Z. Swingline Lender, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and solely to the extent that such participant agrees to comply with the requirements of Section 2.20(g) as though it were a Lender) and (iv) the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participants hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participant has an interest, increasing or extending the Commitments in which such participant has an interest or release all or substantially all of the value of the Guarantees).

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to the Borrowers, the Administrative Agent, or any other person (including the identity of any participant or any information relating to a participant’s interest in the Commitments, Loans, or other Obligations) except to the extent necessary to establish that such Commitments, Loans, or other Obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of a Borrower; provided that, prior to any such disclosure of information designated by a Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(i) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(j) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the U.S. Borrower, the option to provide to a Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the U.S. Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the U.S. Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC, subject to an agreement to preserve the confidentiality of such non-public information.

(k) Except as otherwise permitted under this Agreement, neither Holdings nor any Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(l) Notwithstanding anything to the contrary, this Section 9.04 shall not prohibit the Lenders from assigning Term Loans pursuant to, and in accordance with the provisions of, the Auction Procedures by executing and delivering a Borrower Repurchase Assignment and Acceptance.

SECTION 9.05. Expenses; Indemnity. (a) The Borrowers and Holdings agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks and the N.Z. Swingline Lenders in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

(b) The Borrowers and Holdings agree, jointly and severally, to indemnify the Administrative Agent, each Lender, each Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Excluded Taxes), including reasonable fees, charges and disbursements of one firm of counsel, and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, a single firm of counsel for all affected Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any actual or threatened claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by a Borrower, any other Loan Party or any of their respective Affiliates), relating to the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby and the use of the proceeds of the Loans or issuance of Letters of Credit; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Related Party thereof, (x) are related to any material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) in addition to clause (x) above, are related to any claim brought by a Borrower or any of its Subsidiaries against an Indemnitee or a Related Party thereof for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from disputes solely among Indemnitees that do not involve an act or omission by Holdings, the Borrowers or any of their Affiliates except that the Administrative Agent, each Lender, each Issuing Bank, each Lead Arranger and the Advance Agent shall be indemnified in their capacities as such to the extent that none of the exceptions set forth in clause (x) or (y) applies to such Indemnitee at such time.

(c) To the extent that Holdings and the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Issuing Banks or the N.Z. Swingline Lenders under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Banks or the N.Z. Swingline Lenders, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the applicable N.Z. Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Domestic Revolving Credit Exposure, Aggregate Multicurrency Revolving Credit Exposure, Aggregate U.K. Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each hereby waives, any claim against any the Indemnitees and each other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or any Issuing Bank. All amounts due under this Section 9.05 shall be payable within 30 days of written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time then due and owing by such Lender to or for the credit or the account of any Borrower or Holdings against any of and all the obligations of the Borrowers or Holdings then existing under this Agreement and other Loan Documents (to the extent such obligations of Holdings or the Borrowers are then due and payable (by acceleration or otherwise)) held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by a Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on a Borrower or Holdings in any case shall entitle any Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b) Except as otherwise set forth in this Agreement, neither this Agreement, nor any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of any scheduled principal payment or payment of any interest on any Loan or payment of any Fees accrued hereunder or waive or excuse any such payment or any part thereof without the prior written consent of each Lender directly and adversely affected thereby, (ii) extend any scheduled principal payment date, date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement without the prior written consent of each Lender directly and adversely affected thereby, (iii) decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly and adversely affected thereby, (iv) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of each Lender directly and adversely affected thereby, (v) amend or modify the pro rata requirements of Section 2.17 without the prior written consent of each Lender directly and adversely affected thereby, (vi) amend or modify the provisions of Section 9.04(k) or the provisions of this Section 9.08 without the prior written consent of each Lender, (vii) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(j) without the written consent of such SPC, (viii) release all or substantially all the value of the Guarantees, without the prior written consent of each Lender, (ix) modify the definition of “Alternative Currency” without the prior written consent of all Multicurrency Lenders, (x) reduce the percentage contained in the definition of the term “Required Lenders” without the consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments are included on the date hereof), or (xi) reduce the number or percentage of the Lenders required to consent, approve or otherwise take any action under the Loan Documents without the prior written consent of each Lender affected thereby; provided further that (w) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or a N.Z. Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such Issuing Bank or such N.Z. Swingline Lender, as the case may be, (x) amendments, waivers or modifications described in clauses (i) through (xi) above shall be subject only to the consent requirements expressly set forth in each such clause, (y) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrowers and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to the Guarantee Agreement or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Guarantee Agreement or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five Business

Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (z) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Term Loans or the provision of any Incremental Revolving Credit Commitments or other changes otherwise expressly permitted hereunder.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter dated October 31, 2017, between the U.S. Borrower and the Administrative Agent, and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive general jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Issuing Banks, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ officers, directors, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, are subject to customary confidentiality obligations of professional practice or agree in writing to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (and to the extent a person’s compliance is within the control of the Administrative Agent, Issuing Bank or Lender, the Administrative Agent, such Issuing Bank or such Lender will be responsible for such compliance)), (ii) to the extent required or requested by any Governmental Authority or representative thereof or regulatory authority having jurisdiction over it (including any self-regulatory authority or representative thereof) or pursuant to legal process or otherwise as required by applicable law, (iii) in connection with the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Borrower shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)), (iv) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (x) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings or any Subsidiary or any of their respective obligations, (v) with the consent of the U.S. Borrower, (vi) to the extent such Information becomes publicly available from a source that is not subject to the confidentiality provisions of this Section 9.16 (or any language or agreements substantially similar to this paragraph) or (vii) to the extent such information is independently developed by the Administrative Agent, such Lender or such Issuing Bank without the use of confidential information in breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from a Borrower or Holdings and related to a Borrower or Holdings or their business, other than any such information that was available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by a Borrower or Holdings. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.17. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Loan Parties contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.18. Additional Borrowers. The U.S. Borrower may designate any wholly owned Subsidiary as a Borrower under any of the Commitments; provided that (x) the Administrative Agent (and in the case of any Foreign Subsidiary so designated, each applicable Lender) shall be reasonably satisfied that the applicable Lenders may make loans and other extensions of credit to such person in the applicable currency or currencies in such person’s jurisdiction in compliance with applicable laws and regulations and without being subject to any unreimbursed or unindemnified Tax or other expense and (y) the Administrative Agent (including on behalf of each applicable Lender) shall have received any and all documentation and other information with respect to such person that it reasonably requests at least five (5) Business Days prior to the effectiveness of such designation in order to comply with its ongoing obligations under applicable U.S. “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. Upon the receipt by the Administrative Agent of a Borrowing Subsidiary Agreement executed by such a wholly owned Subsidiary, Holdings and the U.S. Borrower, such wholly owned Subsidiary shall be a Borrower and a party to this Agreement. A Subsidiary shall cease to be a Borrower hereunder at such time as no Loans, Fees or any other amounts due in connection therewith pursuant to the terms hereof shall be outstanding by such Subsidiary, no Letters of Credit issued for the account of such Subsidiary shall be outstanding and such Subsidiary and the U.S. Borrower shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination; provided that, notwithstanding anything herein to the contrary, no Subsidiary shall cease to be a Borrower solely because it no longer is a wholly owned Subsidiary.

SECTION 9.19. [Reserved].

SECTION 9.20. Loan Modification Offers. (a) Holdings and the U.S. Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments (as defined in paragraph (c) below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to Holdings or the U.S. Borrower, as the case may be. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) Holdings, the U.S. Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Class (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders of the

Affected Class as Other Term Loans, Other Revolving Loans and/or Other Revolving Credit Commitments). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 9.20 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and/or an officer’s certificate consistent with those delivered on the Closing Date under Section 4.02(a) and (b).

(c) “Permitted Amendments” shall be (i) an extension of the final maturity date of the applicable Loans and/or Commitments of the Accepting Lenders (provided that such extensions may not result in having more than one additional final maturity date under this Agreement in any year without the consent of the Administrative Agent), (ii) a reduction or elimination of the scheduled amortization of the applicable Loans of the Accepting Lenders, (iii) change in the Applicable Percentage with respect to the applicable Loans and/or Commitments of the Accepting Lenders (including by implementation of a “LIBOR floor”) and the payment of additional fees to the Accepting Lenders (any such increase and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement) and (iv) the conversion of Revolving Loans to Term Loans or Term Loans to Revolving Loans.

SECTION 9.21. [Reserved].

SECTION 9.22. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and each Borrower, which information includes the name and address of Holdings and each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and each Borrower in accordance with the USA PATRIOT Act.

SECTION 9.23. No Advisory or Fiduciary Responsibility. Holdings and the Borrowers acknowledge and agree, and acknowledge the understanding of the other Loan Parties and the respective Affiliates of each of the foregoing, that (a) the Credit Facilities and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) constitute an arm’s-length commercial transaction between Holdings, the Borrowers, the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers, on the other hand, and Holdings, each Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and the transactions contemplated by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (b) in connection with the process leading to the Transactions, each of the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for Holdings, any Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person, (c) none of the Administrative Agent, any Issuing Banks, the Lenders and the Lead Arrangers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Holdings, any Borrower or any other Loan Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Issuing Bank, any Lender or either Lead Arranger has advised or is currently advising Holdings, any Borrower, any other Loan Party or any of their respective Affiliates on other matters) and none of the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers has any

obligation to Holdings, any Borrower, any other Loan Party or any of their respective Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Loan Documents, (d) the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrowers, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers has any obligation to disclose any such interest by virtue of any advisory, agency or fiduciary relationship and (e) the Administrative Agent, the Issuing Banks, the Lenders and the Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of Holdings, the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

SECTION 9.24. [Reserved].

SECTION 9.25. Release of Guarantees. (a) Notwithstanding any other provision of this Agreement or the Guarantee Agreement, any Guarantees made by any Subsidiary Guarantor under the Guarantee Agreement shall be automatically released on a Business Day specified by Holdings (a “Guarantee Release Date”), provided that:

(1) Holdings shall have given written notice to the Administrative Agent at least five Business Days prior to such Guarantee Release Date, specifying the proposed Guarantee Release Date and the Subsidiary Guarantors to be released;

(2) on the Guarantee Release Date, upon the effectiveness of the release of such Subsidiary Guarantor hereunder, such Subsidiary Guarantor shall not Guarantee any Material Indebtedness;

(3) no Default or Event of Default shall have occurred and be continuing as of such Guarantee Release Date; and

(4) on such Guarantee Release Date, the Administrative Agent shall have received a certificate, dated such Guarantee Release Date and executed on behalf of Holdings by a Responsible Officer of Holdings, confirming the satisfaction of the condition set forth in clauses (2) and (3) above.

(b) The Lenders hereby expressly authorize the Administrative Agent to, and the Administrative Agent hereby agrees to, execute and deliver to the Loan Parties all such instruments and documents as the Loan Parties may reasonably request to effectuate, evidence or confirm any release provided for in this Section 9.25, all at the sole cost and expense of the Loan Parties. Any execution and delivery of documents pursuant to this Section 9.25 shall be without recourse to or representation or warranty by the Administrative Agent.

(c) Without limiting the provisions of Section 9.05, Holdings and the Borrowers shall reimburse the Administrative Agent upon demand for all costs and expenses, including fees, disbursements and other charges of counsel, incurred by any of them in connection with any action contemplated by this Section 9.25.

SECTION 9.26. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any of the Lenders, Issuing Banks, Administrative Agent, Advance Agent or Lead Arrangers (collectively, the “Lender Parties”) that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender Party party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CBRE SERVICES, INC.,

By

/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer

CBRE GROUP, INC.,

By

/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer

[Signature Page to Credit Agreement]

CBRE LIMITED, a limited company organized under the laws of England and Wales,

By

/s/ M Lewis
Name: M Lewis
Title: Director

By

/s/ D Green
Name: D Green
Title: Director

[Signature Page to Credit Agreement]

CBRE LIMITED, a company organized under the laws of New Zealand,

By

/s/ Ray C Pittman
Name: Ray C Pittman
Title: Director

By

/s/ Jamie Maione
Name: Jamie Maione
Title: Director

[Signature Page to Credit Agreement]

CBRE LIMITED, a corporation organized under the laws of the province of New Brunswick,

By:

/s/ Jeff Cook
Name: Jeff Cook
Title: SVP Finance

[Signature Page to Credit Agreement]

Executed in accordance with section 127 of the Corporations Act 2001 by CBRE Pty Limited:

By

/s/ Amanda Steele
Name: Amanda Steele
Title: Director

By

/s/ Cameron Grier
Name: Cameron Grier
Title: Director

[Signature Page to Credit Agreement]

WELLS FARGO BANK, N.A., as Issuing Bank and Lender

By:	/s/ Charles D. Wilmot
Name: Charles D. Wilmot
Title: Senior Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Issuing Bank and Lender

By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A. (CANADA BRANCH), as Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, as a Lender

By:	/s/ Christopher Coney
Name: Christopher Coney
Title: Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Issuing Bank and Lender

By:	/s/ Chiara Carter
Name: Chiara Carter
Title: Executive Director

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: ASSOCIATED BANK, NATIONAL ASSOCIATION

To execute this Agreement as a Lender:

By:	/s/ Robert J. Burda
Name: Robert J. Burda
Title: Senior Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

To execute this Agreement as a Lender:

By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: BANK OF CHINA, LOS ANGELES BRANCH

To execute this Agreement as a Lender:

By:	/s/ Lixin Guo
Name: Lixin Guo
Title: Senior Vice President

For any Lender requiring a second signature line:

By:	/s/ Harold Lim
Name: Harold Lim
Title: Vice President

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: BANK OF HAWAII

To execute this Agreement as a Lender:

By:	/s/ Angela Bristol
Name: Angela Bristol
Title: Assistant Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: THE BANK OF NEW YORK MELLON

To execute this Agreement as a Lender:

By:	/s/ Helga Blum
Name: Helga Blum
Title: Managing Director

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: Barclays Bank PLC

To execute this Agreement as a Lender:

By:	/s/ Gill Skala
Name: Gill Skala
Title: Director Executed in New York

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: Branch Banking and Trust Co.

To execute this Agreement as a Lender:

By:	/s/ Jim Wright
Name: Jim Wright
Title: Assistant Vice President

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: CITIBANK, N.A.

To execute this Agreement as a Lender:

By:	/s/ Millie Schild
Name: Millie Schild
Title: Vice President and Director

For any Lender requiring a second signature line:

By:
Name:
Title:

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: COMERICA BANK

To execute this Agreement as a Lender:

By:	/s/ Mark C Skrzynski Jr.
Name: Mark C Skrzynski Jr.
Title: Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: DANSKE RANK A/S

To execute this Agreement as a Lender:

By:	/s/ Merete Ryvald-Christensen
Name: Merete Ryvald-Christensen
Title: Chief Loan Manager

For any Lender requiring a second signature line:

By:	/s/ Gert Carstens
Name: Gert Carstens
Title: Senior Loan Manager

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: FIFTH THIRD BANK, AN OHIO BANKING CORPORATION

To execute this Agreement as a Lender:

By:	/s/ Matthew Rodgers
Name: Matthew Rodgers
Title: SVP

For any Lender requiring a second signature line:

By:	N/A
Name:
Title:

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: FIRST COMMERCIAL BANK, LTD., NEW YORK BRANCH

To execute this Agreement as a Lender:

By:	/s/ Bill Wang
Name: Bill Wang
Title: Senior Vice President & General Manager

For any Lender requiring a second signature line:

By:
Name:
Title:

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: HSBC BANK, USA. N.A.

To execute this Agreement as a Lender:

By:	/s/ Eric Seltenrich
Name: Eric Seltenrich
Title: Director

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: ING BANK N.V., DUBLIN BRANCH

To execute this Agreement as a Lender:

By:	/s/ Ciaran Dunne
Name: Ciaran Dunne
Title: Director

For any Lender requiring a second signature line:

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: KEYBANK NATIONAL ASSOCIATION

To execute this Agreement as a Lender:

By:	/s/ Geoff Smith
Name: Geoff Smith
Title: Senior Vice President

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: MEGA INTERNATINAL COMMERCIAL BANK CO., LTD.

    NEW YORK BRANCH

To execute this Agreement as a Lender:

By:	/s/ Ming - Che Yang
Name: Ming - Che Yang
Title: VP & DGM

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: PNC BANK, NATIONAL ASSOCIATION

To execute this Agreement as a Lender:

By:	/s/ Nicolas Zitelli
Name: Nicolas Zitelli
Title: Senior Vice President

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: SANTANDER BANK, N.A.

To execute this Agreement as a Lender:

By:	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Executive Director

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: SOCIETE GENERALE

To execute this Agreement as a Lender:

By:	/s/ Andrew Johnman
Name: Andrew Johnman
Title: Director

For any Lender requiring a second signature line:

By:
Name:
Title:

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: THE BANK OF NOVA SCOTIA

To execute this Agreement as a Lender:

By:	/s/ Mauricio Saishio
Name: Mauricio Saishio
Title: Director

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

To execute this Agreement as a Lender:

By:	/s/ Ryan Parker
Name: Ryan Parker
Title: Vice President

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: THE ROYAL BANK OF SCOTLAND PLC

To execute this Agreement as a Lender:

By:	/s/ Robert Budgen
Name: Robert Budgen
Title: Director

For any Lender requiring a second signature line:

By:
Name:
Title:

[Signature Page to Credit Agreement]

SIGNATURE PAGE TO THE CBRE SERVICES, INC. CREDIT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN

Name of Institution: U.S. BANK NATIONAL ASSOCIATION

To execute this Agreement as a Lender:

By:	/s/ Glenn Leyrer
Glenn Leyrer
Vice President

For any Lender requiring a second signature line:

By:
Name:
Title:

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Lender,

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature Page to Credit Agreement]

EXHIBIT A

[FORM OF]

ADMINISTRATIVE QUESTIONNAIRE

CBRE SERVICES, INC.

Agent Information	Agent Closing Contact
Credit-Suisse AG	Fax: 212-322-2291
Eleven Madison Avenue	E-Mail: agency.loanops@credit-suisse.com
23rd Floor	Attention of Sean Portrait
New York, NY 10010	Agency Manager

Agent Wire Instructions

Bank of New York

ABA 021000018

Account Name: CS Agency Cayman Account

Account Number: 8900492627

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

• Signing Credit Agreement	Yes	No

• Coming in via Assignment	Yes	No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other — please specify)

Lender Parent:

Lender Domestic Address	Lender Eurodollar Address

  Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

  Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

2

  Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. Federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN or W-8BEN-E (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN and W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. Federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

3

EXHIBIT B

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation, CBRE Limited, a limited company organized under the laws of England and Wales, CBRE Limited, a corporation organized under the laws of the province of New Brunswick, CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales, CBRE Limited, a company organized under the laws of New Zealand, CBRE Group, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Administrative Agent”) for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

1. The Assignor hereby sells and assigns, without recourse to the Assignor, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to the Assignor, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below (the “Effective Date”), (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in Letters of Credit and N.Z. Swingline Loans which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement; provided that the obligations of the Assignor under Section 9.16 of the Credit Agreement shall survive the execution of this Assignment and Acceptance and the assignment of interests effected hereby.

2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 2.20(g) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) if required by Section 9.04(b) of the Credit Agreement, a processing and recordation fee of $3,500.

3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”):

Effective Date of Assignment (“Effective Date”):

Facility/Commitment	Principal Amount Assigned[1]	Percentage Assigned of Facility/Commitment[1] (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Loans or Commitments of all Lenders thereunder)
Tranche A Loans	$		%
Other Term Loans	$		%
Domestic Revolving Credit Commitments	$		%
Multicurrency Revolving Credit Commitments	$		%
U.K. Revolving Credit Commitments	$		%
Other Revolving Credit Commitments	$		%

[Remainder of page intentionally left blank]

[1]	Amount of Commitments and/or Loans assigned is governed by Section 9.04(b) of the Credit Agreement.

2

The terms set forth above are hereby agreed to:	Accepted:

, as Assignor		CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent[2]

by:		by:
Name: Title:		Name: Title:

by:
Name: Title:

, as Assignee		CBRE SERVICES, INC.

by:		by:
Name: Title:		Name: Title:

[THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED, NEW ZEALAND BRANCH, as N.Z. Swingline Lender,][3]

by:
Name: Title:

[ISSUING BANK,][4]

by:
Name: Title:

[2]	To the extent such consents are required under Section 9.04(b) of the Credit Agreement.
[3]	To the extent such consents are required under Section 9.04(b) of the Credit Agreement
[4]	To the extent such consents are required under Section 9.04(b) of the Credit Agreement

3

EXHIBIT C

[FORM OF]

BORROWER REPURCHASE ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), CBRE Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CBRE Limited, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CBRE Limited, a company organized under the laws of New Zealand (the “New Zealand Borrower” and, together with the U.S. Borrower, the U.K. Borrower, the Canadian Borrower and the Australian Borrower, the “Borrowers”), CBRE Group, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”), and Credit Suisse AG, Cayman Islands Branch as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement and, to the extent applicable, the Auction Procedures set forth in Exhibit D thereto.

1. The Assignor hereby sells and assigns, without recourse, to the Borrower set forth below, and such Borrower hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of the Loans owing to the Assignor which are outstanding on the Effective Date. From and after the Effective Date the Assignor shall, to the extent of the interests assigned by this Borrower Repurchase Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement; provided that the obligations of the Assignor under Section 9.16 of the Credit Agreement shall survive the execution of this Borrower Repurchase Assignment and Acceptance and the assignment of interests effected hereby. On the Effective Date, the Assigned Interest shall automatically be retired and not outstanding for any purpose of the Credit Agreement or the other Loan Documents.

2. Each of the Assignor and the applicable Borrower hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. In addition, the Assignor acknowledges that: (i) such Borrower has access to all information concerning itself, Holdings, the other Borrowers and the Subsidiaries and may possess material, non public, confidential information concerning itself, Holdings, the other Borrowers or any of the Subsidiaries, as the case may be, and/or the Assigned Interest which may be material regarding itself, Holdings or the other Borrowers, or any of the Subsidiaries, as the case may be, their respective financial conditions, results of operations, businesses, properties, assets, liabilities, management, projections, appraisals, plans or prospects (the “Confidential Information”), (ii) such Borrower may not have disclosed all such Confidential Information to the Assignor, (iii) the Confidential Information may be material to a determination of a fair value for the Assigned Interest and that value may be substantially different than the agreed consideration, (iv) the Assignor is experienced, sophisticated and knowledgeable in the trading of syndicated loans and other obligations of private and public companies and understands the disadvantage that may result from purchasing or selling the Assigned Interest without knowledge of the Confidential Information, (v) the Assignor believes, by reason of its business or financial experience or its own independent investigation, that it is capable of evaluating the merits and risks of the assignment of the Assigned Interest and the transactions contemplated thereby and of protecting its own interest in connection with the assignment of the Assigned Interest and the transactions contemplated thereby, (vi) the Assignor has determined to assign its

Assigned Interest notwithstanding its lack of knowledge of the Confidential Information and (vii) the Assignor expressly irrevocably releases such Borrower from any and all liabilities arising from its inability to review the Confidential Information and agrees to make no claim against such Borrower or any of its Affiliates or their respective officers, employees, agents and Controlling persons in respect of the assignment and assumption of the Assigned Interest and the transactions contemplated thereby based on the failure to disclose the Confidential Information. The Assignor further acknowledges that the Confidential Information may not be available to the Administrative Agent or the other Lenders.

3. This Borrower Repurchase Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

2

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Effective Date of Assignment (“Effective Date”):1

Facility	Principal Amount Assigned[2]	Percentage Assigned of Facility[2] (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Loans of all Lenders thereunder)
Tranche A Loans	$		%
Other Term Loans	$		%

[Remainder of page intentionally left blank]

[1]	To be inserted by the Administrative Agent and which shall be the effective date of recordation of the transfer in the Register therefor.
[2]

If Term Loans assigned hereby are assigned pursuant to an Auction, amount to be inserted by the Manager as part of the acceptance procedures upon the completion of a successful Auction. If Term Loans are assigned hereby pursuant to a purchase in the open market, amount to be inserted by the parties hereto, with the amount of Loans assigned hereby being subject to Section 9.04(b) of the Credit Agreement.

3

The terms set forth above are

hereby agreed to:

                         , as Assignor

by:
Name: Title:

    [BORROWER], as Assignee

by:
Name: Title:

4

EXHIBIT D

AUCTION PROCEDURES

Summary. Each Borrower may conduct one or more Auctions in order to purchase, for cash or shares of Common Stock (the “Auction Consideration”), at such Borrower’s option, Tranche A Loans and/or Other Term Loans (each, an “Applicable Loan”) at any time on or after the Closing Date pursuant to the procedures described in this Exhibit D. Each Applicable Loan purchased by a Borrower shall automatically be retired and not outstanding for any purpose of the Credit Agreement or the other Loan Documents (each term as defined below). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Notice Procedures. In connection with an Auction, a Borrower will engage a dealer manager (the “Manager”) and will provide notification to such Manager and the Administrative Agent, for distribution to the Lenders, of the Class or Classes of Applicable Loans that will be the subject of the Auction (an “Auction Notice”, substantially in the form attached hereto as Annex A with such changes therein as such Borrower, the Manager and the Administrative Agent may agree). With respect to any Auction Notice, a Borrower may elect in its sole discretion either to limit such Auction Notice to any one of the Classes of Term Loans as it may elect or to include any combination of Classes in such Auction Notice. Each Auction Notice shall contain, for each Class included in such Auction Notice, (i) an aggregate bid amount, which may be expressed at the election of such Borrower as either the total par principal amount of Term Loans offered to be purchased or the total cash amount offered to be paid pursuant to the Auction (each, an “Auction Amount”), (ii) the discount to par, which shall be a range to be specified by such Borrower (the “Discount Range”), representing percentages of par of the principal amount of the Applicable Loans at issue expressed as a price per $1,000 that represents the range of purchase prices that could be paid in the Auction and (iii) whether the Auction Consideration will be cash or shares of Common Stock or, if both, the amount of each; provided that the par principal amount of the Applicable Loans offered to be purchased in each Auction shall be in a minimum aggregate amount of $10,000,000 in each case, and with minimum increments of $100,000 (it being understood that the par principal amount of Applicable Loans actually purchased may be less than such minimum amounts in the event that the aggregate par principal amount of Applicable Loans actually offered by Lenders in such Auction is less than the applicable minimum amounts). For purposes of the foregoing, different Discount Ranges and Auction Amounts may apply to different Classes of Applicable Loans.

Reply Procedures. In connection with any Auction, each Lender holding Applicable Loans subject to such Auction may provide the Manager with a notice of participation (the “Return Bid”, substantially in the form attached hereto as Annex B with such changes therein as the Borrower, the Manager and the Administrative Agent may agree) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (the “Reply Price”), which must be within the applicable Discount Range and (ii) a principal amount of Applicable Loans (specifying the identity of each) which must be in increments of $100,000 (subject to rounding requirements specified by the Manager and the Administrative Agent) (the “Reply Amount”). The foregoing minimum increment amount condition shall not apply if a Lender submits a Reply Amount equal to such Lender’s entire remaining amount of the Applicable Loans. Lenders may only submit one Return Bid with respect to each Class per Auction (unless the Borrower and the Manager elect to permit multiple bids, in which case the Borrower and the Manager may agree to establish procedures under which each Return Bid may contain up to three bids with respect to each Class, only one of which can result in a Qualifying Bid (as defined below) with respect to such Class). Lenders may not submit a Reply Amount in excess of the aggregate principal amount of Applicable Loans of such Lender. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Manager, the Auction Form of Assignment and

Acceptance. Upon consummation of an Auction, the Manager will complete the Auction Form of Assignment and Acceptance of each Lender whose Applicable Loan will be purchased in such Auction and deliver the same to the Administrative Agent for execution by the Borrower and recordation in the Register by the Administrative Agent.

Acceptance Procedures. If more than one Class is included in an Auction, the following procedures will apply separately for each such Class. Based on the Reply Prices and Reply Amounts received by the Manager , the Manager, in consultation with the Borrower, will determine the applicable discounted price (the “Applicable Discounted Price”) for the Auction, which will be the lower of (i) the lowest Reply Price for which the Borrower can complete the Auction at the Auction Amount that is within the Discount Range specified by the Borrower and (ii) in the event that the aggregate amount of the Reply Amounts relating to such Auction Notice are insufficient to allow the Borrower to complete a purchase of the entire Auction Amount, the highest Reply Price that is within the Discount Range so that the Borrower can complete the Auction at such aggregate amount of Reply Amounts. The Borrower shall purchase the Applicable Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or less than the Applicable Discounted Price (“Qualifying Bids”) at the Applicable Discounted Price; provided that if the aggregate amount required to purchase Qualifying Bids (or, in the case of an Auction Amount expressed as a total par principal amount, if the aggregate par principal amounts of the Qualifying Bids) would exceed the Auction Amount for such Auction, the Borrower shall purchase such Qualifying Bids at the Applicable Discounted Price ratably based on the respective principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Manager and the Administrative Agent). In any Auction for which the Borrower and the Manager have elected to permit multiple bids, if a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the highest Reply Price that is equal to or less than the Applicable Discounted Price will be deemed the Qualifying Bid of such Lender. Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

Additional Procedures. No Borrower is required to undertake any Auction, but once initiated by an Auction Notice, a Borrower may not withdraw an Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will be obligated to sell the entirety or its pro rata portion of the Reply Amount at the Applicable Discounted Price. The Borrower will not have any obligation to purchase any Applicable Loans outside of the applicable Discount Range nor will any Return Bids outside such applicable Discount Range be considered in any calculation of the Applicable Discounted Price or satisfaction of the Auction Amount. Each purchase of Applicable Loans in an Auction shall be consummated pursuant to procedures (including as to response deadlines, rounding amounts, type and Interest Period of accepted Applicable Loans, settlement procedures (including, to the extent Common Stock is used as Auction Consideration, the calculation of the number of shares of Common Stock to be received by Lenders with a Qualifying Bid) and calculation of Applicable Discounted Price referred to above) established jointly by the Manager, the Administrative Agent and the Borrower. To the extent that no Lenders have validly tendered any Applicable Loans of a Class requested in an Auction Notice, the Borrower may amend such Auction Notice for such Applicable Loans at least 24 hours before the then-scheduled expiration time for such Auction. In addition, the Borrower may extend the expiration time of an Auction at least 24 hours before such expiration time. The provisions of this Exhibit D shall not limit or restrict the Borrowers from making voluntary prepayments of any Applicable Loans in accordance with the provisions of the Credit Agreement.

2

Annex A

FORM OF

AUCTION NOTICE

[Borrower Letterhead]

[Manager]

[Address]

Attention: [                ]

Credit Suisse AG, Cayman Islands Branch, as Administrative Agent

Eleven Madison Avenue

New York, New York 10010

Attention: [                ]

Re: Auction

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation, CBRE Limited, a limited company organized under the laws of England and Wales, CBRE Limited, a corporation organized under the laws of the province of New Brunswick, CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales, CBRE Limited, a company organized under the laws of New Zealand, CBRE Group, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”), and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Auction Procedures set forth as Exhibit D thereto.

The undersigned Borrower hereby gives notice to the holders of the [Tranche A] [Other Term] Loans that it desires to conduct the following Auction:

•

Auction Amount: $[            ] [Tranche A] [Other Term] Loans, representing [the total par principal amount of such Term Loans offered to be purchased] [the total cash amount offered to be paid pursuant to the Auction]

•	Discount Range: Not less than $[ ] nor greater than $[ ] per $1,000 principal amount of [Tranche A] [Other Term] Loans

•	Auction Consideration: [$[ ] in cash] [$[ in shares of Common Stock]

The undersigned Borrower acknowledges that this Auction Notice may not be withdrawn. The Auction shall be consummated in accordance with the Auction Procedures with each Return Bid due by [            ].

Very truly yours,

[BORROWER]

By:
Name:
Title:

2

Annex B

FORM OF

RETURN BID

[Lender Letterhead]

[Manager]

[Address]

Attention: [                ]

Re: Auction

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation, CBRE Limited, a limited company organized under the laws of England and Wales, CBRE Limited, a corporation organized under the laws of the province of New Brunswick, CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales, CBRE Limited, a company organized under the laws of New Zealand, CBRE Group, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”), and Credit Suisse AG, Cayman Islands Branch as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Auction Procedures set forth as Exhibit D thereto.

The undersigned Lender hereby gives notice of its participation in the Auction by submitting the following Return Bid:1

Applicable Loan	Reply Price (price per $1,000)		Reply Amount
Tranche A Loans	$	[ ]	$	[ ]
Other Term Loans	$	[ ]	$	[ ]

The undersigned Lender acknowledges that the submission of this Return Bid along with an executed Auction Assignment and Acceptance, to be held in escrow by the Manager until released in accordance with the Auction Procedures, obligates the Lender to sell the entirety or its pro rata portion of the Reply Amount at the Applicable Discounted Price, and that this Return Bid may not be withdrawn.

[1]	To be revised as appropriate to accommodate more than one bid if elected by the Borrower and the Manager in accordance with the Auction Procedures.

Very truly yours,

[LENDER]

By:
Name:
Title:

2

EXHIBIT E

[FORM OF]

BORROWING REQUEST

Credit Suisse AG, Cayman Islands Branch, as Administrative Agent

Eleven Madison Avenue

New York, New York 10010

ATTN: Agency Group

[DATE]1

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), CBRE Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CBRE Limited, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CBRE Limited, a company organized under the laws of New Zealand (the “New Zealand Borrower”), CBRE Group, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch as administrative agent (the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

[DEFINED NAME OF BORROWER] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Type of Borrowing:[2]

(B) Currency of Borrowing:[3]

(C) Class of Borrowing:[4]

(D) Date of Borrowing:[5]

[1]

Signed Borrowing Request must be delivered irrevocably in writing, by hand, electronic mail or fascimile, (a) in the case of a Fixed Rate Borrowing, not later than 1:00 p.m., Local Time, three Business Days before a proposed Borrowing, and (b) in the case of a Daily Rate Tranche A Borrowing, not later than 12:00 noon, Local Time, one Business Day before a proposed Borrowing, and (c) in the case of any other Class of Daily Rate Borrowings, not later than 12:00 noon, Local Time, on the Business Day of a proposed Borrowing.

[2]	Specify Fixed Rate Borrowing or Daily Rate Borrowing.
[3]	Specify dollars, Pounds, Euro, Australian Dollars, Canadian Dollars, or New Zealand Dollars.
[4]	Specify Domestic Revolving Credit Borrowing, Multicurrency Revolving Credit Borrowing, U.K. Revolving Credit Borrowing or N.Z. Swingline Borrowing.
[5]	Date of Borrowing must be a Business Day.

(E) Account Number and Location:[6]

(F) Principal Amount of Borrowing:

[(G) Interest Period:	][7]

[DEFINED NAME OF BORROWER] hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement have been satisfied.

[NAME OF BORROWER],

by
Name: Title:

[6]	Such account shall comply with Section 2.02(c).
[7]	If such Borrowing is to be a Fixed Rate Borrowing, the Interest Period or Contract Period with respect thereto.

2

EXHIBIT F-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [                ], 201[ ] (this “Agreement”), among CBRE SERVICES, INC., a Delaware Corporation (the “U.S. Borrower”), CBRE GROUP, INC., a Delaware corporation (“Holdings”), [NAME OF BORROWING SUBSIDIARY], a [    ] corporation (the “New Borrowing Subsidiary”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, CBRE Limited, a limited company organized under the laws of England and Wales, CBRE Limited, a corporation organized under the laws of the province of New Brunswick, CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales, CBRE Limited, a company organized under the laws of New Zealand, Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch as Administrative Agent for the Lenders. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 9.18 under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Revolving Loans to any wholly owned Subsidiary that the U.S. Borrower shall designate as a Borrower under any of the Revolving Credit Commitments, and the U.S. Borrower and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrower under the [Domestic Revolving Credit Commitments] [Multicurrency Revolving Credit Commitments] [U.K. Revolving Credit Commitments]. The U.S. Borrower represents and warrants that the New Borrowing Subsidiary is a wholly owned Subsidiary. Each of the U.S. Borrower and the New Borrowing Subsidiary represent and warrant that the representations and warranties of the U.S. Borrower in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof. The U.S. Borrower agrees that the Guarantee of the U.S. Borrower contained in the Collateral Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the U.S. Borrower, Holdings, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

CBRE GROUP, INC.,

by
Name:
Title:

CBRE SERVICES, INC.,

by
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY],

by
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

by
Name:
Title:

by
Name:
Title:

2

EXHIBIT F-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

[DATE]

Credit Suisse AG, Cayman Islands Branch, as Administrative Agent

Eleven Madison Avenue

New York, New York 10010

ATTN: Agency Group

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), CBRE Limited, a limited company organized under the laws of England and Wales, CBRE Limited, a corporation organized under the laws of the province of New Brunswick, CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales, CBRE Limited, a company organized under the laws of New Zealand, CBRE Group, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch as administrative agent (the “Administrative Agent”) for the Lenders. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant Section 9.18 under the Credit Agreement, the U.S. Borrower hereby terminates the status of [NAME OF TERMINATED BORROWING SUBSIDIARY] (the “Terminated Borrowing Subsidiary”) as a Borrower. The U.S. Borrower and Holdings represent and warrant that (a) no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof, (b) no Letters of Credit issued for the account of the Terminated Borrowing Subsidiary are outstanding as of the date hereof and (c) all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or Fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

CBRE SERVICES, INC.,

by
Name:
Title:

[NAME OF TERMINATED BORROWING SUBSIDIARY],

by
Name:
Title:

2

EXHIBIT G

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT

dated as of

October 31, 2017,

among

CBRE SERVICES, INC.,

CBRE GROUP, INC.,

the Subsidiaries of CBRE SERVICES, INC.

from time to time party hereto

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

TABLE OF CONTENTS

Page
ARTICLE I

Definitions
SECTION 1.01. Credit Agreement	1
SECTION 1.02. Other Defined Terms	1
ARTICLE II

Guarantee
SECTION 2.01. Guarantee	4
SECTION 2.02. Guarantee of Payment	5
SECTION 2.03. No Limitations, etc	5
SECTION 2.04. Reinstatement	5
SECTION 2.05. Agreement To Pay; Subrogation	6
SECTION 2.06. Information	6
ARTICLE III

[INTENTIONALLY OMITTED]
ARTICLE IV

[INTENTIONALLY OMITTED]
ARTICLE V

Remedies; Application of Proceeds
SECTION 5.01. Remedies	6
SECTION 5.02. Application of Proceeds	7
ARTICLE VI

Indemnity, Subrogation and Subordination
SECTION 6.01. Indemnity and Subrogation	7
SECTION 6.02. Contribution and Subrogation	7
SECTION 6.03. Subordination	8
ARTICLE VII

Miscellaneous
SECTION 7.01. Notices	8
SECTION 7.02. Rights Absolute	8
SECTION 7.03. Survival of Agreement	8
SECTION 7.04. Binding Effect; Several Agreement	9
SECTION 7.05. Successors and Assigns	9
SECTION 7.06. Administrative Agent’s Fees and Expenses; Indemnification	9
SECTION 7.07. [Intentionally Omitted]	10
SECTION 7.08. Applicable Law	10
SECTION 7.09. Waivers; Amendment	10
SECTION 7.10. WAIVER OF JURY TRIAL	10
SECTION 7.11. Severability	11
SECTION 7.12. Counterparts	11
SECTION 7.13. Headings	11

i

Page
SECTION 7.14. Jurisdiction; Consent to Service of Process	11
SECTION 7.15. Termination or Release	12
SECTION 7.16. Additional Subsidiaries	12

Schedules

Schedule I	Subsidiary Guarantors

Exhibits

Exhibit A	Form of Supplement

ii

GUARANTEE AGREEMENT dated as of October 31, 2017 (this “Agreement”), among CBRE SERVICES, INC., a Delaware corporation (the “U.S. Borrower”), CBRE GROUP, INC., a Delaware corporation (“Holdings”), the Subsidiaries of the U.S. Borrower from time to time party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lender Parties (as defined herein).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, CBRE Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CBRE Limited, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CBRE Pty Ltd, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CBRE Limited, a company organized under the laws of New Zealand (the “New Zealand Borrower”), Holdings, the lenders from time to time party thereto (the “Lenders”), the Issuing Banks from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”).

The Lenders and the Issuing Banks (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrowers, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend credit to the Borrowers are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Guarantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Borrowers” means, collectively, the U.S. Borrower, the Australian Borrower, the Canadian Borrower, the New Zealand Borrower and the U.K. Borrower and any other wholly owned Subsidiary of the U.S. Borrower that becomes a party to the Credit Agreement as a Borrower pursuant to Section 9.18 of the Credit Agreement.

“Cash Management Services” means treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services or similar transactions) provided to any Loan Party.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation, or order promulgated thereunder, in each case as amended from time to time.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee by such Guarantor of such Swap Obligation is or becomes unlawful under the Commodity Exchange Act or any rule or regulation promulgated thereunder (or the application or official interpretation of any provision thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time any such guarantee becomes effective with respect to such Swap Obligation.

“Foreign Guarantor” means each Subsidiary Guarantor that is a Foreign Subsidiary.

“Foreign Obligations” means all the Obligations that are obligations of any Foreign Subsidiary.

“Guaranteed Cash Management Services Obligations” means the due and punctual payment of any and all obligations of the Loan Parties in connection with Cash Management Services that are (a) owed on the Closing Date to a person that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) owed to a person that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such obligations are incurred.

“Guaranteed Hedging Obligations” means the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into. Notwithstanding the foregoing, the Guaranteed Hedging Obligations shall not include any Excluded Swap Obligations.

“Guarantors” means Holdings, the Subsidiary Guarantors and, to the extent the U.S. Borrower is not otherwise liable with respect to any Obligations, the U.S. Borrower.

“Lender Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (f) each person to whom any Guaranteed Cash Management Services Obligations are owed and (g) the successors and assigns of each of the foregoing.

“Liabilities” has the meaning assigned to such term in Section 2.01.

2

“Loan Document Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of any Borrower to any of the Lender Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Luxco” means CBRE Global Holdings, a Luxembourg société à responsabilité limitée, having its registered office at 12, Impasse Drosbach, L-1882 Luxembourg, Grand-Duchy of Luxembourg, and registered with the R.C.S. under number B 150.693, an indirect wholly owned Subsidiary of the U.S. Borrower.

“Luxco Non-subsidiary Obligor” has the meaning assigned to such term in Section 2.01.

“Luxembourg Law of 2002” has the meaning assigned to such term in Section 2.01.

“Maximum Amount” has the meaning assigned to such term in Section 2.01.

“Obligations” means (a) the Loan Document Obligations, (b) the Guaranteed Hedging Obligations and (c) the Guaranteed Cash Management Services Obligations. Notwithstanding the foregoing, Obligations shall not include any Excluded Swap Obligations.

“Subsidiary Guarantors” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as contemplated by Section 7.16.

“Swap Obligation” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrowers or made available to the Administrative Agent by any such Lender, (b) with respect to any N.Z. Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding N.Z. Swingline Loan that shall not have been funded by the Revolving Credit Lenders in accordance with Section 2.22(e) of the Credit Agreement and (c) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding L/C Disbursement that shall not have been funded by the Revolving Credit Lenders in accordance with Sections 2.23(d) and 2.02(f) of the Credit Agreement.

3

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. (a) Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations; provided, however, that the guarantee of the Foreign Guarantors pursuant to this Section 2.01 shall be limited to the Foreign Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) (i) Notwithstanding any other provisions of this Article II or the Credit Agreement, the maximum liability of Luxco under this Section 2.01 and the Credit Agreement shall be limited so (x) that the maximum amount payable by Luxco under Section 2.01(a) in respect of Obligations owed by any Borrower which is not a subsidiary of Luxco (a “Luxco Non-subsidiary Obligor”), shall at no time exceed the Maximum Amount (as defined in clause (ii) below) and (y) shall at all times be subject to clause (iii) below.

(ii) For purposes of this Section 2.01(b), “Maximum Amount” means an amount equal to the aggregate (without duplication) of (x) the aggregate principal amount of the outstanding intercompany loans made to Luxco or any Subsidiary which is on the Closing Date (or thereafter becomes) a subsidiary of Luxco by any Luxco Non-subsidiary Obligor which have been funded directly or indirectly with a Borrowing under the Credit Agreement plus (y) an amount equal to 80% of the greater of (A) the sum of Luxco’s capitaux propres (own capital) and its dettes subordonnées (subordinated debt) (both as referred to Annex I to the Grand Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg law of 19 December 2002 on the commercial companies’ register and the accounting and annual accounts of undertakings, as amended (the “Luxembourg Law of 2002”) as reflected in Luxco’s then most recent annual financial statements approved by the competent organ of Luxco (as audited by its external auditor (réviseur d’entreprises), if required by law), (B) the sum of Luxco’s capitaux propres (own capital) and its dettes subordonnées (subordinated debt) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in its filed financial statements as at the Closing Date, (C) the market value of the assets of Luxco as at the time that Luxco is required to make any payment pursuant to Section 2.01(a) less the Liabilities (as defined below) of Luxco as at such time and (D) the market value of the assets of Luxco as at the Closing Date less the Liabilities (as defined below) of Luxco as at the time that Luxco is required to make any payment pursuant to Section 2.01(a). For purposes of this Section 2.01(b)(ii), “Liabilities” means all existing liabilities (other than any liabilities owed to the direct or indirect shareholders of Luxco) incurred, from time to time, by Luxco and as reflected, from time to time, in the books of Luxco as well as provisions for liabilities which are made in the books of Luxco from time to time in accordance with applicable prudent management accounting rules. If the parties hereto fail to reach an agreement as to the market value of the assets of Luxco as referred to under Section 2.01(b)(ii)(y)(C) or (D) above, such market value shall be determined, at the sole cost of Luxco, by an external auditor (réviseur d’entreprises) appointed for this purpose by the Administrative Agent.

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(iii) The obligations and liabilities of Luxco under Section 2.01(a) shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such provision or an equivalent provision is applicable to Luxco.

(iv) For the avoidance of doubt, no limitations shall apply to Luxco’s obligations and liabilities under Section 2.01(a) in respect of any Obligations owed by Subsidiaries which are subsidiaries of Luxco.

SECTION 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Lender Party party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Lender Party in favor of any Borrower or any other person.

SECTION 2.03. No Limitations, etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Lender Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; (iv) any law, regulation, decree or order of any jurisdiction or any other event, to the extent such Guarantor can lawfully waive application thereof; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Lender Parties may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be.

SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Lender Party upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.

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SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Lender Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Lender Parties in cash the amount of such unpaid Obligation; provided, however, that the aggregate amount to be paid by the Foreign Guarantors pursuant to this Section 2.05 shall not exceed the amount of Foreign Obligations then unpaid by the applicable Loan Party. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Lender Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

Remedies; Application of Proceeds

SECTION 5.01. Remedies. The obligations of each Guarantor hereunder are independent of and separate from the Obligations. Subject to Article VII of the Credit Agreement in all respects, upon any Event of Default which results in the Administrative Agent taking the actions and making the declaration described in clause (ii) of the final paragraph of Article VII of the Credit Agreement, the Administrative Agent may proceed directly and at once against any Guarantor to collect and recover the full amount or any portion of the Obligations then due in accordance with Article II hereof, without first proceeding against the Borrower or any other guarantor of the Obligations, or joining the Borrower or any other guarantor in any proceeding against any Guarantor.

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SECTION 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or enforcement against any Loan Party following any Event of Default, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or enforcement or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, any N.Z. Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Lender Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

FOURTH, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Notwithstanding the foregoing, the proceeds of any collection or enforcement against any Guarantor shall not be applied to any Excluded Swap Obligation of such Guarantor and shall instead be applied to other Obligations.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), each Borrower agrees that in the event a payment shall be made by any Guarantor under this Agreement, the applicable Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor on account of its guarantee under this Agreement and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the applicable Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the

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Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Guarantor’s right to indemnification hereunder arises from a payment made to satisfy Obligations constituting Swap Obligations, only those Contributing Guarantors for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Guarantor, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the amount so paid.

SECTION 6.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the U.S. Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Rights Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee of all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender Party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Banks or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on

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any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or the aggregate L/C Exposure does not equal zero and so long as the Commitments have not expired or terminated.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Lender Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Guarantor jointly and severally agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Administrative Agent may incur in connection with (i) the preparation and administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof, (ii) the exercise, enforcement or protection of any of the rights of the Administrative Agent hereunder or (iii) the failure of any Guarantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, charges and disbursements, of one firm of counsel, and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, a single firm of counsel for all affected Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any actual or threatened claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by a Borrower, any other Loan Party or any of their respective Affiliates), relating to the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee or any Related Party thereof, (x) are related to any material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Guarantor or any of its Subsidiaries has obtained a final and

9

nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) in addition to clause (x) above, are related to any claim brought by a Guarantor or any of its Subsidiaries against an Indemnitee or a Related Party thereof for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Guarantor or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from disputes solely among Indemnitees that do not involve an act or omission by Holdings, the Borrowers, the Guarantors or any of their Affiliates except that the Administrative Agent, each Lender, each Issuing Bank, each Lead Arranger and the Advance Agent shall be indemnified in their capacities as such to the extent that none of the exceptions set forth in clause (x) or (y) applies to such Indemnitee at such time. To the extent permitted by law, no Guarantor shall assert, and each Guarantor hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations hereunder. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Lender Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07. [Intentionally Omitted].

SECTION 7.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT

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MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 7.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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SECTION 7.15. Termination or Release. (a) This Agreement and the Guarantees shall terminate when all the Loan Document Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the aggregate L/C Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement and no payment of any amounts outstanding and due under any Hedging Agreement is in default.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a person that is not Holdings, the U.S. Borrower or an Affiliate of any of the foregoing in accordance with the terms of the Credit Agreement.

(c) A Subsidiary Guarantor shall automatically be released from its Guarantee hereunder to the extent required by or provided for in Section 5.09 or Section 9.25 of the Credit Agreement.

(d) In connection with any termination or release pursuant to the preceding paragraphs of this Section, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Administrative Agent or any Lender Party.

SECTION 7.16. Additional Subsidiaries. Pursuant to Section 5.09 of the Credit Agreement, certain Subsidiaries not originally party hereto may be required from time to time to enter into this Agreement. Upon (x) the execution and delivery by the Administrative Agent and a Subsidiary of one or more supplements substantially in the form of Exhibit A hereto, and (y) at the reasonable request of the Administrative Agent, delivery of a certificate of the Secretary or Assistant Secretary of such Subsidiary and a favorable written opinion of such Subsidiary’s counsel, in each case, in form and substance substantially consistent with such certificates and opinions delivered on the Closing Date, such Subsidiary shall become a Subsidiary Guarantor with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CBRE SERVICES, INC.,

by
Name:
Title:

CBRE GROUP, INC.,

by
Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

[Signature Page to the CBRE Guarantee Agreement]

CBRE LIMITED, a limited company organized under the laws of England and Wales,

by
Name:
Title:

by
Name:
Title:

[Signature Page to the CBRE Guarantee Agreement]

CBRE LIMITED, a corporation organized under the laws of the province of New Brunswick,

by
Name:
Title:

[Signature Page to the CBRE Guarantee Agreement]

CBRE LIMITED PARTNERSHIP,

By:	CBRE PARTNER, INC., its general partner,

Name:
Title:

[Signature Page to the CBRE Guarantee Agreement]

RELAM AMSTERDAM HOLDINGS B.V.,

by

Name:
Title:

by

Name:
Title:

[Signature Page to the CBRE Guarantee Agreement]

CBRE GLOBAL HOLDINGS, S.A.R.L.,

by
Name:
Title:

[Signature Page to the CBRE Guarantee Agreement]

CB/TCC GLOBAL HOLDINGS LIMITED,

by
Name:
Title:

by
Name:
Title:

[Signature Page to the CBRE Guarantee Agreement]

IN WITNESS WHEREOF, the Australian Borrower and the New Zealand Borrower have duly executed this Agreement, as of the day and year first above written, solely with respect to Article VI of this Agreement.

CBRE PTY LTD, a company organized under the laws of Australia,

by

Name:
Title:

CBRE LIMITED, a company organized under the laws of New Zealand,

by

Name:
Title:

[Signature Page to the CBRE Guarantee Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

by

Name:
Title:

by

Name:
Title:

[Signature Page to the CBRE Guarantee Agreement]

Schedule I to the

Guarantee Agreement

SUBSIDIARY GUARANTORS

CBRE Global Investors, Inc.

CBRE Global Investors, LLC

CBRE, Inc.

CB/TCC, LLC

CBRE Capital Markets of Texas, LP

CBRE Capital Markets, Inc.

CBRE Clarion CRA Holdings, Inc.

CBRE Clarion REI Holding, Inc.

CBRE Government Services, LLC

CBRE GWS LLC

CBRE Partner, Inc.

CBRE Technical Services, LLC

CBRE/LJM – Nevada, Inc.

Trammell Crow Company, LLC

CBRE Business Lending, Inc.

CBRE Consulting, Inc.

CBRE/LJM Mortgage Company, L.L.C.

Insignia/ESG Capital Corporation

Trammell Crow Development & Investment, Inc.

GUARANTORS FOR FOREIGN OBLIGATIONS ONLY

CBRE Limited (a corporation organized under the laws of England and Wales)

CBRE Limited (a corporation organized under the laws of the province of New Brunswick)

CBRE Limited Partnership

CBRE Global Holdings SARL

RELAM Amsterdam Holdings B.V.

2

Exhibit A to the

Guarantee Agreement

SUPPLEMENT NO. [    ] (this “Supplement”) dated as of    [    ], to the Guarantee Agreement dated as of October 31, 2017 (the “Guarantee Agreement”), among CBRE SERVICES, INC., a Delaware corporation (the “U.S. Borrower”), CBRE GROUP, INC., a Delaware corporation (“Holdings”), the Subsidiaries of the U.S. Borrower from time to time party thereto (the “Subsidiary Guarantors” and, together with the U.S. Borrower and Holdings, the “Grantors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lender Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, CBRE Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CBRE Limited, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CBRE Pty Ltd, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CBRE Limited, a company organized under the laws of New Zealand (the “New Zealand Borrower”), Holdings, the lenders from time to time party thereto (the “Lenders”), the Issuing Banks from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guarantee Agreement in consideration of, among other things, Loans made and Letters of Credit issued under the Credit Agreement. Section 7.16 of the Guarantee Agreement provides that additional Subsidiaries of the U.S. Borrower may become Subsidiary Guarantors under the Guarantee Agreement by the execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Loan Party”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Loan Party agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee Agreement, the New Loan Party by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Loan Party hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder. Each reference to a “Subsidiary Guarantor” in the Guarantee Agreement shall be deemed to include the New Loan Party. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Loan Party represents and warrants to the Administrative Agent and the other Lender Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Loan Party and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Loan Party shall be given to it in care of the U.S. Borrower as provided in Section 9.01 of the Credit Agreement.

[Remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, the New Loan Party and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW LOAN PARTY]

by

Name:
Title:
Address:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

by

Name:
Title:

by

Name:
Title:

EXHIBIT H-1

[Reserved]

EXHIBIT H-2

[Reserved]

EXHIBIT I-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), CBRE Limited, a limited company organized under the laws of England and Wales, CBRE Limited, a corporation organized under the laws of the province of New Brunswick, CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales, CBRE Limited, a company organized under the laws of New Zealand, CBRE Group, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Administrative Agent”) for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the U.S. Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the U.S. Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT I-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), CBRE Limited, a limited company organized under the laws of England and Wales, CBRE Limited, a corporation organized under the laws of the province of New Brunswick, CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales, CBRE Limited, a company organized under the laws of New Zealand, CBRE Group, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch as administrative agent for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT I-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), CBRE Limited, a limited company organized under the laws of England and Wales, CBRE Limited, a corporation organized under the laws of the province of New Brunswick, CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales, CBRE Limited, a company organized under the laws of New Zealand, CBRE Group, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch as administrative agent for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT I-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), CBRE Limited, a limited company organized under the laws of England and Wales, CBRE Limited, a corporation organized under the laws of the province of New Brunswick, CBRE Pty Limited, a company organized under the laws of Australia and registered in New South Wales, CBRE Limited, a company organized under the laws of New Zealand, CBRE Group, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch as administrative agent (the “Administrative Agent”) for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the U.S. Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the U.S. Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

2

EXHIBIT J-1

FORM OF COMPETITIVE BID REQUEST

Credit Suisse AG, Cayman Islands Branch,

as Advance Agent for the Lenders referred to below,

c/o Credit Suisse AG

Eleven Madison Avenue

New York, NY 10010

Attention: [                ]

[Date]

Ladies and Gentlemen:

The undersigned, CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), refers to the Credit Agreement, dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, the other Borrowers identified therein, Holdings, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, among others. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The U.S. Borrower hereby gives you notice pursuant to Section 2.27(a) of the Credit Agreement that the U.S. Borrower requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(a)	Date of Competitive Borrowing (which is a Business Day)

(b)	Principal amount of Competitive Borrowing[1]

(c)	Interest rate basis[2]

(d)	Interest Period and the last day thereof[3]

Upon acceptance of any or all of the Loans offered by the Domestic Revolving Credit Lenders in response to this request by the U.S. Borrower, the U.S. Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit

[1]

Not less than the Borrowing Minimum (in integral multiples of the Borrowing Multiple) and not more than an amount such that (i) the Aggregate Competitive Loan Exposure (after giving effect to this Competitive Borrowing) shall not exceed 50% of the Total Domestic Revolving Credit Commitment and (ii) the sum of the Aggregate Domestic Revolving Credit Exposure plus the Aggregate Competitive Loan Exposure (after giving effect to this Competitive Borrowing) shall not exceed the Total Domestic Revolving Credit Commitment then available.

[2]	Eurocurrency Loan or Flat Rate Loan.
[3]	Which shall be subject to the definition of “Interest Period” and end no later than the Revolving Credit Maturity Date.

Agreement have been satisfied. Any amounts borrowed shall be deposited in [                ] account number [                ].

                             Very truly yours,

CBRE SERVICES, INC.,

By:
Name:
Title:

2

EXHIBIT J-2

FORM OF NOTICE OF COMPETITIVE BID REQUEST

[Name of Domestic Revolving Credit Lender]

[Address]

[Date]

Attention: [                    ]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), the other Borrowers identified therein, Holdings, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, among others. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The U.S. Borrower made a Competitive Bid Request on [                    ], 20[    ], pursuant to Section 2.27(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].1 Your Competitive Bid must comply with Section 2.27(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(a)	Date of Competitive Borrowing (which is a Business Day)

(b)	Principal amount of Competitive Borrowing[2]

(c)	Interest rate basis[3]

(d)	Interest Period and the last day thereof[4]

[1]

The Competitive Bid must be received in writing, by hand, electronic mail or fascimile, by the Advance Agent not later than 9:30 a.m., New York City time, four Business Days before the proposed date of such Competitive Borrowing.

[2]

Not less than the Borrowing Minimum (in integral multiples of the Borrowing Multiple) and not more than an amount such that (i) the Aggregate Competitive Loan Exposure (after giving effect to this Competitive Borrowing) shall not exceed 50% of the Total Domestic Revolving Credit Commitment and (ii) the sum of the Aggregate Domestic Revolving Credit Exposure plus the Aggregate Competitive Loan Exposure (after giving effect to this Competitive Borrowing) shall not exceed the Total Domestic Revolving Credit Commitment then available.

[3]	Eurocurrency Loan or Flat Rate Loan.
[4]	Which shall be subject to the definition of “Interest Period” and end no later than the Revolving Credit Maturity Date.

Very truly yours,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Advance Agent

By:
Name:
Title:

By:
Name:
Title:

2

EXHIBIT J-3

FORM OF COMPETITIVE BID

Credit Suisse AG, Cayman Islands Branch,

as Advance Agent for the Lenders referred to below,

c/o Credit Suisse AG

Eleven Madison Avenue

New York, NY 10010

Attention: [                    ]

[Date]

Ladies and Gentlemen:

The undersigned, [Name of Domestic Revolving Credit Lender], refers to the Credit Agreement, dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), the other Borrowers identified therein, Holdings, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, among others. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby makes a Competitive Bid pursuant to Section 2.27(b) of the Credit Agreement, in response to the Competitive Bid Request made by the U.S. Borrower on [                    ], 20[    ], and in that connection sets forth below the terms on which such Competitive Bid is made:

Principal Amount[1]

Competitive Bid Rate[2]

Interest Period and last day thereof[3]

The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the U.S. Borrower upon acceptance by the U.S. Borrower of this bid in accordance with Section 2.27(e) of the Credit Agreement.

[1]

Not less than the Borrowing Minimum (in integral multiples of the Borrowing Multiple) and not more than the principal amount set forth in the applicable Competitive Bid Request. Multiple bids will be accepted by the Advance Agent.

[2]	i.e., Eurocurrency Rate + or - [ ]%, in the case of Eurocurrency Competitive Loans, or [ ]%, in the case of Flat Rate Loans.
[3]	Which shall be subject to the definition of “Interest Period” and end no later than the Revolving Credit Maturity Date.

Very truly yours,

[NAME OF DOMESTIC REVOLVING CREDIT LENDER]

By:
Name:
Title:

2

EXHIBIT J-4

FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

Credit Suisse AG, Cayman Islands Branch,

as Advance Agent for the Lenders referred to below,

c/o Credit Suisse AG

Eleven Madison Avenue

New York, NY 10010

Attention: [                    ]

[Date]

Ladies and Gentlemen:

The undersigned, CBRE Services, Inc., a Delaware corporation (the “U.S. Borrower”), refers to the Credit Agreement, dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, the other Borrowers identified therein, Holdings, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, among others. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

In accordance with Section 2.27(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated [                    ], 20[    ], and in accordance with Section 2.27(d) of the Credit Agreement, we hereby irrevocably accept the following bids for maturity on [date]:

Principal Amount	Fixed Rate/Margin	Lender
$	[%]/[+/-[ ]%]
$	[%]/[+/-[ ]%]

We hereby irrevocably reject the following bids:

Principal Amount	Fixed Rate/Margin	Lender
$	[%]/[+/-[ ]%]
$	[%]/[+/-[ ]%]

The $[            ] should be deposited in [                    ] account number [                    ] on [date].

Very truly yours,

CBRE SERVICES, INC.,

By:
Name:
Title:

2

Schedule 1.01(a) – Subsidiary Guarantors

CBRE, Inc.

CBRE Global Investors, Inc.

CBRE Global Investors, LLC

CB/TCC Global Holdings Limited

CBRE Capital Markets of Texas, LP

CBRE Capital Markets, Inc.

CBRE Clarion CRA Holdings, Inc.

CBRE Clarion REI Holding, Inc.

CBRE Government Services, LLC

CBRE/LJM –Nevada, Inc.

CBRE Partner, Inc.

CBRE Technical Services, LLC

CB/TCC, LLC

Trammell Crow Company, LLC

CBRE GWS LLC

CBRE Business Lending, Inc.

CBRE Consulting, Inc.

CBRE/LJM Mortgage Company, L.L.C.

Insignia/ESG Capital Corporation

Trammell Crow Development & Investment, Inc.

Guarantors for Foreign Obligations Only

CBRE Global Holdings SARL

CBRE Limited (a corporation organized under the laws of England and Wales)

CBRE Limited (a corporation organized under the laws of the province of New Brunswick)

CBRE Limited Partnership

Relam Amsterdam Holdings B.V.

Schedule 1.01(c) – Approved Take Out Parties

•	Industrial Developments International, Inc. and the Special Situation Property Fund of JP Morgan Chase Bank, N.A.

•	MSREF Fund V

Schedule 1.01(d) – Existing Letter of Credit

Letter of Credit #	Beneficiary	Amount
TS-07005368	200 Park LP	USD $1,998,100
TS-07006393	Internet Corporation of Assigned Name	USD $26,000

Schedule 2.01 – Lenders

DOMESTIC REVOLVING CREDIT COMMITMENTS

LENDER	COMMITMENT
WELLS FARGO BANK, NATIONAL ASSOCIATION	$144,754,202.88
BANK OF AMERICA, N.A.	$156,900,981.23
JPMORGAN CHASE BANK, N.A.	$156,900,981.23
HSBC BANK USA, N.A.	$156,900,981.23
THE BANK OF NOVA SCOTIA	$156,900,981.23
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$156,900,981.23
THE ROYAL BANK OF SCOTLAND PLC	$178,507,462.69
BARCLAYS BANK PLC	$113,380,281.69
CITIBANK, N.A.	$113,380,281.69
ING BANK N.V., DUBLIN BRANCH	$113,380,281.69
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$110,892,857.15
BRANCH BANKING & TRUST COMPANY	$94,262,295.08
SANTANDER BANK, N.A.	$80,985,915.50
U.S. BANK NATIONAL ASSOCIATION	$94,262,295.08
THE BANK OF NEW YORK MELLON	$68,894,009.22
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	$64,788,732.39
BANK OF CHINA LOS ANGELES BRANCH	$56,557,377.05
KEYBANK NATIONAL ASSOCIATION	$56,557,377.05
PNC BANK, NATIONAL ASSOCIATION	$48,591,549.30
FIFTH THIRD BANK	$37,704,918.03
SOCIETE GENERALE	$32,394,366.20
ASSOCIATED BANK, N.A.	$22,676,056.33
COMERICA BANK	$26,393,442.62
DANSKE BANK A/S	$17,764,179.10
FIRST COMMERCIAL BANK, LTD., NEW YORK BRANCH	$15,081,967.21
MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD.	$13,573,770.49
BANK OF HAWAII	$11,311,475.41

TOTAL:	$2,300,000,000.00

MULTICURRENCY REVOLVING CREDIT COMMITMENTS

LENDER	COMMITMENT
WELLS FARGO BANK, NATIONAL ASSOCIATION	$38,837,572.46
BANK OF AMERICA, N.A.	$18,852,236.27
JPMORGAN CHASE BANK, N.A.	$18,852,236.27
HSBC BANK USA, N.A.	$18,852,236.27
THE BANK OF NOVA SCOTIA	$18,852,236.27
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$18,852,236.27
BARCLAYS BANK PLC	$9,859,154.93
CITIBANK, N.A.	$9,859,154.93
ING BANK N.V., DUBLIN BRANCH	$9,859,154.93
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$9,642,587.14
SANTANDER BANK, N.A.	$7,042,253.52
THE BANK OF NEW YORK MELLON	$5,990,783.41
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	$5,633,802.82
PNC BANK, NATIONAL ASSOCIATION	$4,225,352.11
SOCIETE GENERALE	$2,816,901.41
ASSOCIATED BANK, N.A.	$1,971,830.99

TOTAL:	$200,000,000.00

U.K. REVOLVING CREDIT COMMITMENTS

LENDER	COMMITMENT
WELLS FARGO BANK, NATIONAL ASSOCIATION	$34,319,613.62
BANK OF AMERICA, N.A.	$27,961,225.81
JPMORGAN CHASE BANK, N.A.	$27,961,225.81
HSBC BANK USA, N.A.	$27,961,225.81
THE BANK OF NOVA SCOTIA	$27,961,225.81
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$27,961,225.81
THE ROYAL BANK OF SCOTLAND PLC	$23,283,582.09
BARCLAYS BANK PLC	$14,788,732.39
CITIBANK, N.A.	$14,788,732.39
ING BANK N.V., DUBLIN BRANCH	$14,788,732.39
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$14,464,285.71
SANTANDER BANK, N.A.	$10,563,380.28
THE BANK OF NEW YORK MELLON	$8,986,175.12
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	$8,450,704.23
PNC BANK, NATIONAL ASSOCIATION	$6,338,028.17
SOCIETE GENERALE	$4,225,352.11
ASSOCIATED BANK, N.A.	$2,957,746.48
DANSKE BANK A/S	$2,238,805.97

TOTAL:	$300,000,000.00

TRANCHE A COMMITMENTS

LENDER	COMMITMENT
WELLS FARGO BANK, NATIONAL ASSOCIATION	$57,752,205.50
BANK OF AMERICA, N.A.	$56,285,556.69
JPMORGAN CHASE BANK, N.A.	$56,285,556.69
HSBC BANK USA, N.A.	$56,285,556.69
THE BANK OF NOVA SCOTIA	$56,285,556.69
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$56,285,556.69
THE ROYAL BANK OF SCOTLAND PLC	$58,208,955.22
BARCLAYS BANK PLC	$36,971,830.99
CITIBANK, N.A.	$36,971,830.99
ING BANK N.V., DUBLIN BRANCH	$36,971,830.99
BRANCH BANKING & TRUST COMPANY	$30,737,704.92
SANTANDER BANK, N.A.	$26,408,450.70
U.S. BANK NATIONAL ASSOCIATION	$30,737,704.92
THE BANK OF NEW YORK MELLON	$22,465,437.79
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	$21,126,760.56
BANK OF CHINA LOS ANGELES BRANCH	$18,442,622.95
KEYBANK NATIONAL ASSOCIATION	$18,442,622.95
PNC BANK, NATIONAL ASSOCIATION	$15,845,070.42
FIFTH THIRD BANK	$12,295,081.97
SOCIETE GENERALE	$10,563,380.28
ASSOCIATED BANK, N.A.	$7,394,366.20
COMERICA BANK	$8,606,557.38
DANSKE BANK A/S	$5,597,014.93
FIRST COMMERCIAL BANK, LTD., NEW YORK BRANCH	$4,918,032.79
MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD.	$4,426,229.51
BANK OF HAWAII	$3,688,524.59

TOTAL:	$750,000,000.00

Schedule 2.01(a) – Issuing Bank Commitments

ISSUING BANK	L/C COMMITMENT
WELLS FARGO SECURITIES, LLC	$66,666,666.67
BANK OF AMERICA, N.A.	$66,666,666.67
JPMORGAN CHASE BANK, N.A.	$66,666,666.66

TOTAL:	$200,000,000.00

Schedule 4.02(a) – Foreign Counsel

CBRE Pty Limited (Australia Borrower) – Allens Arthur Robinson

CBRE Limited (New Zealand Borrower) – Chapman Tripp

CBRE Limited (Canadian Borrower) – McInnes Cooper

CBRE Limited (U.K. Borrower and CB/TCC Global Holdings Limited) – Wragge & Co LLP

CBRE Global Holdings, S.A.R.L. – AMMC Law

Relam Amsterdam Holdings, B.V. – AKD N.V.

CBRE Limited Partnership – Bedell Group

Schedule 6.01(a) – Debt]

Country	Debtor	Description of Indebtedness		Amount
Australia	CBRE (C) Pty Ltd	ANZ Bank - Indemnity Guarantee	AUD	9,700,000
Australia	CBRE (C) Pty Ltd	ANZ Bank - Credit Card Facility	AUD	400,000
Australia	CBRE (C) Pty Ltd	ANZ Bank - Encashment facility	AUD	18,400
Australia	CBRE (C) Pty Ltd	ANZ Bank - Key Equipment Finance Australia	AUD	65,000
Australia	CBRE (C) Pty Ltd	ANZ Bank Overdraft Facility	AUD	1,000,000
Australia	CBRE (C) Pty Ltd	ANZ Bank - Encashment facility	AUD	5,000
Australia	CBRE (C) Pty Ltd	ANZ Bank - Corporate Lease Finance Facility	AUD	750,000
Australia	CBRE (C) Pty Ltd	ANZ Bank - Electronic Payaway Facility	AUD	650,000
Austria	CBRE Gmbh	Unicredit overdraft facility	EUR	26,000
Cayman Islands	Raven Insurance Company, Ltd.	Letter of Credit Facility for insurance related letters of credit	USD	35,000,000
Canada	CBRE Limited	Scotia Bank Outstanding Letters of Credit	CAD	7,520,000
Europe	Various entities in Europe	HSBC Bank Euro Pool overdraft line	EUR	20,000,000
France	CBRE Global Investors France SAS	HSBC Bank Overdraft Facility	EUR	5,000,000
France	CBRE Holding SAS	HSBC Bank Overdraft Facility	EUR	5,000,000
France	CBRE Holding SAS	HSBC Bank Guarantee	EUR	290,000
Germany	CBRE GmbH	HSBC Bank Credit Agreement	EUR	1,515,000
Hong Kong	CBRE HK Limited	HSBC Bank - Combined Overdraft	HKD	9,000,000
Inida	CBRE South Asia Private Limited	Facility Letter	INR	130,000,000
Ireland	CBRE	Bank of Ireland overdraft facility	EUR	100,000

Country	Debtor	Description of Indebtedness		Amount
Japan	CBRE KK	Mitsubishi Tokyo UFJ Bank	JPY	600,000,000
Japan	CBRE KK	Sumitomo Mitsui Banking Corporation	JPY	800,000,000
Japan	CBRE KK	Mizuho Bank	JPY	400,000,000
New Zealand	CBRE Limited	ANZ Bank - Overdraft	NZD	300,000
New Zealand	CBRE Limited	ANZ Bank - Credit Card Facility	NZD	200,000
Portugal	CBRE Sociedade de Mediacao Imobillaria	Scotia Bank Letter of Credit	EUR	350,000
Russia	CBRE LLC	Raiffesenbank overdraft facility	RUB	1,350,000
Singapore	CBRE (Pte) Ltd	HSBC Bank - Combined Overdraft	SGD	1,200,000
Spain	CBRE Real Estate S.A.	HSBC Bank Overdraft Facility	EUR	2,000,000
Thailand	CB Richard liis (Thailand) Co. Ltd.	HSBC Bank Banking Facility	USD	500,000
United States	CBRE Multifamily Capital, Inc.	HSBCBank Letter of Credit Facility	USD	29,000,000
United States	Trammell Crow Company	Scotia Bank Letter of Credit	USD	4,950,000
Vietnam	CBRE (Viet Nam) Co., Ltd.	HSBC Bank General Facility	VND	300,000,000
Various	Various	Capital Lease Obligation ( in various currencies)	USD	4,201,000

Schedule 6.01(a) – Guarantees

Country	Debtor	Description of Guarantee		Balance in functional currency
Australia	CBRE (C) Pty Ltd.	ANZ Bank Guarantee - Lease obligations for Level 12 and 13, 14 Moore Street, Canberra ACT	AUD	337,016
Australia	CBRE (N2) Pty Ltd	Rent Guarantee for Richard Ellis (New South Wales) Pty Ltd	AUD	32,313
Australia	CBRE (C) Pty Ltd.	Rent Guarantee for 8a/11 Lord Street, Botany NSW	AUD	47,557
Australia	CBRE (P) Pty Ltd.	ANZ Bank Guarantee	AUD	20,693

Country	Debtor	Description of Guarantee		Balance in functional currency
Australia	CBRE (P) Pty Ltd.	ANZ Bank Guarantee	AUD	20,693
Australia	CBRE (C) Pty Ltd.	ANZ Bank Guarantee - Lease obligations for 477 Pttwater Rd NSW	AUD	39,964
Australia	CBRE (C) Pty Ltd.	ANZ Bank Guarantee - CBRE Lease 363 George St Sydney	AUD	3,200,141
Australia	CBRE (C) Pty Ltd.	Fasako Pty Ltd - China Town Centre, 401-411 Sussex Street	AUD	52,000
Australia	CBRE Pty Ltd.	ANZ Bank Guarantee - Z2231 ISPT Pty Ltd - L13, 114 William St	AUD	130,086
Australia	CBRE (GCS) Pty Ltd.	ANZ Bank Guarantee - Dexus - rent guarantee - Brisbane	AUD	104,033
Australia	CBRE (C) Pty Ltd.	ANZ Bank Guarantee - Gold Coast lease - South Sky Invetsments	AUD	69,611
Australia	CBRE (C) Pty Ltd.	ANZ Bank Guarantee - Level 3, 1 Eagle Street, Brisbane - Lease Guarantee	AUD	739,200
Australia	CBRE (C) Pty Ltd.	ANZ Bank Guarantee - Level 5, 151 Pirie St, Adelaide - Lease Guarantee	AUD	75,364
Australia	CBRE (C) Pty Ltd.	Key Equipment finance (fit out for add’l space for North Sydney Office)	AUD	65,000
Australia	CBRE (C) Pty Ltd.	ANZ Bank Guarantee - Lease obligations for Lvl 34 and Part Lvl 33, 8 Exhibition St, Melbourne	AUD	4,701,576
Australia	CBRE (C) Pty Ltd.	Assumptio of Suite 1-02 14 Martin Place Sydney (Paragon Office)	AUD	58,169
Hong Kong	CBRE Limited (HK)	HSBC Bank Guarantees - rental deposit	HKD	1,604,372
Singapore	CBRE (Pte) Limited	HSBC Institutional Trust Svcs (S) Ltd (for office rental #33-01A, 6 Battery Road)	SGD	97,978
Singapore	CBRE (Pte) Limited	HSBC (Parent Guarantee for Singapore overdraft line)	SGD	1,200,000
Singapore	CBRE (Pte) Limited	HSBC Institutional Trust Svcs (S) Ltd (for office rental - #33-01A, 6 Battery Road)	SGD	101,720
Singapore	CBRE (Pte) Limited	The Management Corporation Strata Title Plan No. 3129 (for CBREM)	SGD	36,000
Singapore	CBRE (Pte) Limited	HSBC Institutional Trust Svcs (S) Ltd (for office rental - #33-02 Corridor Area, 6 Battery Rd)	SGD	10,011
Singapore	CBRE (Pte) Limited	HSBC Institutional Trust Svcs (S) Ltd (for office rental - #32-01 & #33-02, 6 Battery Rd)	SGD	469,526
Singapore	CBRE (Pte) Limited	Ministry of Trade and Industry - guarantee on service delivery	SGD	26,934
Singapore	CBRE (Pte) Limited	Housing & Development Board (for CBRE Realty Associates Pte. Ltd.)	SGD	114,811
Singapore	CBRE (Pte) Limited	Singapore Post Limited (Asset Svcs dept)	SGD	38,300
Singapore	CBRE (Pte) Limited	Singapore Press Holdings (for CRA) - guarantee for CRA advertising vendor	SGD	300,000

Country	Debtor	Description of Guarantee		Balance in functional currency
Thailand	CB Richard Ellis (Thailand) Co., Ltd.	Thai Asset Fund1(by Phatra Asset Management Co., Ltd. (on behalf of Abdulahim Building) (Asset Service Deprtment)	THB	1,128,636.00
India	CBRE S. Asia Private Ltd	BG Exploration and Production India Ltd - Performance Bank Guarantee	INR	210,000
India	CBRE S. Asia Private Ltd	The Press Trust of India Limited, 4, Parliament Street, New Delhi-110 001. - ABG (Advance Bank Guarantee for 10% of the Order Value)	INR	650,000.00
India	CBRE S. Asia Private Ltd	Foster Wheeler India Private Limited, Infinity Benchmark, 13th Floor, Plot G1, Block EP & GP, Sector V, Salt Lake, Kolkata - 700091. - PBG (Performance Bank Guarantee for 5% of the Order Value)	INR	82,500.00
India	CBRE S. Asia Private Ltd	NCAER, National Council of Applied Economic Research - Performance Guarantee	INR	500,000
India	CBRE S. Asia Private Ltd	Infosys Limited - Performance Guarantee	INR	1,141,413
India	CBRE S. Asia Private Ltd	Maruti Suzuki India Limited - Performance Guarantee	INR	300,000
India	CBRE S. Asia Private Ltd	MANGALORE INTERNET CITY PVT. LTD - Performance guarantee	INR	1,825,000
India	CBRE S. Asia Private Ltd	Indospace FWS Industrial Park Pvt - Mobilization Advance	INR	2,298,900
India	CBRE S. Asia Private Ltd	Wipro Limited - Due performance of the Facility Management Services	INR	2,733,564
India	CBRE S. Asia Private Ltd	Infosys Limited - Performance guarantee	INR	1,230,409
India	CBRE S. Asia Private Ltd	The Assessing Authority, VAT Department, Gurgaon	INR	50,000
India	CBRE S. Asia Private Ltd	The Assessin Authority, CST Department, Gurgaon.	INR	50,000
India	CBRE S. Asia Private Ltd	Deputy Commissioner Assessment, Ward 3, Commercial Tax Officer, Noida, VAT	INR	25,000
India	CBRE S. Asia Private Ltd	Excise & Taxation Officer, Excise & Taxation Deposrtment, Sector 17, Chandigarh 160017.	INR	50,000
India	CBRE S. Asia Private Ltd	Excise & Taxation Officer, Excise & Taxation Deposrtment, Sector 17, Chandigarh 160017.	INR	50,000
India	CBRE S. Asia Private Ltd	Foster Wheeler India Private Limited, Infinity Benchmark, 13th Floor, Plot G1, Block EP & GP, Sector V, Salt Lake, Kolkata - 700091 - Advance Bank Guarantee for 10% of the Order Value	INR	165,000
India	CBRE S. Asia Private Ltd	The Press Trust of India Limited, 4, Parliament Street, New Delhi-110 001.	INR	650,000
India	CBRE S. Asia Private Ltd	Foster Wheeler India Private Limited, Infinity Benchmark, 13th Floor, Plot G1, Block EP & GP, Sector V, Salt Lake, Kolkata - 700091.	INR	82,500

Country	Debtor	Description of Guarantee		Balance in functional currency
India	CBRE S. Asia Private Ltd	Cairn India Ltd. Paras Building, Tower A, Paras Twin Tower, Sector Road, Sector 54, GURGAON - 122 002.	INR	2,063,332
Austria	CBRE Gmbh	Rent guarantee to landlord: Generali Versicherung AG for office space Vienna	EUR	25,000
Austria	CBRE Gmbh	Rent guarantee to landlord: Generali Versicherungs AG for additional office space Vienna	EUR	48,940
Czech	CBRE S.r.o.	Palladium – Palladium Praha s.r.o.	EUR	112,690
Czech	CBRE S.r.o.	Lighthouse - WestInvest Waterfront Towers s.r.o.(with HSBC)	EUR	141,489
Lux	CBRE S.A.	Rent guarantee LUX office - ING	EUR	15,360
Belgium	CBRE S.A.	Fortis Bank - Bank Guarantee for office lease (antwerpen and brussels)	EUR	241,056
Belgium	CBRE S.A.	It is a deposit for our new Advisory activity. Belgium had to pay 250K by end of year just to show that CBRE has enough cash and is solid from a financial point of view. This amount will be reimbursed if the activity is stopped.	EUR	250,000
Finland	CBRE Oy	Rent Guarantee to landlord: Suomen Kulttuurirahasto	EUR	12,695
Germany	CBRE Gmbh	Rent Guarantee to Versorgungswerk der Rechtsanwalte im Lande Hessen	EUR	48,623
Germany	CBRE Gmbh	Rent Guarantee to Versorgungswerk der Rechtsanwalte im Lande Hessen	EUR	23,059
Germany	CBRE Gmbh	Rent Guarantee to Versorgungswerk der Rechtsanwalte im Lande Hessen	EUR	9,500
Germany	CBRE Gmbh	Rent Guarantee to ING RE WestendDuo GmbH & Co. KG	EUR	434,594
Germany	CBRE Gmbh	Rent Guarantee to ING RE WestendDuo GmbH & Co. KG	EUR	115,230
Germany	CBRE Investors Gmbh	Rent Guarantee to MEAG Real Estate Munchen GmbH	EUR	75,506
Germany	CBRE GmbH	Rent Guarantee to Union Investment Real Estate GmbH	EUR	124,680
Germany	CBRE GmbH	Rent Guarantee to Victoria Lebensversicherung	EUR	18,518
Germany	CBRE GmbH	Rent Guarantee to Warburg Henderson	EUR	71,322
Germany	CBRE GmbH	Rent Guarantee to TLG Immobilien GMbH	EUR	19,448
Germany	VALTEQ Gesellschaft mbH	Frankfurt, Rent Guarantee to landlord: Minol GmbH & Co. Messgeräte Handels- und Service KG	EUR	8,820
Germany	VALTEQ Gesellschaft mbH	Berlin, Rent Guarantee to AV AG & CO	EUR	25,000

Country	Debtor	Description of Guarantee		Balance in functional currency
Germany	VALTEQ Gesellschaft mbH	Nürnberg, Rent Guarantee to RMV, GmbH	EUR	6,544
Germany	VALTEQ Gesellschaft mbH	München, Rent Guarantee to Frau Ursula Röschenthaler	EUR	8,000
Germany	VALTEQ Gesellschaft mbH	Stuttgart, Rent Guarantee to Bülow AG, Stuttgart	EUR	27,095
Germany	Preuss Projektmanagement GmbH	Warranty against defects to MEAG MUNICH ERGO	EUR	16,244
Germany	Preuss Projektmanagement GmbH	Warranty against defects to Münchner Rückversicherungs-Gesellschaft AG	EUR	36,518
Germany	Preuss Projektmanagement GmbH	Rent Guarantee to ERGONEON	EUR	87,500
Germany	Preuss Projektmanagement GmbH	Rent Guarantee to Münchner Rückversicherungs-Gesellschaft AG	EUR	29,780
Germany	Preuss Projektmanagement GmbH	Rent Guarantee to Malpica 100, S.L.	EUR	31,500
Germany	Preuss Projektmanagement GmbH	Rent Guarantee to Versorgungswerk der Architektenkammer NRW	EUR	30,933
Netherlands	CBRE B.V.	F. van Lanschot Bankers - Bank Guarantee for office lease - Hague	EUR	18,683
Italy	CBRE Spa	Banca Popolare de Milano - Rent guarantee: Investire Immobiliare SGR SPA - Milan office: Via Del Lauro 7	EUR	175,000
Italy	CBRE Spa	Banca Popolare de Milano - Rent guarantee: Pontificio collegio Armeno - Rome office: Via L Bissolati 20	EUR	60,000
Poland	CBRE SP Z.o.o.	Rent guarantee to Rondo 1 UG (landlord)	EUR	225,185
Romania	CBRE Real Estate Consultancy SRL	Rent guarantee to landlord: Victoria International Property SRL. Held with Unicredit bank.	EUR	45,193
Romania	CBRE Real Estate Consultancy SRL	Rent guarantee to 2nd landlord: SC Modatim Business Facility SA	EUR	1,497
Netherlands	CBRE B.V.	F. van Lanxchot Bankers - Bank Guarantee for office lease - Rotterdam	EUR	27,358
Netherlands	CBRE B.V.	Van Lanschot - Bank Guarantee for office lease - Utrecht	EUR	26,370
Relam	CBRE B.V.	Parent Guarantee re Dutch office lease	EUR	530,125
Portugal	CBRE Sociedade de Mediação Imobiliária, Lda	Client guarantee: DEKA (Asset Services agreement)	EUR	350,000
Spain	CBRE S.A.	Rent guarantee to landlord: Altamira Real Estate S.A.	EUR	8,300
Spain	CBRE S.A.	Rent guarantee to landlord: Testa Inmuebles en Renta	EUR	122,594

Country	Debtor	Description of Guarantee		Balance in functional currency
Spain	Martinez FM Arquitectos	Client guarantee: SANTANDER BANIF INMOBILLIARIO	EUR	23,746
Spain	Martinez FM Arquitectos	Client guarantee: REAL COLEGIO DE ESCOCESES	EUR	249,365
Spain	Martinez FM Arquitectos	Client guarantee: British Council	EUR	62,629
Spain	Martinez FM Arquitectos	Client guarantee: REDEXIS GAS BALERARES S.A.	EUR	40,410
Spain	Martinez FM Arquitectos	Client guarantee: REDEXIS GAS ARAGON S.A.	EUR	30,364
Spain	Martinez FM Arquitectos	Client guarantee: SAREB	EUR	61,000
Spain	Martinez FM Arquitectos	Client guarantee: SAREB	EUR	30,500
Spain	Martinez FM Arquitectos	Client guarantee: DU PONT IBERICA S.L.	EUR	60,138
Spain	Martinez FM Arquitectos	Client guarantee: 3M ESPANA S.L.	EUR	29,483
United Kingdom	CBRE Group, Inc.	For Richard Ellis St. Quintin Trustee Ltd as trustee of the Richard Ellis St. Quintin Retirement Fund	GBP	7,022,017
Czech Republic	CBRE s.r.o.	Bank guarantee for operating accounts for recoverable service charges - Florenc Center	CZK	4,170,000
Czech Republic	CBRE s.r.o.	Bank guarantee for operating accounts for non-recoverable service charges - Florenc Ctr	EUR	30,000
United States	CBRE Group, Inc.	Development and Investment Guarantee - Western Alliance Bank (Park Lucero I)	USD	9,989
United States	CBRE Group, Inc.	Development and Investment Guarantee - Texas Capital Bank (PR/Crow Building B&D)	USD	535,537
United States	CBRE Group, Inc.	Development and Investment Guarantee - Texas Capital/Comerica Bank (PR/Crow 35 Eagle)	USD	400,000
United States	CBRE Group, Inc.	Development and Investment Guarantee - Wells Fargo (Energy Center Three)	USD	862,229
United States	CBRE Group, Inc.	Development and Investment Guarantee - Bank of America (South Washington Park)	USD	411,585
United States	CBRE Group, Inc.	Development and Investment Guarantee - Wells Fargo Bank (Columbia Associates)	USD	835,907
United States	CBRE Group, Inc.	Development and Investment Guarantee-The Bank of Nova Scotia (Ft Lincoln) - letters of credit	USD	4,950,000
United States	CBRE Group, Inc.	Development and Investment Guarantee - Bank of America (HP Campus II)	USD	300,910
United States	CBRE Group, Inc.	Development and Investment Guarantee - Amegy Bank (LIT-RPC Trade Centers)	USD	186,890
United States	CBRE Group, Inc.	Development and Investment Guarantee - Wells Fargo (Knox Logistics)	USD	642,188
United States	CBRE Group, Inc.	Development and Investment Guarantee - US Bank (TC Central Associates)	USD	199,650

Country	Debtor	Description of Guarantee		Balance in functional currency
United States	CBRE Group, Inc.	Development and Investment Guarantee - US Bank (Legacy Tower I)	USD	696,828
United States	CBRE Group, Inc.	Development and Investment Guarantee - US Bank (Legacy Tower II)	USD	84,570
United States	CBRE Services, Inc.	Parent Guarantee to HSBC Bank PLC for Euro overdraft line	EUR	12,000,000
United States	CBRE Services, Inc.	Parent Guarantee to HSBC Bank for various Indebtedness facilities	USD	20,000,000
United Kingdom	CBRE Group, Inc.	Guarantee by CB/TCC Global Hldgs Ltd with CB Hillier Parker Pension Scheme Trustees Ltd.	GBP	11,441,165
United Kingdom	CBRE Group, Inc.	For CB Hillier Parker Pension Scheme Trustee Ltd as trustee of the CB HP Pension Scheme	GBP	20,121,165
United States	CBRE Services, Inc.	Guarantee to Fresh Meadows (3)	USD	93,000
Belgium	CBRE Global Investors	Rental guarantee office Brussels	EUR	54,240
Belgium	CBRE Global Investors	Bank guarantee VAT for Amhem Staete Bv	EUR	24,789
Germany	CBRE Global Investors Germany GmbH	Guarantee for rent Peter Helfrich	EUR	11,400
UK	CBRE Global Investors Group (UK) Ltd	Guarantee under the lease agreement regarding Unit 53 at St Stephen’s Hull	GBP	2,898,880
Italy	CBRE Italy SRL	Depost for office lease	EUR	29,750
Italy	CBRE Italy SRL	Depost for new office lease	EUR	20,000
Czech	CBRE Global Investor Central Europe	Deposit for flat (Prague)	CZK	85,000
Luxembourg	CBRE GI Luxembourg	Office rental guarantee	EUR	89,390
Italy	CBRE Italy SRL	Deposit for utilities (power + gas)	EUR	253
Italy	CBRE Italy SRL	Deposit for utilities (power + gas)	EUR	286
Italy	CBRE Italy SRL	Deposit for utilities (power + gas)	EUR	65
Italy	CBRE Italy SRL	Deposit for utilities (power + gas)	EUR	286
Italy	SPE Italy	Utilities Guarantee (telephone)	EUR	300
Italy	SPE Italy	Rental Guarantee (Magenta)	EUR	12,250
Italy	SPE Italy	Utilities Guarantee (power)	EUR	117

Schedule 6.02(a) – Liens

CBRE Group, Inc. (f/k/a CB Richard Ellis Group, Inc.)

•	Lien with respect to CBRE Group, Inc. (agreements with Avidex Industries, LLC) – equipment lease

CBRE, Inc. (f/k/a CB Richard Ellis Inc.)

•	Lien with respect to CB Richard Ellis, Inc. (agreement with Dealers Leasing, Inc.) – equipment

•	Lien with respect to CB Richard Ellis, Inc. (agreement with HSBC Securities (USA), Inc.) – various receivables

•	Various Liens with respect to CBRE, Inc. (agreement with General Electric Capital Corporation) – equipment

•	Various Liens with respect to CB Richard Ellis, Inc. (agreement with IKON Financial SVCS) – equipment

•	Lien with respect to CB Richard Ellis, Inc. (agreement with General Electric Capital Corporation) – equipment

•	Various liens with respect to CBRE, Inc (agreement with United Rentals (North America) Inc.) – equipment

•	Lien with respect to CB Richard Ellis, Inc. (agreement with Wells Fargo Financial Leasing, Inc.) – equipment

•	Various liens with respect to CBRE, Inc. (agreement with Wells Fargo Financial Leasing, Inc.) – equipment

•	Lien with respect to CBRE, Inc. (agreement with Wells Fargo Vendor Financial Services, LLC) – equipment

•	Lien with respect to CBRE, Inc. (agreement with U.S. Bank Equipment Finance, a division of the U.S. Bank National Association) – equipment

•	Lien with respect to CBRE, Inc. (agreement with Lease Finance Partners, Inc.) – equipment lease

•	Lien with respect to CBRE, Inc (agreement with Konica Minolta Premier Finance) – equipment

•	Lien with respect to CBRE, Inc (agreement with HYG Financial Services, Inc.) – equipment

•	Lien with respect to CBRE, Inc (agreement with Susquehanna Commercial Finance, Inc.) – equipment

•	Lien with respect to CBRE, Inc (agreement with Mintaka Financial, LLC) – equipment

•	Various liens with respect to CBRE, Inc (agreement with K2 Capital Group LLC) – equipment

CBRE Services, Inc. (f/k/a CB Richard Ellis Services, Inc.)

•	Lien with respect to CBRE Services, Inc. (agreement with Bank of America, N.A) – financial assets, financial instruments and collateral accounts

CBRE Technical Services, LLC

•	Lien with respect to CBRE Technical Services, LLC (agreement with Siemens Financial Services, Inc.) – equipment

CBRE Business Lending, Inc.

•	Lien with respect to CBRE Business Lending, Inc. (agreement with JPMorgan Chase Bank, N.A.) – loans, pledged securities

•	Lien with respect to CBRE Business Lending, Inc. (agreement with TD Bank, N.A.) – loans, pledged securities

CBRE Capital Markets, Inc. (f/k/a CBRE Melody & Company)

•	Various liens with respect to CBRE Capital Markets, Inc. (agreement with JPMorgan Chase Bank, N.A.) – mortgage loans

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with Bank of America, N.A.) – mortgage loans and accounts

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with Capital One, National Association) – mortgage loans and pledged securities

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with JPMorgan Chase Bank, National Association) – receivables

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with Axonic Capital LLC, as Axonic Agent) – mortgage loans

•	Lien with respect to CBRE Capital Markets, Inc. (agreement with TD Bank, N.A.) – mortgage loans and pledged securities